As filed with the Securities and Exchange Commission on June 20, 2023

Registration No. 333-269516

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SINGLEPOINT INC.
(Exact name of registrant as specified in its charter)

Nevada	5960	26-1240905
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

3104 E Camelback Rd #2137

Phoenix, AZ 85016

Telephone: (888) 682-7464

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Ralston

Chief Executive Officer

Singlepoint Inc.

3104 E Camelback Rd #2137

Phoenix, AZ 85016

Telephone: (888) 682-7464

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Stephen E. Older, Esq. David S. Wolpa, Esq. McGuireWoods LLP 1251 Avenue of the Americas, 20th Floor New York, New York 10020 (212) 548-2100	Thomas J. Poletti, Esq. Veronica Lah, Esq. Manatt, Phelps & Phillips, LLP 695 Town Center Drive, 14th Floor Costa Mesa, CA 92646 (714) 371-2500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant files a further amendment that specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, shall have been declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 20, 2023

1,000,000 Shares of Common Stock

Singlepoint Inc., a Nevada corporation (the “Company,” “us,” “we,” or “our”), is offering 1,000,000 shares of common stock, $0.0001 par value per share (“common stock”).

On June 15, 2023, the last reported sale price for our common stock as reported on the OTCQB Marketplace (after giving effect to the reverse stock split (as defined herein)) was $6.00 per share. The actual public offering price per share of common stock in this offering will be determined between us and the underwriters at the time of pricing and may be at a discount to the current market price for our common stock. Therefore, the recent market price used throughout this preliminary prospectus, including as an assumed offering price, may not be indicative of the final offering price.

We applied to list our common stock on the Nasdaq Capital Market under the symbol “SING.” No assurance can be given that our application will be approved or that an active trading market for our shares will develop. This offering will only occur if Nasdaq approves the listing of our common stock. We are a “smaller reporting company” under the federal securities laws and, as such, have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings.

This offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See the risks and uncertainties described under the heading “Risk Factors” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds to us, before expenses	$	$

(1)

Underwriting discounts and commissions do not include the reimbursement of certain expenses of the underwriter we have agreed to pay and certain other compensation. See “Underwriting” for a description of, and additional information regarding, compensation payable to the underwriter.

We have granted a 45-day option to the underwriters to purchase up to an additional 150,000 shares of common stock at the public offering price per share, less the underwriting discounts payable by us, to cover over-allotments, if any.  The underwriters expect to deliver the securities against payment to the investors in this offering on or about                   , 2023.

Book-Running Manager

ALEXANDER CAPITAL, L.P.

The date of this Prospectus is            , 2023

We have prepared this prospectus as part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) for our offering of securities. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with additional information described below under “Additional Information.”

This prospectus is not an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. You should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us or on our behalf. Neither we nor any underwriters have authorized any other person to provide you with any information different from that contained in this prospectus or information furnished by us upon request as described herein. The information contained in this prospectus is complete and accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or sale of our shares. This prospectus contains summaries of certain other documents, which summaries contain all material terms of the relevant documents and are believed to be accurate, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. Such information necessarily incorporates significant assumptions, as well as factual matters. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

Through and including                           , 2023 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

In this prospectus, “Singlepoint,” the “Company,” “we,” “us,” and “our” refer to Singlepoint Inc., a Nevada corporation, and the Company’s subsidiaries.

i

CAUTIONARY NOTE REGARDING

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in or implied by the forward-looking statements we make. Factors that could cause such differences include, but are not limited to:

•	even if this offering is successful, if we do not obtain adequate capital funding or improve our financial performance, we may not be able to continue as a going concern;

•	we have a holding company ownership structure and will depend on distributions from our majority-owned and/or controlled operating subsidiaries to meet our obligations;

•

we have made and expect to continue to make acquisitions as a primary component of our growth strategy, however, we may not be able to identify suitable acquisition candidates or consummate acquisitions on acceptable terms;

•	we may be unable to successfully integrate acquisitions, which may adversely impact our operations;

•	the rapidly evolving and competitive nature of the solar industry makes it difficult to evaluate our future prospects;

•

an increase in interest rates or tightening of the supply of capital in the global financial markets could make it difficult for end-users to finance the cost of a solar PV system and could reduce the demand for smart energy products and thus demand for our products;

•

the market for our products is highly competitive and we expect to face increased competition as new and existing competitors introduce power optimizers, inverters, solar photovoltaic (“PV”) system monitoring and other smart energy products, which could negatively affect our results of operations and market share;

•

existing electric utility industry regulations, and changes to regulations, may present technical, regulatory, and economic barriers to the purchase and use of solar PV systems that may significantly reduce demand for our products or harm our ability to compete;

•	our management will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully;

•	an active, liquid, and orderly market for our common stock may not develop;

•

because we initially became a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms; and

•	if listed, we may not be able to satisfy listing requirements of Nasdaq to maintain a listing of our common stock.

We have included important cautionary statements in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we have filed as exhibits to this registration statement of which this prospectus forms a part with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

ii

PROSPECTUS SUMMARY

The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common shares. All dollar amounts refer to United States dollars unless otherwise indicated. This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our fiscal years ended December 31, 2022 and 2021 are sometimes referred to herein as fiscal years 2022 and 2021, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”.

           We plan to effect a 1-for-300 reverse stock split of our outstanding common stock prior to the effectiveness of the registration statement of which this prospectus forms a part (the “reverse stock split”). No fractional shares will be issued in connection with the reverse stock split and all such fractional interests will be rounded up to the nearest whole number of shares of common stock. The conversion and/or exercise prices of our issued and outstanding convertible securities, including shares issuable upon exercise of outstanding stock options and warrants will be adjusted accordingly. Unless otherwise indicated, all share amounts and per share amounts set forth in this prospectus, as well as any corresponding exercise price data, assume the reverse stock split.

Our Company

Singlepoint Inc. (“we,” “us,” “our,” “Singlepoint” or “the Company”) is a diversified holding company principally engaged through its subsidiaries in providing renewable energy solutions and energy-efficient applications to drive better health and living. Our primary focus is sustainability by providing an integrated solar energy solution for our customers and clean environment solutions through our air purification business. We conduct our solar operations through our subsidiary, The Boston Solar Company LLC (“Boston Solar”), in which we hold an 80.1% equity interest.

We conduct our air purification operations through Box Pure Air, LLC (“Box Pure Air”), in which we hold a 51% equity interest.

We also have ownership interests outside of our primary solar and air purification businesses. We consider these subsidiaries to be noncore businesses of ours. These noncore businesses are:

•

Discount Indoor Garden Supply, Inc. (“DIGS”), in which we hold a 90% equity interest and which provides products and services within the agricultural industry designed to improve yields and efficiencies;

•	EnergyWyze LLC (“EnergyWyze”), a wholly owned subsidiary and which is a digital and direct marketing firm focused on customer lead generation in the solar energy industry;

•	ShieldSaver, LLC (“ShieldSaver”), in which we hold a 51% equity interest and which focuses on efficiently tracking records of vehicle repairs; and

•

Singlepoint Direct Solar, LLC (“Direct Solar America”), in which we hold a 51% equity interest and which works with homeowners and small commercial business to provide solar, battery backup and electric vehicle (“EV”) chargers at their location(s).

1

We built and plan to continue to build our portfolio through organic growth, synergistic acquisitions, products, and partnerships. We generally acquire majority and/or control stakes in innovative and promising businesses that are expected to appreciate in value over time. We are particularly focused on businesses where our engagement will be potentially significant for that entity’s growth prospects. We strive to create long-term value for our stockholders by helping our subsidiary companies to increase their market penetration, grow revenue and improve operating margins and cash flow. Our emphasis is on building businesses in industries where our management team has in-depth knowledge and experience, or where our management can provide value by advising on new markets and expansion.

Our Core Businesses

Solar Operations

Boston Solar.  Boston Solar is dedicated to providing superior products, exceptional customer service, and high quality workmanship in residential, commercial and industrial installations. Boston Solar has installed more than 5,000 residential and commercial solar systems powering thousands of homes and businesses in New England (predominantly in Massachusetts) since its founding in 2011. It has been honored with the 2020 Guildmaster Award from GuildQuality for demonstrating exceptional customer service within the residential construction industry. For five consecutive years, Boston Solar has been recognized as a Top Solar Contractor by Solar Power World magazine. Boston Solar has also made Boston Business Journal’s “Largest Clean Energy Companies in Massachusetts” List. Boston Solar is a member of Solar Energy Business Association of New England (SEBANE). We acquired 80.1% of Boston Solar on April 21, 2022. Boston Solar is headquartered in Massachusetts. The Company is continually analyzing strategies for Boston Solar to optimize growth, synergies and operational efficiencies within the region serviced by Boston Solar.

 Air Purification Operations

Box Pure Air.  Box Pure Air is a distributor of industrial grade high-efficiency air purification products designed and manufactured for schools and commercial buildings. The company is pursuing additional products to leverage its sales network that are designed to increase safety and security in these locations. Box Pure Air strives to help businesses and consumers create a safe and healthy environment. The products we sell are engineered and designed to exceed the national standards of indoor air quality by following CDC requirements for air ventilation utilizing HEPA certified filters and incorporating proven antimicrobial technologies. Box Pure Air primarily sells and distributes AirBox Air Purifier product line (“Airbox”), an industrial and commercial grade suite of products developed by clean-room technologists that are primarily hand-built in the United States. The Airbox line products combine high-proficiency air filtration with clean-lined, modern design and style. The Airbox purifier delivers commercial grade clean air technology to keep employees, customers and clients safe and healthy in high-traffic locations by improving and enhancing indoor air quality. Box Pure Air has exclusive distribution rights for Airbox in the following areas: Raleigh, North Carolina (and its surrounding areas), Saint Augustine, Florida and the southern region of Florida, as well as the entirety of the states of Arizona, Washington and Oregon. Box Pure Air is permitted to distribute Airbox in Texas and California. We acquired 51% of the outstanding interests in Box Pure Air in February 2021. Box Pure Air is headquartered in South Carolina.

Our Market Opportunity

In each of our businesses, we focus on solid, growing markets and capitalize on positive demographic and market trends. In our solar energy business, we intend to develop a vertically integrated solar energy business with nationwide geographical coverage. We believe these initiatives have the opportunity to increase market share, diversify geographical revenue streams, incorporate best practices across our portfolio, and provide increased cost savings by providing both purchasing power and lower general administrative cost across our solar energy operating businesses.

Our clean environment business was implemented in response to demand due to COVID-19 and effects of global pollution, to provide mobile air purification technology in closed environments that are unable to implement such technology on an attractive cost basis. We are being increasingly called upon to provide services to help prevent the spreading of airborne diseases and toxins, thereby improving the environmental quality, health and wellness of our end users who include students, first responders, professionals returning to offices and others.

2

Our Growth Strategy and Competitive Advantages

Our goal is to develop or acquire ownership interests in companies that possess high-growth potential, and to provide those companies with management services that will help them grow. We believe that we can build a brand that is synonymous with integrity, strong corporate governance and transparency with an emphasis on social responsibility. Key elements of our growth strategy and competitive advantages include:

•

Accretive acquisitions and strategic relationships at each level of our company. We intend to continue to pursue acquisitions that consolidate market share, expand our geographical footprint and further our position as a participant in each of our principal businesses. We seek to identify and partner with companies with complementary technology and where our existing business extension opportunities could be commercially beneficial to them.

•

Diverse and competitive positioning of our companies. Our principal businesses operate in highly competitive but diverse markets which we believe balances the risk profile of our company. We believe the diverse and competitive positioning in these markets of our companies serves as a competitive strength.

•

Central management support for all companies. Our “hands-on” management team provides centralized management oversight across our principal businesses. We believe we can improve the margins by controlling costs at our businesses as we centralize business practices in functional areas including financing, accounting, human resources, back-office administration, information technology and risk management. These margin improvements can be accomplished through leveraging our centralized capital and management capabilities to allow our businesses to better focus their efforts on revenue generation and product enhancement. In addition, we seek to increase revenue for each of our majority-owned and/or wholly-owned operating subsidiaries by cross-selling the complementary technical services and distribution network of each company.

Summary Risk Factors

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the section of this prospectus titled “Risk Factors.” Risks include, among others, the following:

•	even if this offering is successful, if we do not obtain adequate capital funding or improve our financial performance, we may not be able to continue as a going concern;

•	we have a holding company ownership structure and will depend on distributions from our majority-owned and/or controlled operating subsidiaries to meet our obligations;

•

we have made and expect to continue to make acquisitions as a primary component of our growth strategy, however, we may not be able to identify suitable acquisition candidates or consummate acquisitions on acceptable terms;

•	we may be unable to successfully integrate acquisitions, which may adversely impact our operations;

•	the rapidly evolving and competitive nature of the solar industry makes it difficult to evaluate our future prospects;

•

an increase in interest rates or tightening of the supply of capital in the global financial markets could make it difficult for end-users to finance the cost of a solar PV system and could reduce the demand for smart energy products and thus demand for our products;

3

•

the market for our products is highly competitive and we expect to face increased competition as new and existing competitors introduce power optimizers, inverters, solar PV system monitoring and other smart energy products, which could negatively affect our results of operations and market share;

•

existing electric utility industry regulations, and changes to regulations, may present technical, regulatory, and economic barriers to the purchase and use of solar PV systems that may significantly reduce demand for our products or harm our ability to compete;

•	our management will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully;

•	an active, liquid, and orderly market for our common stock may not develop;

•

because we initially became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms; and

•	if listed, we may not be able to satisfy listing requirements of Nasdaq to maintain a listing of our common stock.

Recent Developments

                On or about April 17, 2023, shareholders owning 79,763,999 shares of Class A Preferred stock, representing all outstanding shares of the class, agreed to convert these shares into 1,595,279,980 shares (or approximately 5,317,600 shares after giving effect to the reverse stock split) of common stock at a conversion ratio of 20:1. There are currently no shares of Class A Preferred stock outstanding.

Additionally, the Company expects to enter into transactions with the holders of the Company’s outstanding shares of Class D preferred stock and Class E preferred stock under which such holders will agree to convert all their shares into common stock as of the effective date of the registration statement of which this prospectus forms a part. As a result of the proposed conversions, upon consummation of the offering, the Company will issue approximately 6,379,633 shares of its common stock, and as a result, no shares of preferred stock of any class will remain outstanding. Additionally, the Company expects to enter into transactions with the holders of certain of its outstanding indebtedness under which such holders will agree to convert the notes evidencing such indebtedness into shares of the Company’s common stock as of the effective date of the registration statement of which this prospectus forms a part. As a result of these conversions, the Company will issue approximately 2,131,132 shares of the Company’s common stock and this indebtedness will no longer remain outstanding. The Company will have one remaining unsecured promissory note outstanding on a fixed amortization schedule.

Corporate History and Information

Singlepoint Inc. was originally incorporated in the State of Nevada in 2007 as Carbon Credit Credits International, Inc., a company engaged in the business of marketing, and distributing power-saving devices manufactured by a Malaysian corporation, which was spun off from Carbon Credits Industries Inc., its former parent, in October 2007. In December 2011, the Company entered into a merger agreement with Lifestyle Wireless, Inc., with the Company remaining as the surviving company. On July 1, 2013, the Company changed its name to Singlepoint Inc.

The Company originally became subject to the reporting requirements of the securities laws in 2008, and subsequently suspended its reporting obligations in 2010. The Company again became subject to the reporting requirements of the securities laws in 2018.

In May 2019, we established a subsidiary, Singlepoint Direct Solar LLC (“Direct Solar America”), as we completed the acquisition of certain assets of Direct Solar LLC and AI Live Transfers LLC. The Company owns 51% of the membership interests of Direct Solar America.

4

In January 2021, we acquired EnergyWyze a national digital and direct marketing firm focused on customer lead generation in the solar energy industry.

In February 2021, we purchased 51% ownership of Box Pure Air, a distributor of industrial grade high-efficiency air purification products designed and manufactured for commercial locations.

On April 21, 2022 the Company purchased an aggregate of 80.1% of the outstanding membership interests of Boston Solar.

Our principal offices are located at 3104 E Camelback Rd #2137, Phoenix, AZ 85016, telephone: (888) 682-7464. Our corporate website address is located at www.singlepoint.com. The information on or accessed through our website is not incorporated in this prospectus or the registration statement of which this prospectus forms a part.

Implications of being a Smaller Reporting Company

We are a smaller reporting company as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation and, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

5

THE OFFERING

Issuer:	Singlepoint Inc., a Nevada corporation
Offered Securities:	shares of common stock.
Offering Price per Share:	$ per share.
Over-Allotment Option:

We have granted the underwriters a 45-day option to purchase up to an additional 150,000 shares of common stock at the public offering price, less, in each case, underwriting discounts and commissions, on the same terms as set forth in this prospectus, solely to cover over-allotments, if any.

Proposed Nasdaq Capital Market trading symbol:	“SING”
Common Stock Outstanding Before Offering (1):	9,577,092 shares
Common Stock Outstanding After Offering (1):	10,577,092 shares, or 10,727,092 shares if the underwriters exercise their over-allotment option in full.
Use of Proceeds:

We estimate that we will receive net proceeds from this offering of approximately $4,900,000, or approximately $5,725,615 if the underwriters exercise the over-allotment option in full, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for general corporate purposes and to repay up to $500,000 of our indebtedness. See the section of this prospectus titled “Use of Proceeds.”

Lock-Up Agreements:

Our executive officers and directors and certain holder of 5% or more of the outstanding shares of common stock of the Company have agreed with the underwriters not to sell, transfer or dispose of any shares or similar securities for 45 days following the effective date of the registration statement for this offering. For additional information regarding our arrangement with the underwriters, please see the section of this prospectus titled “Underwriting.”

Reverse Split:

On July 5, 2022, we received the approval of the requisite number of holders of the shares of our common stock to amend our certificate of incorporation to effect a reverse split of the shares of our common stock at a ratio of up to 1-for-100. Additionally, on April 6, 2023, we received the approval of the requisite number of holders of the shares of our common stock to amend our certificate of incorporation to effect a reverse split of the shares of our common stock at a ratio of up to 1-for-750 (or any number in between), with the exact ratio to be set within such range in the discretion of our board of directors without further approval or authorization of our stockholders, with our board of directors having the ultimate discretion as to whether or not to proceed with the reverse split. Our board of directors expects to effect, at least five trading days prior to the closing of this offering, a reverse split on a 1-for-300 basis.

Risk Factors:

An investment in our securities involves a high degree of risk. You should read this prospectus carefully, including the section titled “Risk Factors” and the consolidated financial statements and the related notes to those statements included in this prospectus, before deciding to invest in our securities.

6

Underwriter Warrants:

The registration statement of which this prospectus is a part also registers the offer and sale of 20,000 shares (23,000 shares if the underwriter exercises the overallotment option in full) of our common stock issuable upon exercise of warrants we will issue to the underwriters as a portion of the underwriting compensation payable to the underwriters in connection with this offering. The warrants, subject to a 180-days lock-up restriction, will be exercisable for a five-year period commencing on the date of commencement of sales of securities under the registration statement of which this prospectus is a part at an exercise price equal to 130% of the public offering price per share. See the section of this prospectus titled “Underwriting — Underwriter Warrants” for a description of these warrants.

(1) The number of shares of our common stock to be outstanding immediately following this offering is based on 9,577,092 shares outstanding as of June 8, 2023. Unless we indicate otherwise or the context otherwise requires, all information in this prospectus:

•	assumes no exercise by the underwriters of their over-allotment option to purchase up to 150,000 additional shares of common stock;

•	assumes no exercise of the underwriters’ warrants to be issued upon consummation of this offering at an exercise price equal to 130% of the offering price of the common stock;

•	excludes 13,763 shares of common stock issuable upon the exercise of outstanding warrants at a weighted exercise price of $0.11 per share;

•	excludes 4,444 shares of common stock reserved for future issuance pursuant to our 2019 Equity Incentive Plan;

•	assumes the conversions of all our Preferred Stock, our convertible notes and certain of our other indebtedness has been effectuated, as further described elsewhere in this prospectus; and

•	assumes the reverse stock split has been effectuated prior to the effective date of the registration statement of which this prospectus forms a part.

7

RISK FACTORS

Risks Related to Our Business

We have had a history of losses and may incur future losses, which may prevent us from attaining profitability.

We have incurred significant net losses since inception. Our net loss was approximately $2.4 million for the three months ended March 31, 2023 and approximately $8.9 million and $5.4 million for the years ended December 31, 2022 and 2021, respectively. As of March 31, 2023, we had an accumulated deficit of $97.5 million. We may continue to incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications, delays, and other unknown events.

We anticipate that our operating expenses will increase substantially in the foreseeable future as we undertake the acquisition and integration of additional entities, incur expenses associated with maintaining compliance as a public company, and increase marketing and sales efforts to increase our customer base. These increased expenditures may make it more difficult to achieve and maintain profitability. In addition, our efforts to grow our business may be more expensive than we expect, and we may not be able to generate sufficient revenue to offset increased operating expenses. If we are required to reduce our expenses, our growth strategy could be materially affected. We will need to generate and sustain significant revenue levels in future periods in order to become profitable, and, even if we do, we may not be able to maintain or increase our level of profitability.

Accordingly, we cannot assure you that we will achieve sustainable operating profits as we continue to expand our product offerings and infrastructure, further develop our marketing efforts, and otherwise implement our growth initiatives. Any failure to achieve and maintain profitability would have a materially adverse effect on our ability to implement our business plan, our results and operations, and our financial condition.

Even if this offering is successful, if we do not obtain adequate capital funding or improve our financial performance, we may not be able to continue as a going concern.

We have incurred a net loss in each year since our inception and expect to incur losses in future periods as we continue to increase our expenses in order to grow our business. These factors raise substantial doubt about our Company’s ability to continue as a going concern. If we are unable to obtain adequate funding or if we are unable to grow our revenue substantially to achieve and sustain profitability, we may not be able to continue as a going concern. The report of our independent registered public accounting firm for the year ended December 31, 2022 included herein contains an explanatory paragraph indicating that there is substantial doubt as to our ability to continue as a going concern as a result of recurring losses from operations.

If we are unable to raise additional capital when required or on acceptable terms, we will be required to significantly delay, scale back or restrict our operations or obtain funds by entering into agreements on unattractive terms, which would likely have a material adverse effect on our business, stock price and our relationships with third parties with whom we have business relationships, at least until additional funding is obtained. If we do not have sufficient funds to continue operations, we could be required to seek bankruptcy protection or other alternatives that would likely result in our stockholders losing some or all of their investment in us. In addition, our ability to achieve profitability or to respond to competitive pressures would be significantly limited.

The amount and timing of our future funding requirements depends on many factors, including

•	the timing and cost of potential future acquisitions;

•	integration of the businesses that we have acquired or may acquire in the future; and

•	the hiring of additional management and other personnel as we continue to grow; and

8

We cannot be certain that additional funding will be available on acceptable terms, or at all. In addition, we have in the past and may in the future be restricted or limited by the terms of the credit facilities governing our indebtedness on our ability to enter into additional indebtedness and any future debt financing based upon covenants that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, redeem our stock, make certain investments and engage in certain merger, consolidation or asset sale transactions.

We and our subsidiaries have limited operating histories and therefore we cannot ensure the long-term successful operation of our business or the execution of our growth strategy.

Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by growing companies in new and rapidly evolving markets. We may meet many challenges including:

•	establishing and maintaining broad market acceptance of our products and services and converting that acceptance into direct and indirect sources of revenue;

•	timely and successfully developing new products and services and increasing the features of existing products and services;

•	developing products and services that result in high degrees of customer satisfaction and high levels of customer usage;

•	successfully responding to competition, including competition from emerging technologies and solutions;

•	developing and maintaining strategic relationships to enhance the distribution, features, content and utility of our products and services; and

•	identifying, attracting and retaining talented technical and sales services staff at reasonable market compensation rates in the markets in which we operate.

Our growth strategy may be unsuccessful and we may be unable to address the risks we face in a cost-effective manner, if at all. If we are unable to successfully address these risks, our business, operating results and financial condition could be materially and adversely affected.

We have a holding company ownership structure and will depend on distributions from our majority-owned and/or controlled operating subsidiaries to meet our obligations. Contractual or legal restrictions applicable to our subsidiaries could limit payments or distributions from them.

We are a holding company and derive all of our operating income from, and hold substantially all of our assets through, our subsidiaries. The effect of this structure is that we will depend on the earnings of our subsidiaries, and the payment or other distributions to us of these earnings, to meet our obligations and make capital expenditures. Provisions of U.S. corporate and tax law, like those requiring that dividends are paid only out of surplus, and provisions of any future indebtedness may limit the ability of our subsidiaries to make payments or other distributions to us. Additionally, in the event of the liquidation, dissolution or winding up of any of our subsidiaries, creditors of that subsidiary (including trade creditors) will generally be entitled to payment from the assets of that subsidiary before those assets can be distributed to us.

9

We have made and expect to continue to make acquisitions as a primary component of our growth strategy. We may not be able to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, or at all, which could disrupt our operations and adversely impact our business and operating results.

A primary component of our growth strategy has been to acquire complementary businesses to grow our company. We intend to continue to pursue acquisitions of complementary technologies, products and businesses as a primary component of our growth strategy to expand our operations and customer base and provide access to new markets and increase benefits of scale. Acquisitions involve certain known and unknown risks that could cause our actual growth or operating results to differ from our expectations. For example:

•	we may not be able to identify suitable acquisition candidates or to consummate acquisitions on acceptable terms;

•	we may pursue international acquisitions, which inherently pose more risks than domestic acquisitions;

•	we compete with others to acquire complementary products, technologies and businesses, which may result in decreased availability of, or increased price for, suitable acquisition candidates;

•	we may not be able to obtain the necessary financing, on favorable terms or at all, to finance any or all of our potential acquisitions; and

•	we may ultimately fail to consummate an acquisition even if we announce that we plan to acquire a technology, product or business.

Our ability to acquire additional businesses may require issuances of our common stock and/or debt financing that we may be unable to obtain on acceptable terms.

The timing, size and success of our acquisition efforts and the associated capital commitments cannot be readily predicted. We intend to use our common stock, cash, debt and borrowings under our credit facility, if necessary, as consideration for future acquisitions of companies. The issuance of additional common stock in connection with future acquisitions may be dilutive to holders of shares of common stock issued in this offering. In addition, if our common stock does not maintain a sufficient market value or potential acquisition candidates are unwilling to accept common stock as part of the consideration for the sale of their businesses, we may be required to use more of our cash resources, including obtaining additional capital through debt financing. However, there can be no assurance that we will be able to obtain financing if and when it is needed or that it will be available on terms that we deem acceptable. If we are unable to raise capital when needed or on attractive terms, we would be forced to delay, reduce or eliminate some or all of our research and development programs or commercialization efforts. As a result, we may be unable to pursue our acquisition strategy successfully, which may prevent us from achieving our growth objectives.

We may be unable to successfully integrate acquisitions, which may adversely impact our operations.

Acquired technologies, products or businesses may not perform as we expect and we may fail to realize anticipated revenue and profits. In addition, our acquisition strategy may divert management’s attention away from our existing business, resulting in the loss of key customers or employees, and expose us to unanticipated problems or legal liabilities, including responsibility as a successor for undisclosed or contingent liabilities of acquired businesses or assets.

If we fail to conduct due diligence on our potential targets effectively, we may, for example, not identify problems at target companies or fail to recognize incompatibilities or other obstacles to successful integration. Our inability to successfully integrate future acquisitions could impede us from realizing all of the benefits of those acquisitions and could severely weaken our business operations. The integration process may disrupt our business and, if new technologies, products or businesses are not implemented effectively, may preclude the realization of the full benefits expected by us and could harm our results of operations. In addition, the overall integration of new technologies, products or businesses may result in unanticipated problems, expenses, liabilities and competitive responses. The difficulties integrating an acquisition include, among other things:

•	issues in integrating the target company’s technologies, products or businesses with ours;

•	incompatibility of marketing and administration methods;

•	maintaining employee morale and retaining key employees;

10

•	integrating the cultures of our companies;

•	preserving important strategic customer relationships;

•	consolidating corporate and administrative infrastructures and eliminating duplicative operations; and

•	coordinating and integrating geographically separate organizations.

In addition, even if the operations of an acquisition are integrated successfully, we may not realize the full benefits of the acquisition, including the synergies, cost savings or growth opportunities, that we expect. These benefits may not be achieved within the anticipated time frame, or at all.

Acquisitions which we complete may have an adverse impact on our results of operations.

Acquisitions may cause us to:

•	issue common stock that would dilute our current stockholders’ ownership percentage;

•	use a substantial portion of our cash resources;

•	increase our interest expense, leverage and debt service requirements if we incur additional debt to pay for an acquisition;

•

assume liabilities for which we do not have indemnification from the former owners; further, indemnification obligations may be subject to dispute or concerns regarding the creditworthiness of the former owners;

•	record goodwill and non-amortizable intangible assets that are subject to impairment testing and potential impairment charges;

•	experience volatility in earnings due to changes in contingent consideration related to acquisition earn-out liability estimates;

•	incur amortization expenses related to certain intangible assets;

•	lose existing or potential contracts as a result of conflict-of-interest issues;

•	become subject to adverse tax consequences or deferred compensation charges;

•	incur large and immediate write-offs; or

•	become subject to litigation.

The occurrence of any or all of the above risks could materially and adversely affect our business, operating results and financial condition.

11

We may be subject to claims arising from the operations of our various businesses for periods prior to the dates we acquired them.

We may be subject to claims or liabilities arising from the ownership or operation of acquired businesses for the periods prior to our acquisition of them, including environmental, warranty, workers’ compensation and other employee-related and other liabilities and claims not covered by insurance. These claims or liabilities could be significant. Our ability to seek indemnification from the former owners of our acquired businesses for these claims or liabilities may be limited by various factors, including the specific time, monetary or other limitations contained in the respective acquisition agreements and the financial ability of the former owners to satisfy our indemnification claims. In addition, insurance companies may be unwilling to cover claims that have arisen from acquired businesses or locations, or claims may exceed the coverage limits that our acquired businesses had in effect prior to the date of acquisition. If we are unable to successfully obtain insurance coverage of third-party claims or enforce our indemnification rights against the former owners, or if the former owners are unable to satisfy their obligations for any reason, including because of their current financial position, we could be held liable for the costs or obligations associated with such claims or liabilities, which could adversely affect our financial condition and results of operations.

Our resources may not be sufficient to manage our expected growth; failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our anticipated future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our technical, accounting, finance, marketing and sales. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. There may be greater strain on our systems as we acquire new businesses, requiring us to devote significant management time and expense to the ongoing integration and alignment of management, systems, controls and marketing. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to design and produce our products and services or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially and adversely affected.

The rapidly evolving and competitive nature of the solar industry makes it difficult to evaluate our future prospects.

The rapidly evolving and competitive nature of the solar industry makes it difficult to evaluate our current business and future prospects. The solar industry is an evolving industry that has experienced substantial changes in recent years, and we cannot be certain that consumers, businesses or utilities will adopt solar PV systems as an alternative energy source at levels sufficient to grow our business. In addition, we have limited insight into emerging trends that may adversely affect our business, financial condition, results of operations and prospects. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries, including unpredictable and volatile revenues and increased expenses as our business continues to grow. If demand for solar energy solutions does not continue to grow or grows at a slower rate than anticipated, our business and results of operations will suffer. The viability and demand for our products, may be affected by many factors beyond our control, including:

•	cost competitiveness, reliability and performance of solar PV systems compared to conventional and non-solar renewable energy sources and products;

•	competing new technologies at more competitive prices than those we offer for our products;

•	availability and amount of government subsidies and incentives to support the development and deployment of solar energy solutions;

•	the extent of deregulation in the electric power industry and broader energy industries to permit broader adoption of solar electricity generation;

12

•	prices of traditional carbon-based energy sources;

•	levels of investment by end-users of solar energy products, which tend to decrease when economic growth slows; and

•	the emergence, continuance or success of, or increased government support for, other alternative energy generation technologies and products.

We depend upon a limited number of outside contract manufacturers, and our operations could be disrupted if our relationships with these contract manufacturers are compromised.

We do not have internal manufacturing capabilities, and currently rely on contract manufacturers to build all of our products. Our reliance on a limited number of contract manufacturers makes us vulnerable to possible capacity constraints and reduced control over component availability, delivery schedules, manufacturing yields and costs. We do not currently have long-term supply contracts with our contract manufacturers and they are not obligated to supply products to us for any period, in any specified quantity or at any certain price beyond the single delivery contemplated by the relevant purchase order. While we may enter into long-term master supply agreements with our contract manufacturers in the future as the volume of our business grows in a way that makes these arrangements economically feasible, we may not be successful in negotiating such agreements on favorable terms or at all. If we do enter into such long-term master supply agreements, or enter into such agreements on less favorable terms than we currently have with such manufacturers, we could be subject to binding long-term purchase obligations that may be harmful to our business, including in the event that we do not have the customer demand necessary to utilize the products that we are required to purchase. Any change in our relationships with our contract manufacturers or changes to contractual terms of our agreements with them could adversely affect our financial condition and results of operations.

The revenue that certain of our contract manufacturers generate from our orders represents a relatively small percentage of their overall revenue. As a result, fulfilling our orders may not be considered a priority in the event of constrained ability to fulfill all of their customer obligations in a timely manner. In addition, some of the facilities in which our products are manufactured are located outside of the United States. Our use of international facilities may increase supply risk, including the risk of supply interruptions or reductions in manufacturing quality or controls.

We may be negatively impacted by the deterioration in financial conditions of our limited number of contract manufacturers. If any of our contract manufacturers were unable or unwilling to manufacture the components that we require for our products in sufficient volumes, at high-quality levels, on a timely basis and pursuant to existing supply agreement terms, due to financial conditions or otherwise, we would have to identify, qualify and select acceptable alternative contract manufacturers. An alternative contract manufacturer may not be available to us when needed or may not be in a position to satisfy our quality or production requirements on commercially reasonable terms, including price and timing. Any significant interruption or delays in manufacturing would require us to reduce or delay our supply of products to our customers or increase our shipping costs to make up for delays in manufacturing, if possible, which in turn could reduce our revenue, cause us to incur delay liquidated damages or other liabilities to our customers, harm our relationships with our customers, damage our reputation or cause us to forego potential revenue opportunities. While we may have contractual remedies against our contract manufacturers for the supply chain malfunctions noted above to support any liabilities to our customers, such remedies may not be sufficient in scope, we may not be able to effectively enforce such remedies and we may incur significant costs in enforcing such remedies.

13

Risks Related to Our Markets and Customers

A drop in the retail price of electricity derived from the utility grid or from alternative energy sources may harm our business, financial condition, results of operations and prospects.

Decreases in the retail prices of electricity from the utility grid, or other renewable energy resources, would make the purchase of solar PV systems less economically attractive and would likely lower sales of our products. The price of electricity derived from the utility grid could decrease as a result of:

•	construction of a significant number of new power generation plants, including plants utilizing natural gas, nuclear, coal, renewable energy or other generation technologies;

•	relief of transmission constraints that enable local centers to generate energy less expensively;

•	reductions in the price of natural gas, or alternative energy resources other than solar;

•	utility rate adjustment and customer class cost reallocation;

•	energy conservation technologies and public initiatives to reduce electricity consumption;

•	development of smart-grid technologies that lower the peak energy requirements of a utility generation facility;

•	development of new or lower-cost energy storage technologies that have the ability to reduce a customer’s average cost of electricity by shifting load to off-peak times; and

•	development of new energy generation technologies that provide less expensive energy.

Moreover, technological developments in the solar components industry could allow our competitors and their customers to offer electricity at costs lower than those that can be offered by us to our customers, which could result in reduced demand for our products. If the cost of electricity generated by solar PV installations incorporating our systems is high relative to the cost of electricity from other sources, our business, financial condition and results of operations may be harmed. Any failure by us to adopt new or enhanced technologies or processes, or to react to changes in existing technologies, could result in product obsolescence, the loss of competitiveness of our products, decreased revenue and a loss of market share to competitors.

An increase in interest rates or tightening of the supply of capital in the global financial markets could make it difficult for end-users to finance the cost of a solar PV system and could reduce the demand for smart energy products and thus demand for our products.

Many end-users depend on financing to fund the initial capital expenditure required to develop, build or purchase a solar PV system. As a result, an increase in interest rates or a reduction in the supply of project debt financing or tax equity investments, could reduce the number of solar projects that receive financing or otherwise make it difficult for our customers or the end-users to secure the financing necessary to develop, build, purchase, or install a solar PV system on favorable terms, or at all, and thus lower demand for our products which could limit our growth or reduce our net sales. In addition, we believe that a significant percentage of end-users install solar PV systems as an investment, funding the initial capital expenditure through financing. Recent increases in interest rates could lower such end-user’s return on investment on a solar PV system, increase equity return requirements or make alternative investments more attractive relative to solar PV systems, and, in each case, could cause such end-users to seek alternative investments. Furthermore, current uncertainty in the economy due to the lingering effects of the COVID-19 pandemic, inflation, increases in interest rates and Russia’s invasion of Ukraine may detrimentally influence the end-users willingness to invest in solar PV systems, both due to end-users’ economic uncertainty as well as the market’s unwillingness to extend favorable financial terms to the end-users.

14

The market for our products is highly competitive and we expect to face increased competition as new and existing competitors introduce power optimizers, inverters, solar PV system monitoring and other smart energy products, which could negatively affect our results of operations and market share.

The market for solar PV and air purification solutions is highly competitive and could remain that way for an extended period of time. An increased global supply of PV modules has caused and may cause structural imbalances in which global PV module supply exceeds demand. We expect competition to intensify as new and existing competitors enter the market. In addition, there are several new entrants that are proposing solutions to the rapid shutdown functionality which has become a regulatory requirement for PV rooftop solar systems in the United States. If these new technologies are successful in offering a price competitive and technologically attractive solution to the residential solar PV market, this could make it more difficult for us to maintain market share and our business, financial condition and results of operations could be adversely affected.

Several of our existing and potential competitors have the financial resources to offer competitive products at aggressive or below-market pricing levels, which could cause us to lose sales or market share or require us to lower prices for our products in order to compete effectively. If we have to reduce our prices by more than we anticipated, or if we are unable to offset any future reductions in our average selling prices by increasing our sales volume, reducing our costs and expenses or introducing new products, our revenues and gross profit would suffer.

In addition, competitors may be able to develop new products more quickly than us, may partner with other competitors to provide combined technologies and competing solutions and may be able to develop products that are more reliable or that provide more functionality than ours.

The solar industry has historically been cyclical and experienced periodic downturns.

Our future success partly depends on continued demand for solar PV systems in the end-markets we serve. The solar industry has historically been cyclical and has experienced periodic downturns which may affect demand for our products. Additionally, PV solar and related technologies may not be suitable for continued adoption at economically attractive rates of return. Sufficient additional demand for solar modules and related technologies may not develop or may take longer to develop than we anticipate, causing our net sales and profit to flatten or decline and threatening our ability to sustain profitability.

The solar industry has undergone challenging business conditions in past years, including downward pricing pressure for PV modules, mainly as a result of overproduction, and reductions in applicable governmental subsidies, contributing to demand decreases. Therefore, there is no assurance that the solar industry will not suffer significant downturns in the future, which will adversely affect demand for our solar products and our results of operations.

Defects or performance problems in our products could result in loss of customers, reputational damage and decreased revenue, and we may face warranty, indemnity and product liability claims arising from defective products.

Although our products meet our stringent quality requirements, they may contain undetected errors or defects, especially when first introduced or when new generations are released. Errors, defects or poor performance can arise due to design flaws, defects in raw materials or components or manufacturing difficulties, which can affect both the quality and the yield of the product. Any actual or perceived errors, defects, or poor performance in our products could result in the replacement or recall of our products or components thereof, shipment delays, rejection of our products, damage to our reputation, lost revenue, diversion of our personnel from our product development efforts, and increases in customer service and support costs, all of which could have a material adverse effect on our business, financial condition, and results of operations.

Furthermore, defective components may give rise to warranty, indemnity or product liability claims against us that exceed any revenue or profit we receive from the affected products. Our limited warranties cover defects in materials and workmanship of our products under normal use and service conditions, therefore, we bear the risk of warranty claims long after we have sold products and recognized revenue. While we do have accrued reserves for warranty claims, our estimated warranty costs for previously sold products may change to the extent future products are not compatible with earlier generation products under warranty. Our warranty accruals are based on our assumptions and we do not have a long history of making such assumptions. As a result, these assumptions could prove to be materially different from the actual performance of our systems, causing us to incur substantial unanticipated expenses to repair or replace defective products in the future or to compensate customers for defective products. Our failure to accurately predict future claims could result in unexpected volatility in, and have a material adverse effect on, our financial condition.

15

If one of our products were to cause injury to someone or cause property damage, then we could be exposed to product liability claims and lawsuits which could result in significant costs and liabilities if damages are awarded against us. Further, any product liability claim we face could be expensive to defend and could divert management’s attention. The successful assertion of a product liability claim against us could result in potentially significant monetary damages, penalties or fines, subject us to adverse publicity, damage our reputation and competitive position, and adversely affect sales of our products. In addition, product liability claims, injuries, defects, or other problems experienced by other companies in the residential solar industry could lead to unfavorable market conditions for the industry as a whole.

The reduction, elimination or expiration of rebates, tax credits, government subsidies and economic incentives for on-grid solar electricity applications could reduce demand for solar PV systems and harm our business.

Federal, state and local government bodies provide incentives to promote solar electricity in the form of rebates, tax credits or exemptions and other financial incentives. The market for on-grid applications, where solar power is used to supplement a customer’s electricity purchased from the utility network or sold to a utility under tariff, often depends in large part on the availability and size of government and economic incentives. The reduction, elimination, or expiration of government subsidies, economic incentives, tax incentives, renewable energy targets and other support for on-grid solar electricity applications, or other public policies could negatively impact demand and/or price levels for our solar modules. The imposition of tariffs on our products could materially increase our costs to perform under our contracts with customers, which could adversely affect our results of operations.

For example, in 2015 the U.S. Congress passed a multi-year extension to the solar Investment Tax Credit (“ITC”), which helped grow the U.S. solar market. As of January 1, 2022, the ITC is 26% of expenditures from residential or commercial projects. By January 1, 2024, the ITC is expected to drop to 10% for commercial projects and is expected to be completely phased out for residential projects. The potential reduction and termination of the ITC could reduce the demand for solar energy solutions in the U.S. which would have an adverse impact on our business, financial condition, and results of operations. Furthermore, due to the continued economic downturn from COVID-19, many of the institutions utilizing the ITC may significantly pull back or no longer have the ability to invest, meaning that financing for solar projects may become seriously diminished.

In general subsidies and incentives may expire on a particular date, end when the allocated funding is reduced or terminated due to, inter alia, legal challenges, adoption of new statutes or regulations or the passage of time, they often occur without warning.

In addition, several jurisdictions have adopted renewable portfolio standards mandating that a certain portion of electricity delivered by utilities to customers come from a set of eligible renewable energy resources, such as solar, by a certain compliance date. Under some programs, a utility can receive a “credit” for renewable energy produced by a third party by either purchasing the electricity directly from the producer or paying a fee to obtain the right to renewable energy generated but used or sold by the generator. A renewable energy credit allows the utility to add this electricity to its renewable portfolio requirement without actually expending the capital for generating facilities. However, there can be no assurances that such policies will continue. Reduction or elimination of renewable portfolio standards or successful efforts to meet current standards could harm or halt the growth of the solar PV industry and our business.

Changes to net metering policies may reduce demand for electricity from solar PV systems and harm our business.

Our business benefits from favorable net metering policies in most U.S. states that allow a solar PV system owner to pay his or her electric utility only for power usage net of production from the solar PV system. System owners receive credit for the energy that the solar installation generates to offset energy usage at times when the solar installation is not generating energy. Under a net metering program, the customer typically pays for the net energy used or receives a credit against future bills if more energy is produced than consumed.

Most U.S. states have adopted some form of net metering. Yet, net metering programs have recently come under regulatory scrutiny in some U.S. states due to allegations that net metering policies inequitably shift costs onto non-solar ratepayers by allowing solar ratepayers to sell electricity at rates that are too high for utilities to recoup their fixed costs. For example, in 2019, Louisiana Public Service Commissions adopted net metering policies aimed at lowering the solar customers’ savings. In December 2021, the California Public Utilities Commission proposed lowering current net energy metering tariffs in addition to imposing a new grid-connection fee on new rooftop solar users. We cannot assure you that these programs will not be significantly modified going forward.

16

If the value of the credit that customers receive for net metering is reduced, end-users may be unable to recognize the current level of cost savings associated with net metering. The absence of favorable net metering policies or of net metering entirely, or the imposition of new charges that only or disproportionately affect end-users that use net metering would significantly limit demand for our products and could have a material adverse effect on our business, financial condition, results of operations and future growth.

Existing electric utility industry regulations, and changes to regulations, may present technical, regulatory, and economic barriers to the purchase and use of solar PV systems that may significantly reduce demand for our products or harm our ability to compete. In addition, determinations of various regulatory bodies regarding lack of compliance with certifications or other regulatory requirements could harm our ability to sell our products in certain countries.

Federal, state and local government regulations and policies concerning the electric utility industry, and internal policies and regulations promulgated by electric utilities, heavily influence the market for electricity generation products and services, and could deter purchases of solar PV systems sold by our customers, significantly reducing the potential demand for our products. In addition, depending on the region, electricity generated by solar PV systems competes most effectively with expensive peak-hour electricity from the electric grid, rather than the less expensive average price of electricity. Modifications to the utilities’ peak hour pricing policies or rate design, such as to a flat rate, could require the price of solar PV systems and their component parts to be lower in order to compete with the price of electricity from the electric grid.

Changes in current laws or regulations applicable to us or the imposition of new laws and regulations could have a material adverse effect on our business, financial condition and results of operations. Any changes to government or internal utility regulations and policies that favor electric utilities could reduce the competitiveness of solar PV systems and cause a significant reduction in demand for our products and services.

Due to the seasonality of construction in the United States and step-downs of the ITC, our results of operations may fluctuate significantly from quarter to quarter, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations, resulting in a decline in the price of our common stock.

Our quarterly results of operations are difficult to predict and may fluctuate significantly in the future. Because a substantial majority of our sales since inception have been concentrated in the U.S. market, we have experienced seasonal and quarterly fluctuations in the past as a result of seasonal fluctuations in our customers’ businesses. Additionally, our end-users’ ability to install solar energy systems is affected by weather. For example, during the winter months in cold-weather climates in the United States, construction may be delayed in order to let the ground thaw to reduce costs. Such installation delays can impact the timing of orders for our products. We expect expansion into areas with traditionally warmer climates will result in less pronounced seasonal variations in our revenue profile over time. Additionally, we have historically experienced seasonal fluctuations in the purchase patterns of our customers related to the ITC step-downs, with at least some customers placing large orders in the fourth quarter of a particular year and the corresponding shipments occurring during the first half of the subsequent year, resulting in increased revenue in the first half of the year. There are no ITC step-downs in 2021 or 2022, but this fluctuation could continue to impact our business when the ITC step-downs resume after 2022.

Given that we are an early-stage company operating in a rapidly growing industry, the true extent of historic fluctuations due to the seasonality of construction and the ITC step-downs may have been masked by our recent growth rates and consequently may not be readily apparent from our historical results of operations and may be difficult to predict. Any substantial decrease in revenue would have an adverse effect on our business, prospects, financial condition, results of operations, and stock price. Seasonality and fluctuations in sales as described herein may also present cash flow challenges as well as place strain on our supply chain.

17

We rely on third parties for certain financial and operational services essential to our ability to manage our business. A failure or disruption in these services could materially and adversely affect our ability to manage our business effectively.

We rely on third parties for certain essential financial and operational services. Traditionally, the vast majority of these services are provided by large enterprise software vendors who license their software to customers. Moreover, these vendors provide their services to us via a cloud-based model instead of software that is installed on our premises. As a result, we depend upon these vendors providing us with services that are always available and are free of errors or defects that could cause disruptions in our business processes, which could adversely affect our ability to operate and manage our operations.

Many of our customers are small- and medium-sized businesses, which may result in increased costs as we attempt to reach, acquire and retain customers.

In order for us to improve our operating results and continue to grow our business, it is important that we continually attract new customers, sell additional services to existing customers and encourage existing customers to renew their subscriptions.

However, selling to and retaining small- and medium- sized businesses can be more difficult than selling to and retaining large enterprises because small- and medium-sized business customers:

•	are more price sensitive;

•	are more difficult to reach with broad marketing campaigns;

•	have high churn rates in part because of the nature of their businesses; and

•	often require higher sales, marketing and support expenditures by vendors that sell to them per revenue dollar generated for those vendors.

If we are unable to cost-effectively market and sell our service to our target customers, our ability to grow our revenue and become profitable will be harmed.

Our market is subject to changing preferences; failure to keep up with these changes would result in our losing market share, thus seriously harming our business, financial condition and results of operations.

Our business and operating results may be harmed if we fail to expand our various product and service offerings (either through internal product or capability development initiatives or through partnerships and acquisitions) in such a way that achieves widespread market acceptance or that generates significant revenue and gross profits to offset our operating and other costs. We may not successfully identify, develop and market new product and service offerings in a timely manner. If we introduce new products and services, they may not attain broad market acceptance or contribute meaningfully to our revenue or profitability. Competitive or technological developments may require us to make substantial, unanticipated capital expenditures in new products and technologies or in new strategic partnerships, and we may not have sufficient resources to make these expenditures. Because the markets for many of our products and services are subject to rapid change, we may need to expand and/or evolve our product and service offerings quickly. Delays and cost overruns could affect our ability to respond to technological changes, evolving industry standards, competitive developments or customer requirements and harm our business and operating results.

18

We depend on our information technology systems, and those of our third-party vendors, contractors and consultants, and any failure or significant disruptions of these systems, security breaches or loss of data could materially adversely affect our business, financial condition and results of operations.

Our business is highly dependent on maintaining effective information systems as well as the integrity and timeliness of the data we use to serve our customers and operate our business. Because of the large amount of data that we collect and manage, it is possible that hardware failures or errors in our systems could result in data loss or corruption or cause the information that we collect to be incomplete or contain inaccuracies that our partners regard as significant. If our data were found to be inaccurate or unreliable due to fraud or other error, or if we, or any of the third-party service providers we engage, were to fail to maintain information systems and data integrity effectively, we could experience operational disruptions that may hinder our ability to provide services, establish appropriate pricing for services, retain and attract customers, establish reserves, report financial results timely and accurately and maintain regulatory compliance, among other things.

Our information technology strategy and execution are critical to our continued success. We believe our success is dependent, in large part, on maintaining the effectiveness of existing technology systems and continuing to deliver and enhance technology systems that support our business processes in a cost-efficient and resource-efficient manner. Increasing regulatory and legislative changes will place additional demands on our information technology infrastructure that could have a direct impact on resources available for other projects tied to our strategic initiatives. We must also develop new systems to meet current market standards and keep pace with continuing changes in information processing technology and evolving industry and regulatory standards. Failure to do so may present compliance challenges and impede our ability to deliver services in a competitive manner. Further, because system development projects are long-term in nature, they may be more costly than expected to complete and may not deliver the expected benefits upon completion.

Security incidents compromising the confidentiality, integrity, and availability of our confidential or personal information and our and our third-party service providers’ information technology systems could result from cyber-attacks, computer malware, viruses, social engineering (including spear phishing and ransomware attacks), credential stuffing, supply chain attacks, efforts by individuals or groups of hackers and sophisticated organizations, including state-sponsored organizations, errors or malfeasance of our personnel, and security vulnerabilities in the software or systems on which we and our third-party service providers rely. As techniques used by cyber criminals change frequently, a disruption, cyberattack or other security breach of our information technology systems or infrastructure, or those of our third-party service providers, may go undetected for an extended period and could result in the theft, transfer, unauthorized access to, disclosure, modification, misuse, loss or destruction of our employee, representative, customer, vendor, consumer and/or other third-party data, including sensitive or confidential data, personal information and/or intellectual property. We cannot guarantee that our security efforts will prevent breaches or breakdowns of our or our third-party service providers’ information technology systems. If we suffer a material loss or disclosure of personal or confidential information as a result of a breach of our information technology systems, including those of our third-party service providers, we may suffer reputational, competitive and/or business harm, incur significant costs and be subject to government investigations, litigation, fines and/or damages, which could have a material adverse effect on our business, prospects, results of operations, financial condition and/or cash flows. Moreover, while we maintain cyber insurance that may help provide coverage for these types of incidents, we cannot assure you that our insurance will be adequate to cover costs and liabilities related to these incidents. Further, our failure to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems could adversely affect our results of operations, financial position and cash flow.

If we are unable to protect the confidentiality of our trade secrets, know-how and other proprietary and internally developed information, the value of our technology could be adversely affected.

We may not be able to protect our trade secrets, know-how and other internally developed information adequately. Although we use reasonable efforts to protect this internally developed information and technology, our employees, consultants and other parties (including independent contractors and companies with which we conduct business) may unintentionally or willfully disclose our information or technology to competitors. Enforcing a claim that a third party illegally disclosed or obtained and is using any of our internally developed information or technology is difficult, expensive and time-consuming, and the outcome is unpredictable. We rely, in part, on non-disclosure, confidentiality and assignment-of-invention agreements with our employees, independent contractors, consultants and companies with which we conduct business to protect our internally developed information. These agreements may not be self-executing, or they may be breached and we may not have adequate remedies for such breach. Moreover, third parties may independently develop similar or equivalent proprietary information or otherwise gain access to our trade secrets, know-how and other internally developed information.

19

Our future success depends on our ability to retain our chief executive officer and other key executives and to attract, retain and motivate qualified personnel.

We are highly dependent on our executive officers, as well as the other principal members of our management team. Although we have entered into employment agreements with Mr. Ralston and Mr. Lambrecht providing for certain benefits, including severance in the event of a termination without cause, these agreements do not prevent them from terminating their employment with us at any time. We do not maintain “key person” insurance for any of our executives or other employees. The loss of the services of any of these persons could impede the achievement of our research, development and commercialization objectives. The unexpected loss of the services of one or more of our directors or executive officers and/or advisors including due to disease (such as COVID-19), disability or death, could have a detrimental effect on us.

In addition, we rely on consultants and advisors to assist us in formulating our development and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us.

Ongoing supply chain delays and disruptions in the solar panel industry may materially adversely affect our businesses.

                Our solar sales business has been, and continues, to be impacted by increased supply chain delays and shortages. COVID-19 impacts and restrictions on trade with China have disrupted the availability of solar panels. In March 2022, the Department of Commerce (“DOC”) announced plans to investigate solar panel imports from Cambodia, Malaysia, Thailand and Vietnam for alleged circumvention of U.S. import tariffs. The DOC investigation created a major disruption in the solar panel supply chain and made it difficult for U.S. solar companies to complete new projects. In June 2022, the Biden Administration announced a two-year tariff moratorium on solar panels to help ease these international supply chain challenges and encourage domestic manufacturing. As a result of this moratorium, supply of solar panels has begun to return to previous levels and the Company has experienced a greater supply of available panels for current and upcoming projects.

Risks Related to this Offering and our Securities

We have identified material weaknesses in our internal control over financial reporting. Failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock. If our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud.

Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) requires that we maintain internal control over financial reporting that meets applicable standards. We may err in the design or operation of our controls, and all internal control systems, no matter how well designed and operated, can provide only reasonable assurance that the objectives of the control system are met. Because there are inherent limitations in all control systems, there can be no assurance that all control issues have been or will be detected.

In our Form 10-Q for the quarter ended March 31, 2023, we identified certain material weaknesses in our internal controls. Specifically, we lacked a functioning audit committee resulting in ineffective oversight in the establishment and monitoring of required internal control and procedures, and inadequate segregation of duties consistent with control objectives.  Our weaknesses also related to a lack of a sufficient number of personnel with appropriate training and experience in U.S. general acceptable accounting principles (“GAAP”) and SEC rules and regulations with respect to financial reporting functions. Furthermore, we lack robust accounting systems as well as sufficient resources to hire such staff and implement these accounting systems.

If we are unable, or are perceived as unable, to produce reliable financial reports due to internal control deficiencies, investors could lose confidence in our reported financial information and operating results, which could result in a negative market reaction and a decrease in our stock price.

20

Our management will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering and in ways that do not necessarily improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from this offering and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for you.

Sales of our currently issued and outstanding shares of common stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

Approximately 66% of the shares of common stock that will be outstanding following this offering are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). As restricted securities, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock.

Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

Our common stock may become subject to the SEC’s penny stock rules, which may make it difficult for broker-dealers to complete customer transactions and could adversely affect trading activity in our securities.

                The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock may be less than $5.00 per share for some period of time and therefore would be a “penny stock” according to SEC rules, unless we are listed on a national securities exchange. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;
•	receive the purchaser’s prior written agreement to the transaction;
•

provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•

obtain a signed and dated acknowledgement from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

                If required to comply with these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected.

An active, liquid, and orderly market for our common stock may not develop.

Our common stock is expected to trade on Nasdaq as of the effective date of the registration statement of which this prospectus forms a part. An active trading market for our common stock may never develop or be sustained. If an active market for our common stock does not continue to develop or is not sustained, it may be difficult for investors to sell their shares of common stock without depressing the market price and investors may not be able to sell their securities at all. An inactive market may also impair our ability to raise capital by selling our securities and may impair our ability to acquire other businesses, applications, or technologies using our securities as consideration, which, in turn, could materially adversely affect our business and the market prices of your shares of common stock.

21

Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

Until the time, if ever, that we can generate substantial product revenues, we plan to finance our cash needs through some combination of equity offerings, debt financings, collaborations, strategic alliances and licensing arrangements. We do not have any committed external source of funds. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our existing stockholders will be diluted, and the terms of these new securities may include liquidation or other preferences that adversely affect the rights of our existing stockholders. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

We may issue preferred stock in different series with terms that could dilute the voting power or reduce the value of our common stock.

While we already have three classes of preferred stock outstanding, each of which class entitles its holders to significant favorable rights and preferences as compared to the holders of our common stock, we have no specific plan to issue any new preferred stock in different series. However, our amended and restated articles of incorporation, as amended (“Articles of Incorporation”) authorizes us to issue, without the approval of our stockholders, one or more series of preferred stock having such designation, relative powers, preferences (including preferences over our common stock respecting dividends and distributions), voting rights, terms of conversion or redemption, and other relative, participating, optional, or other special rights, if any, of the shares of each such series of preferred stock and any qualifications, limitations, or restrictions thereof, as our Board may determine. The terms of one or more future classes or series of preferred stock could dilute the voting power or reduce the value of our common stock. For example, the repurchase or redemption rights or liquidation preferences we could assign to holders of a specific preferred stock class could affect the residual value of the common stock.  We currently have five classes of preferred stock authorized pursuant to our Articles of Incorporation which will dilute the voting power and reduce the value of our common stock, including repurchase or redemption rights and liquidation preferences.

The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly, including at a time when you may want to sell your holdings.

The market valuation of smaller reporting companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies. Our market valuation and the trading prices of our common stock may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

•	changes in securities analysts’ estimates of our financial performance, although there are currently no analysts covering our stock;

•	fluctuations in stock market prices and volumes, particularly among securities of smaller reporting companies;

•	fluctuations in related commodities prices;

•	additions or departures of key personnel;

•	quarterly variations in our results of operations or those of our competitors;

•	delays in end-user deployments of products;

22

•	announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments;

•	intellectual property infringements;

•	our ability to develop and market new and enhanced products on a timely basis;

•	commencement of, or our involvement in, litigation;

•	major changes in our Board or management;

•	changes in governmental regulations;

•	changes in earnings estimates or recommendations by securities analysts;

•	the impact of the COVID-19 pandemic, inflation, increasing interest rates and Russia’s invasion of Ukraine on capital markets;

•	our failure to generate material revenues;

•	our public disclosure of the terms of this financing and any financing which we consummate in the future;

•	any acquisitions we may consummate;

•	short selling activities;

•	changes in market valuations of similar companies;

•	changes in our capital structure, such as future issuances of securities or the incurrence of debt;

•	changes in the prices of commodities associated with our business; and

•	general economic conditions and slow or negative growth of end markets.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to operating performance of particular companies, such as the uncertainty associated with the COVID-19 pandemic. These market fluctuations may adversely affect the price of our common stock and other interests in our Company at a time when you want to sell your interest in us.

Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock.

Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market prices of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the market prices of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

23

The proposed reverse stock split could cause our common stock price to decline relative to its value before the split and decrease the liquidity of shares of our common stock.

We plan to effectuate the reverse stock split prior to the effective date of the registration statement of which this prospectus forms a part. There is no assurance that that the reverse stock split will not cause an actual decline in the value of our outstanding common stock. The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock splits, especially if the market price of our common stock does not increase as a result of the reverse stock split.

We currently do not intend to declare dividends on our common stock in the foreseeable future and, as a result, your returns on your investment may depend solely on the appreciation of our common stock.

We currently do not expect to declare any dividends on our common stock in the foreseeable future. Instead, we anticipate that all of our earnings in the foreseeable future will be used to provide working capital, to support our operations and to finance the growth and development of our business. Any determination to declare or pay dividends in the future will be at the discretion of our Board, subject to applicable laws and dependent upon a number of factors, including our earnings, capital requirements and overall financial conditions. In addition, terms of any future debt or preferred securities may further restrict our ability to pay dividends on our common stock. Accordingly, your only opportunity to achieve a return on your investment in our common stock may be if the market price of our common stock appreciates and you sell your shares at a profit. The market price for our common stock may never exceed, and may fall below, the price that you pay for such common stock. See “Dividend Policy.”

Because we initially became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

Because we did not initially become a reporting company by conducting an underwritten initial public offering of our common stock on a national securities exchange, securities analysts of brokerage firms may not provide coverage of our Company. In addition, investment banks may be less likely to agree to underwrite follow-on offerings on our behalf than they might if we initially became a public reporting company by means of an underwritten initial public offering on a national securities exchange, because they may be less familiar with our Company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development. The failure to receive research coverage or support in the market for our shares will have an adverse effect on our ability to develop a liquid market for our common stock.

The market price of our securities may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares of common stock at or above the public offering price.

The price of our common stock in this offering will be determined through negotiations between the underwriters and us and may vary from the market price of our common stock immediately prior to or following our offering. If you purchase shares of our common stock in our public offering, you may not be able to resell shares of our common stock at or above the public offering price. We cannot assure you that the public offering price of our common stock, or the market price following our public offering, will equal or exceed the trading price of our stock on the OTCQB prior to our public offering. All investments in securities involve the risk of loss of capital. No guarantee or representation is made that an investor will receive a return of its capital. The market price of our common stock may fluctuate significantly in response to numerous factors, including development problems, regulatory issues, technical issues, commercial challenges, competition, legislation, government intervention, industry developments and trends and general business and economic conditions, many of which are beyond our control, including those risks set forth in this prospectus. Following this offering, the public price of our common stock in the secondary market will be determined by private buy and sell transaction orders collected from broker-dealers.

If listed, we may not be able to satisfy listing requirements of Nasdaq to maintain a listing of our common stock.

If our common stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our common stock, our common stock may be delisted. In addition, our Board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital.

24

The elimination of personal liability against our directors and officers under Nevada law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenses.

Our Articles of Incorporation and our amended and restated bylaws (“Bylaws”) eliminate the personal liability of our directors and officers to us and our stockholders for damages for breach of fiduciary duty as a director or officer to the extent permissible under Nevada law. Further, our Articles of Incorporation and our Bylaws provide that we are obligated to indemnify each of our directors or officers to the fullest extent authorized by Nevada law and, subject to certain conditions, advance the expenses incurred by any director or officer in defending any action, suit or proceeding prior to its final disposition. Those indemnification obligations could expose us to substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to afford. Further, those provisions and resulting costs may discourage us or our stockholders from bringing a lawsuit against any of our current or former directors or officers for breaches of their fiduciary duties, even if such actions might otherwise benefit our stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Provisions in our Articles of Incorporation and By-laws and under Nevada law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our Articles of Incorporation and Bylaws, respectively, may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which our common stockholders might otherwise receive a premium price for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, because our Board is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board.

General Risk Factors

General political, social and economic conditions can adversely affect our business.

Demand for our products and services depends, to a significant degree, on general political, social and economic conditions in our markets. Worsening economic and market conditions, downside shocks, or a return to recessionary economic conditions could serve to reduce demand for our products and services and adversely affect our operating results. In addition, an economic downturn could impact the valuation and collectability of certain long-term receivables held by us. Additionally, the global economy and financial markets may be adversely affected by geopolitical events, including the current or anticipated impact of military conflict and related sanctions imposed on Russia by the United States and other countries due to Russia’s recent invasion of Ukraine.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Several analysts may cover our stock. If one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

25

USE OF PROCEEDS

We estimate that the net proceeds from the sale of shares of common stock will be approximately $4,900,000 million, or approximately $5,725,615 if the underwriters exercise in full the over-allotment option to purchase additional shares, based on an assumed public offering price of $6.00 per share (which is the last reported sale price of our common stock on the OTCQB Marketplace on June 15, 2023, after giving effect to reverse stock split), after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to repay up to $500,000 of our indebtedness and for general corporate purposes, which may include working capital, marketing, product development, capital expenditures and potential future acquisition of, or investment in, technologies or businesses that complement our business. We have no present commitments or agreements to enter into such acquisitions or make any such investments.

Pending these uses, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government.

Each $1.00 increase (decrease) in the assumed public offering price of $6.00 per share would increase (decrease) the net proceeds to us from this offering by approximately $917,350, or approximately $963,218 if the underwriters exercise their over-allotment option in full, in each case based on an assumed offering price of 6.00 per share (which is the last reported sale price of our common stock on the OTCQB Marketplace on June 15, 2023, after giving effect to the reverse stock split), assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remain the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 100,000 shares offered by us in this offering would increase or decrease the net proceeds that we receive from this offering by approximately $550,500, assuming the assumed initial public offering price remains the same and after deducting the estimated underwriting discounts and commissions payable by us.

The expected use of the net proceeds from this offering represents management’s estimates based upon current business and economic conditions. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our expenditures may vary significantly depending on numerous factors. We reserve the right to use the net proceeds we receive in the offering in any manner we consider to be appropriate. Although we do not contemplate changes in the proposed use of proceeds, to the extent we find that adjustment is required for other uses by reason of existing business conditions, the use of proceeds may be adjusted. The actual use of the proceeds of this offering could differ materially from those outlined above as a result of several factors including those set forth under “Risk Factors” and elsewhere in this prospectus. We anticipate that the proceeds from this offering will enable us to further grow the business and increase cash flows from operations, although there can be no assurance that will achieve such growth.

26

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTCQB under the trading symbol “SING.” Quotations on the OTC reflect inter-dealer prices, without retail mark-up, mark-down commission, and may not represent actual transactions. On June 15, 2023, the reported closing price of our common stock (after giving effect to the reverse stock split) was $6.00 per share.

Nasdaq Listing Application

In connection with this offering, we have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “SING,” which listing is a condition to this offering. If our listing application is approved, we expect to list our common stock on Nasdaq upon consummation of this offering, at which point our common stock will cease to be traded on the OTCQB. There can be no assurance that our listing application will be approved. This offering will occur only if Nasdaq or another securities exchange approves the listing of our common stock. If Nasdaq or another U.S. securities exchange does not approve the listing of our common stock, we will not proceed with this offering. There can be no assurance that our common stock will be listed on the Nasdaq or another securities exchange. For more information see the section “Risk Factors.”

Holders

As of March 31, 2023, there were 132,094,591 shares of common stock issued and outstanding before giving effect to the reverse stock split and approximately 200 stockholders of record of our common stock. The number of stockholders of record does not include certain beneficial owners of our common stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

Transfer Agent

Our transfer agent is VStock Transfer LLC with offices located at 18 Lafayette Place, Woodmere, NY 11598.

DIVIDEND POLICY

We have not declared any cash dividends since inception, and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business. The payment of dividends is within the discretion of the Board and will depend on our earnings, capital requirements, financial condition, prospects, applicable Nevada law, which provides that dividends are only payable out of surplus or current net profits, and other factors our Board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

27

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization, as of March 31, 2023. Such information is set forth on the following basis:

•	on an actual basis;

•	on a pro forma basis, giving effect to the conversion of all our Preferred Stock, our convertible notes and certain of our other indebtedness, after giving effect to the reverse stock split; and

•

on a pro forma, as adjusted basis, giving effect to the sale by us in this offering of 1,000,000 shares of common stock at an assumed public offering price of $6.00 per share (which is the last reported sale price of our common stock on the OTCQB Marketplace on June 15, 2023, after giving effect to the reverse stock split), after deducting underwriting discounts and commissions and estimated offering expenses.

You should read the following table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Consolidated Information” and our financial statements and related notes included elsewhere in this prospectus.

The pro forma information set forth below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

	Actual (Audited)	Pro Forma (Unaudited)	Pro Forma, as adjusted (Unaudited)
Cash	$497,022	$497,022	$5,397,022
Total Assets	$18,537,485	18,537,485	23,437,485
Total Current Liabilities	$23,203,356	$13,993,906	$13,993,906
Total Liabilities	$23,999,098	$14,794,933	$14,794,933

Stockholders’ equity:
Common stock, $0.0001 par value, 5,000,000,000 shares authorized, 132,094,591 shares issued and outstanding actual, shares issued and outstanding pro forma, and shares issued and outstanding pro forma, as adjusted, respectively	$13,209	$945	$1,045
Class A Convertible Preferred Stock, par value $0.0001; 80,000,000 shares authorized; 79,763,999 shares issued and outstanding actual as of March 31, 2023, 0 shares issued and outstanding pro forma and pro forma, as adjusted, respectively	$7,976	-	-
Class B Convertible Preferred Stock, par value $0.0001; 1,500 shares authorized; 0 shares issued and outstanding as of March 31, 2023; 0 shares issued and outstanding pro forma and pro forma, as adjusted, respectively	-	-	-
Class C Convertible Preferred Stock, par value $0.0001; 1,500 shares authorized; 0 shares issued and outstanding as of March 31, 2023; 0 shares issued and outstanding pro forma and pro forma, as adjusted, respectively	-	-	-
Class D Convertible Preferred Stock, par value $0.0001; 2,000 shares authorized; 1,900 shares issued and outstanding as of March 31, 2023; 0 shares issued and outstanding pro forma and pro forma, as adjusted, respectively	-	-	-
Class E Convertible Preferred Stock, par value $0.0001; 2,500 shares authorized; 2,195 shares issued and outstanding as of March 31, 2023; 0 shares issued and outstanding pro forma and pro forma, as adjusted, respectively	-	-	-
Additional paid-in capital	90,733,213	101,257,618	106,157,518
Retained earnings (deficit)	(97,494,271)	(97,494,271)	(97,494,271)

Total stockholders’ equity	$(6,761,613)	$3,742,552	8,642,552

28

The number of shares of our common stock to be outstanding immediately following this offering is based on 9,577,092 shares outstanding as of March 31, 2023 and:

•	assumes no exercise by the underwriters of their over-allotment option to purchase up to 150,000 additional shares of common stock;

•	assumes no exercise of the underwriters’ warrants to be issued upon consummation of this offering at an exercise price equal to 130% of the offering price of the common stock;

•	excludes 13,763 shares of common stock issuable upon the exercise of outstanding warrants at a weighted exercise price of $0.11 per share;

•	excludes 4,444 shares of common stock reserved for future issuance pursuant to our Singlepoint Inc. 2019 Equity Incentive Plan;

•	assumes the conversions of all our Preferred Stock, our convertible notes and certain of our other indebtedness has been effectuated, as further described elsewhere in this prospectus; and

•	assumes the reverse stock split has been effectuated prior to the effective date of the registration statement of which this prospectus forms a part.

Each $1.00 increase (decrease) in the assumed public offering price of $6.00 per share would increase (decrease) each of our pro forma cash and cash equivalents, additional paid-in capital and total shareholder’s equity (deficit) by approximately $917,500, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 100,000 shares offered by us would increase (decrease) the pro forma cash and cash equivalents, additional paid-in capital and stockholders’ equity (deficit) by approximately $550,500, assuming the public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

29

DILUTION

If you invest in shares of our common stock  in this offering, your interest will be diluted to the extent of the difference between the assumed public offering price per share of common stock and the pro forma net tangible book value per share of common stock immediately after this offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. Our net tangible book value (deficit) as of March 31, 2023 was $(17,151,230), or $(0.13) per share of common stock. Our pro forma net tangible book value as of March 31, 2023, giving effect to the conversion of all our Preferred Stock, our convertible notes and certain of our other indebtedness, after giving effect to the reverse stock split, was $(6,174,981) or $(0.64) per share of common stock.

Pro forma as adjusted net tangible book value is our pro forma net tangible book value after taking into account the sale by us in this offering of 1,000,000 shares of common stock at an assumed public offering price of $6.00 per share (which is the last reported sale price of our common stock on the OTCQB Marketplace on June 15, 2023, after giving effect to the reverse stock split), after deducting underwriting discounts and commissions and estimated offering expenses. Our pro forma as adjusted net tangible book value (deficit) as of March 31, 2023 would have been approximately $(1,274,981), or approximately $(0.12) per share. This amount represents an immediate increase in pro forma as adjusted net tangible book value of approximately $0.52 per share to our existing stockholders, and an immediate accretion of approximately $0.06 per share to new investors participating in this offering. Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this per share dilution(1):

Assumed initial public offering price		$6.00
Historical net tangible book value (deficit) per share as of March 31, 2023	$(0.13)
Pro forma increase in historical net tangible book value per share attributable to the pro forma transactions described above	$(0.51)
Pro forma net tangible book value per share as of March 31, 2023	$(0.64)
Increase in pro forma net tangible book value per share after this offering	$0.46
Pro forma as adjusted net tangible book value per share after this offering		$(0.12)
Accretion in pro forma net tangible book value per share to investors in this offering
		$0.06

*Historical pro forma net tangible book value gives effect to the reverse stock split and the conversion of debt and preferred shares outstanding as of March 31, 2023.

The number of shares of our common stock to be outstanding immediately following this offering is based on 9,577,092 shares outstanding as of March 31, 2023.  Unless we indicate otherwise or the context otherwise requires, all information in this prospectus:

•	assumes no exercise by the underwriters of their over-allotment option to purchase up to 150,000 additional shares of common stock;

•	assumes no exercise of the underwriters’ warrants to be issued upon consummation of this offering at an exercise price equal to 130% of the offering price of the common stock;

•	excludes 13,763 shares of common stock issuable upon the exercise of outstanding warrants at a weighted exercise price of $0.11 per share;

•	excludes 4,444 shares of common stock reserved for future issuance pursuant to our Singlepoint Inc. 2019 Equity Incentive Plan;

30

•	assumes the conversions of all the Company’s Preferred Stock, convertible notes and certain of its other indebtedness has been effectuated, as further described elsewhere in this prospectus; and

•	assumes the reverse stock split has been effectuated prior to the effective date of the registration statement of which this prospectus forms a part.

Each $1.00 increase (decrease) in the assumed public offering price of $6.00 per share (which is the last reported sale price of our common stock on the OTCQB Marketplace on June 15, 2023, after giving effect to the reverse stock split) would increase (decrease) our pro forma net tangible book value (deficit) per share after this offering by approximately $0.10 per share and the dilution per share to new investors participating in this offering by approximately $0.10 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 100,000 in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma net tangible book value (deficit) per share after this offering by approximately $0.06 per share and increase (decrease) the dilution per share to new investors participating in this offering by approximately $0.06 per share, assuming that the assumed initial public offering price remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The information above assumes that the underwriters do not exercise their over-allotment option. If the underwriters exercise the over-allotment option in full, the pro forma net tangible book value will increase to approximately $(0.10) per share, representing an immediate increase to existing stockholders of approximately ($0.04) per share and an immediate accretion of approximately $0.06 per share to new investors.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

31

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma consolidated statements of operations for the fiscal year ended December 31, 2022 present our consolidated results of operations after giving pro forma effect to the Company’s acquisition of 80.1% of the membership interests of Boston Solar (the “Acquisition”), which closed on April 21, 2022, as if such transaction had occurred on January 1, 2022.

The pro forma condensed combined financial statements presented herein are unaudited and have been prepared for illustrative purposes only and are not intended to represent or be indicative of the Company’s financial position or results of operations in future periods or the results that actually would have been realized had the Acquisition been completed as of the dates presented. The unaudited pro forma condensed combined financial statements, including the notes and assumptions thereto, are qualified in their entirety by reference, and should be read in conjunction with:

•	The audited financial statements of the Company as of and for the years ended December 31, 2022 and 2021 and the related notes thereto, included elsewhere in this prospectus; and

•	the audited financial statements of Boston Solar for the year ended December 31, 2021 and the related notes thereto and the related notes thereto, included elsewhere in this prospectus.

See the accompanying notes to the Unaudited Pro Forma Consolidated Financial Information for a discussion of assumptions made.

The unaudited pro forma consolidated financial information is not necessarily indicative of financial results that would have been attained had the described transactions occurred on the dates indicated above or that could be achieved in the future. The unaudited pro forma consolidated financial information also does not give effect to the potential impact of any anticipated synergies, operating efficiencies or cost savings that may result from the transactions or any integration costs that result from the Acquisition or any costs that do not have a continuing impact. Future results may vary significantly from the results reflected in the unaudited pro forma consolidated statements of operations and should not be relied on as an indication of our results after the consummation of this offering and the other transactions contemplated by such unaudited pro forma consolidated financial information. However, our management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma consolidated financial information.

32

The tables below present our historical results of operations of the Company, the historical results of operations of Boston Solar, the Acquisition pro forma adjustments assuming the acquisition occurred on the dates indicated above:

SINGLEPOINT INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Historical			Pro Forma
	Singlepoint Inc.	Boston Solar (Note 1)	Adjustment	Adjustments (Note 5)	Pro Forma Combined

REVENUE	$21,786,149	$5,598,902		$-	$27,385,051

Cost of Revenue	15,461,282	3,970,829		-	19,432,111

Gross profit	6,324,867	1,628,073		-	7,952,940

Selling, general and administrative expense ("SG&A")	13,109,333	2,062,638	A	126,390	15,298,361

INCOME (LOSS) FROM OPERATIONS	(6,784,466)	(434,565)		(126,390)	(7,345,421)

OTHER INCOME (EXPENSE):
Interest expense	(234,169)	(18,699)		-	(252,868)
Amortization of debt discounts	(1,376,934)	-		(560,111)	-
Impairment of goodwill	(1,315,973)	-		-	-
Other income	384,008	46,556		-	430,564
Gain on settlement of debt	125,001	-		-	125,001

Other income (expense), net	(2,418,067)	27,857		(560,111)	302,697

INCOME (LOSS) BEFORE INCOME TAXES	(9,202,533)	(406,708)		(686,501)	(7,042,724)

Income taxes	-	-		-	-

NET INCOME (LOSS)	(9,202,533)	(406,708)		(686,501)	(7,042,724)

Loss (Income) attributable to non-controlling interests	349,856	-	B	217,549	567,405

NET INCOME (LOSS) ATTRIBUTABLE TO SINGLEPOINT INC. STOCKHOLDERS	$(8,852,677)	$(406,708)		$(468,952)	$(6,475,319)

Net income (loss) per share - basic	$(0.10)		C		$(0.07)

Weighted average number of common shares outstanding - basic	89,429,042		C		89,429,042

See accompanying notes to unaudited pro forma condensed combined financial statements

33

SINGLEPOINT INC. AND SUBSIDIARIES

NOTES AND ASSUMPTIONS TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 are based on the historical financial statements of Singlepoint Inc., a Nevada corporation (the “Company”) and Boston Solar Company LLC, a Delaware Limited Liability Company (“Boston Solar”) after giving effect to the Company’s acquisition of Boston Solar (the “Acquisition”) and the assumptions and adjustments described in the notes herein. No pro forma adjustments were required to conform the accounting policies of Boston Solar to the Company’s accounting policies.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 is presented as if the Acquisition had taken place on January 1, 2022. The historical statement of operations for the Company includes the operating results of Boston Solar from the date of Acquisition, April 21, 2022.  Therefore, the historical results of operations for Boston Solar presented herein  are from January 1, 2022 to April 21, 2022.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the results of operations or financial position of the Company that would have been reported had the Acquisition been completed as of the dates presented and should not be taken as representative of the future results of operations or financial position of the Company. The unaudited pro forma financial statements, including the notes thereto, do not reflect any potential operating efficiencies and cost savings that the Company may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial statements and notes thereto should be read in conjunction with the historical financial statements of the Company included in the annual report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023, and in conjunction with the historical financial statements of Boston Solar included in Exhibit 99.2 of this Form 8-K/ Amendment No. 1.

NOTE 2 - ACQUISITION OF BOSTON SOLAR

On April 21, 2022, the Company closed the previously announced transaction whereby the Company purchased an aggregate of 80.1% of the outstanding membership interests (the “Purchased Interests”) of The Boston Solar Company LLC (“Boston Solar”). The aggregate purchase price for the Purchased Interests was $6,064,858 consisting of the following: $2,287,168 of cash paid at closing; issuance of a note payable in 14,781,938 shares of Company common stock with a fair value of $1,252,273; issuance of a promissory note with a fair value of $897,306; issuance of a convertible promissory note with a fair value of $1,378,111 payable in cash or shares of Company common stock at the holder’s option; and a $250,000 holdback of additional cash.  The Company’s acquisition of Boston Solar was accounted for as a business combination.

34

The purchase price consideration has been allocated to the assets acquired and liabilities assumed, based on their respective fair values at the acquisition date. The total purchase price was allocated as follows:

Goodwill	$6,785,416
Tangible Assets	4,787,928
Intangible asset – tradename/trademarks (10-year life)	3,008,100
Intangible asset – IP/technology (7-year life)	438,000
Intangible asset – non-competes (3-year life)	123,200
Total liabilities	(7,571,036)
Non-controlling interest	(1,506,750)
Total consideration paid for 80.1% interest	$6,064,858

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited pro forma condensed combined financial statements have been compiled in a manner consistent with the accounting policies adopted by the Company. The accounting policies of Boston Solar were not deemed to be materially different to those adopted by the Company.

NOTE 4 – ACQUISITION-RELATED COSTS

In conjunction with the acquisition, the Company incurred acquisition-related charges, related primarily to investment banking, legal, accounting and other professional services.  These costs were expensed as incurred.

NOTE 5 – PROFORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial statements are based upon the historical financial statements of the Company and Boston Solar and certain adjustments which the Company believes are reasonable to give effect to the Acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore the actual impacts will likely differ from the pro forma adjustments. The Company believes that the assumptions utilized in preparing the unaudited pro forma condensed combined financial statements provide a reasonable basis for presenting the pro forma effects of the Acquisition.

35

Statements of Operations

The adjustments made in preparing the unaudited condensed combined statements of operations for the year ended December 31, 2022, are as follows:

A.	To record amortization of intangible assets acquired.

B.	Record 19.9% minority interest share of operating results.

C.

Pro forma basic and diluted loss per common share information presented in the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 is based on the weighted average number of common shares which would have been outstanding during the periods had the Acquisition occurred as of January 1, 2022.

The unaudited pro forma condensed combined financial statements do not include any adjustment of non-recurring costs incurred or to be incurred after April 21, 2022 to consummate the Acquisition, except as noted above.  Acquisition costs include legal fees and accounting and auditing fees. Such costs were expensed as incurred.

36

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section titled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” or in other parts of this prospectus. Our historical results are not necessarily indicative of the results that may be expected for any period in the future.

Overview

We are focused on providing renewable energy solutions and energy-efficient applications to drive better health and living. We conduct our solar operations primarily through our Boston Solar subsidiary and we conduct our air purification operations through our Box Pure Air subsidiary. We also have ownership interests in businesses we consider not to be core to our overall operations. The Company plans to expand its footprint and market share in the residential solar, small commercial solar and indoor air purification business through acquisition and organic internal growth. We strive to create long-term value for our stockholders by increasing market penetration for our subsidiaries, growing revenue and improving cash flow. The Company is actively looking for and executing on strategic initiatives to sell, partner with or spin-off other non-renewable energy related assets.

                The subsidiaries of Singlepoint in our core businesses are as follows:

Subsidiary	Current Ownership	Business	Date of Acquisition
The Boston Solar Company LLC	80.1%	Solar	April 2022
Box Pure Air, LLC	51%	Air Purification	Feb 2021

The subsidiaries of Singlepoint in our non-core businesses are as follows:

Subsidiary	Current Ownership	Business	Date of Acquisition
Discount Indoor Garden Supply, Inc.	90%	Agriculture	May 2017
EnergyWyze LLC	100%	Solar	Feb 2021
ShieldSaver, LLC	51%	Vehicle Repair Tracking	January 2018
Singlepoint Direct Solar, LLC	51%	Solar	May 2018

Recent Developments

April 2022 Capital Raises

On April 5, 2022, we entered a Securities Purchase Agreement (the “GHS Purchase Agreement”) with GHS Investments, LLC (“GHS”), whereby GHS agreed to purchase, in three separate tranches, up to $1.5 million of the Company’s Class E Preferred Stock. The first tranche (the “Initial Closing Date”), which closed upon execution of the GHS Purchase Agreement, was for the purchase 707 shares of Class E Preferred Stock for $707,000. The second tranche, which closed 30 days after the Initial Closing Date, was for the purchase of 500 shares of Class E Preferred Stock for $500,000, and the third tranche, which closed approximately 60 days following the Initial Closing Date, was for the purchase of 293 shares of Class E Preferred Stock for $293,000. In addition, the Company issued to GHS (i) an additional 50 shares of Class E Preferred Stock on the Initial Closing Date as an equity incentive and (ii) warrants to purchase 4,129,091 shares of the Company’s common stock at an exercise price of $0.11 per share for a period of five years.

37

On April 21, 2022, we entered a Securities Purchase Agreement (the “Note Agreement”) with Cameron Bridge LLC, Target Capital LLC, and Walleye Opportunities Master Fund Ltd. (collectively the “Note Investors”), whereby the Note Investors purchased from the Company, and the Company issued, an aggregate principal amount of $4,885,354 of 15% original issue discount convertible promissory notes (each, a “Note” and collectively, the “Notes”), and (ii) warrants to purchase shares of common stock of the Company (each, a “Warrant” and collectively, the “Warrants”). In order to secure the full and timely payment and performance of all of the Company’s obligations to the Note Investors under the Notes, the Company agreed to transfer, pledge, assign, and grant to the Investors a continuing lien and security interest in all right, title and interest of the Company’s 80.1% interest in Boston Solar. Boston Solar guaranteed the obligations of the Company under the Notes and granted the Note Investors a security interest in and pledged its assets as collateral for the Notes, in the event of a default on the terms of the Notes. Each Note was designated as a 15% Convertible Promissory Note due the earlier of January 21, 2023 or upon the occurrence of certain specified events. In connection with the sale of the Notes, the Company also entered into several ancillary agreements with the Note Investors, including a registration rights agreement and agreements securing the repaying the Notes. We expect that as of the effective date of the registration statement of which this prospectus forms a part, all the Notes issued under the Note Agreement will be converted into shares of our common stock.

Boston Solar Acquisition

On April 21, 2022, we closed on our previously disclosed acquisition of  an 80.1%  interest in Boston Solar. The total consideration paid for the interest was $6,064,858 consisting of: $2,287,168 of cash paid at closing; issuance of a note payable in 14,781,938 shares of Company common stock with a fair value of $1,252,273 (the “Promissory Note”); issuance of a promissory note with a fair value of $897,306; issuance of a convertible promissory note with a fair value of $1,378,111 payable in cash or shares of Company common stock at the holder’s option (the “Convertible Promissory Note”); and a $250,000 holdback of additional cash. The transaction resulted in Boston Solar being debt free after the closing. We expect that as of the effective date of the registration statement of which this prospectus forms a part, the Convertible Promissory Note and Promissory Note will be converted into shares of our common stock.

Original Issue Discount Notes

On October 25, 2022, the Company entered a Securities Purchase Agreement (the “OID Purchase Agreement”) with 622 Capital, LLC (“622 Capital”), whereby 622 Capital purchased from the Company, and the Company issued, (i) an aggregate principal amount of $600,000 of 20% original issue discount senior notes (each, a “Note” and collectively, the “Notes”), and (ii) 2,620,545 shares of common stock, par value $0.0001 per share, of the Company.

Each Note was designated as a 20% Original Issue Discount Senior Note due the earlier of January 21, 2023 or upon the occurrence of the Liquidity Event (as defined in the Note). If the Notes remain outstanding after the Maturity Date or an Event of Default (each as defined in the Note), then the Notes are subject to an interest rate of 15% per annum, provided that if (x) the Liquidity Event occurs on or prior to January 21, 2023 and (y) the Company pays the outstanding principal of the Notes to the holder, then such interest will be waived retroactive to the date of the first issuance of the Notes (the “Original Issue Date”). Upon an Event of Default, the sum of the outstanding principal amount of the Notes and any accrued and unpaid interest thereon shall become, at the election of the holder of the Notes, immediately due and payable in cash. The Company shall have the option to prepay the Notes at any time after the Original Issue Date prior to or on the Maturity Date at an amount equal to the sum of the outstanding principal amount of the Notes and any accrued and unpaid interest thereon, without any prepayment premium or penalty. We expect that as of the effective date of the registration statement of which this prospectus forms a part, all the Notes issued under the OID Purchase Agreement will be converted into shares of our common stock.

Convertible Preferred Stock

On November 3, 2022, the Company entered a Securities Purchase Agreement (the “Purchase Agreement”) with GHS, whereby GHS agreed to purchase, 350 shares of the Company’s Class E Preferred Stock in two equal tranches of $175,000. The first tranche (the “Initial Closing Date”), occurred promptly upon execution of the Purchase Agreement, is the purchase of 175 shares of Class E Preferred Stock for $175,000. The second tranche, scheduled for 15 trading days following the Initial Closing Date, upon satisfaction of the applicable deliveries and closing conditions set forth in the Purchase Agreement, is the purchase of 175 shares of Class E Preferred Stock for $175,000. In addition, the Company issued GHS ten shares of Class E Preferred Stock upon the Initial Closing Date as an equity incentive, and agreed to issue ten shares of Class E Preferred Stock upon the closing of the second tranche as an equity incentive.

38

On November 3, 2022 the Company filed with the State of Nevada, an Amended and Restated Certificate of Designation for the Class E Preferred Stock to increase the number of authorized shares of Class E Preferred Stock to 2,500. All other terms of the Certificate of Designation for the Class E Preferred Stock remain as originally provided.

April 2023 Class A Preferred Stock Conversions

On or about April 17, 2023, shareholders owning 79,763,999 shares of Class A Preferred stock, representing all outstanding shares, agreed to convert these shares into 1,595,279,980 shares of common stock at a conversion ratio of 20:1, reducing the overall common stock potentially issuable in the Class A Preferred stock by approximately 20 percent. There are currently no shares of Class A Preferred stock outstanding.

April 2023 Capital Raise

In April 2023, we issued an additional 4,994,404 shares of common stock to GHS under the GHS Purchase Agreement.

June 2023 Preferred Stock Conversions

We expect  to enter into an agreement with shareholders owning 1,850 shares of Class D Preferred stock and 2,195 shares of Class E Preferred stock, representing all outstanding shares of Class D and Class E Preferred stock, respectively, under which such holders will agree to convert into approximately 1,086,175 shares of common stock (after giving effect to the reverse stock split) as of the effective date of the registration statement of which this prospectus forms a part. As a result of these conversions, no shares of Class D or Class E Preferred stock will remain outstanding after the effective date of the registration statement of which this prospectus forms a part.

June 2023 Convertible Note Conversions

We expect  to enter into an agreement with holders of the Company’s convertible notes and certain of its other indebtedness under which such holders will agree to convert the notes evidencing such indebtedness into approximately 2,131,132 shares of the Company’s common stock (after giving effect to the reverse stock split) as of the effective date of the registration statement of which this prospectus forms a part.  As a result of these conversions, the notes evidencing the Company’s convertible notes and certain of its other indebtedness will no longer remain outstanding.  The Company will have remaining unsecured promissory note outstanding on a fixed amortization schedule.

Results from Operations

Three months ended March 31, 2023, as compared to three months ended March 31, 2022

The following tables set forth our consolidated results of operations for the periods presented. The period-to-period comparison of results is not necessarily indicative of results for future periods.

	Three Months ended March 31,
	2023	2022
Revenue	$5,719,370	$1,551,542
Cost of Revenue	$4,066,294	$1,369,516
Selling, General and Administrative Expense	$3,479,773	$1,619,462
Other Expense	$(593,899)	$(60,337)
Net (Loss)	$(2,186,692)	$(1,422,463)

Revenue. For the three months ended March 31, 2023, we generated revenue of $5,719,370 as compared to $1,551,542 for the three months ended March 31, 2022. The increase in revenue was due primarily to the inclusion of Boston Solar revenue partially offset by lower sales of air purification system.

Cost of Revenue. For the three months ended March 31, 2023, cost of revenue increased to $4,066,294 from $1,369,516 for the three months ended March 31, 2022. The increase was due primarily to the inclusion of Boston Solar costs partially offset by lower sales of air purification system with corresponding decreases in cost of revenue.

39

Gross Profit. As a result of the foregoing, our gross profit was $1,653,076 for the three months ended March 31, 2023, compared with $182,026 for the three months ended March 31, 2022. The increase was due primarily to the inclusion of Boston Solar revenue partially offset by lower sales of air purification system.

Selling, General and Administrative Expenses (“SG&A”). Our SG&A expenses increased to $3,479,773 for the three months ended March 31, 2023, from $1,619,462 for the three months ended March 31, 2022. The increase was due primarily to the inclusion of Boston Solar operations.

Other Income (Expense). For the three months ended March 31, 2023, other expense was ($593,899), compared to other expense of ($60,337) for the three months ended March 31, 2022. The increase in other expense was primarily due to increases in interest expense and amortization of debt discounts.

Net Loss. Net loss attributable to Singlepoint Inc Stockholders was ($2,186,692) compared to net loss of ($1,422,463) for the three months ended March 31, 2023, and 2022 respectively. The increase in net loss was primarily a result of higher operating and other expenses partially offset by higher gross profit.

Year ended December 31, 2022, as compared to the year ended December 31, 2021

The following tables set forth our consolidated results of operations for the periods presented. As noted above, we acquired Boston Solar on April 21, 2022, and accordingly, our results of operations for a portion of the twelve months ended December 31, 2022 and the entirety of the twelve-month-period ended December 31, 2021 do not include the operations of Boston Solar. The period-to-period comparison of results is not necessarily indicative of results for future periods.

	12 Months ended December 31,
	2022	2021
Revenue	$21,786,149	$808,902
Cost of Revenue	$6,324,867	$72,156
Selling, General and Administrative Expense	$13,109,333	$5,006,718
Other Expense	$(2,418,067	$(829,385)
Net (Loss)	$(9,202,533)	$(5,763,947)

Revenue. For the years ended December 31, 2022 and 2021, we generated revenue of $21,786,149 and  $808,902, respectively. The increase was due primarily to the inclusion of Boston Solar revenues and increased sales of our air purification systems.

Cost of Revenue. For the years ended December 31, 2022 and 2021, cost of revenue was $15,461,282 and $736,746, respectively. The increase was due primarily to the inclusion of Boston Solar costs and increased sales of our air purification systems with corresponding increases in cost of revenue.

Gross Profit. As a result of the foregoing, our gross profit was $6,324,867 for the year ended December 31, 2022, compared with $72,156, for the year ended December 31, 2021. The increase was due primarily to the inclusion of Boston Solar revenues and increased sales of our air purification systems.

Operating Expenses. For the years ended December 31, 2022 and 2021, total operating expenses were $13,109,333 and $5,006,718, respectively. The increase was primarily due to the inclusion of Boston Solar operations, and an increase in professional and legal fees.

Other Income (Expense). For the years ended December 31, 2022 and 2021, other expense was $2,418,067 and $829,385, respectively.  The increase was due primarily to increases in amortization of debt discounts, impairment of goodwill, and interest expense.

Net Loss. For the years ended December 31, 2022, and 2021, net loss was $9,202,533 and $5,763,947, respectively. The increase in net loss is primarily a result of higher operating and other expenses partially offset by higher gross profit.

40

Liquidity and Capital Resources

As of March 31, 2023, we had cash and cash equivalents of approximately $0.5 million.  To continue operations for the next 12 months we will have a cash need of approximately $4.0 million. We anticipate funding our operations for the next 12 months using available cash, cash flow generated from our operations and proceeds from this offering.  The Company plans to pay off current liabilities through sales and increasing revenue through sales of Company services and or products, or through financing activities as mentioned above, although there is no guarantee that the Company will ultimately do so. Should we not be able to fulfill our cash needs through the increase of revenue we will need to raise money through the sale of additional shares of common stock, convertible notes, debt or similar instrument(s). Our net losses and need for additional funding raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s principal sources of liquidity have been cash provided by operating activities, as well capital raised from the sale of securities. The Company’s operating results for future periods are subject to numerous uncertainties and it is uncertain if the Company will be able to become profitable and continue growth for the foreseeable future. If management is not able to increase revenue and/or manage operating expenses, the Company may not be able to maintain profitability. The Company’s ability to continue in existence is dependent on the Company’s ability to achieve profitable operations.

Lambrecht Note

A past source of liquidity for the Company has been borrowings from affiliates.  In this connection, we previously borrowed an aggregate of approximately $606,000 from Gregory Lambrecht, a former executive officer and director of the Company (the “Insider Debt”).  On May 18, 2021, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Lambrecht.  Pursuant to the Separation Agreement, Mr. Lambrecht resigned as an officer and director of the Company and agreed to terminate his employment agreement with the Company.  The Company agreed to pay Mr. Lambrecht $764,480 due in unpaid accrued compensation and repay the Insider Debt as follows: (i) the Company agreed to issue Mr. Lambrecht 362,987 shares of common stock, with a value of $272,240 on the date of issuance, (ii) the Company agreed to pay Mr. Lambrecht  $250,000 in cash within two business days of the date of the Separation Agreement, and (iii) satisfy the remaining $848,612 in Accrued Debt by issuing Mr. Lambrecht a promissory note (the “Lambrecht Note”).  The Lambrecht Note carries a 10% interest rate, and the Company is required to make monthly payments of principal and interest in the amount of $21,523, with the first payment of $21,523 due September 1, 2021 and a final payment amount of $21,523 due on August 1, 2025. As of December 31, 2022 and December 31, 2021, the balance due was $759,073 and $804,896 respectively.

Convertible Notes

On April 21, 2022 the Company issued 15% original issue discount convertible promissory notes to each of Cameron Bridge LLC, Target Capital LLC, and Walleye Opportunities Master Fund. Each of the notes has an aggregate principal amount of $1,470,589, is due January 21, 2023 and bears interest at a rate of 15% annually. The Company has the option to repay prepay each note at any time prior to or on January 21, 2023 at an amount equal to 120% of the sum of (i) the outstanding principal amount of the note, plus (ii) accrued and unpaid interest thereon, plus (iii) all other amounts, costs, expenses and liquidated damages due in respect of the note. The notes are convertible at the option of the holder or upon the occurrence of a liquidity event or event of default into the number of shares of the Company’s Common Stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal amount and any unpaid accrued interest by (y) the conversion price. The notes will be converted into shares of the Company’s common stock as of the effective date of the registration statement of which this prospectus forms a part.

On April 21, 2022 the Company issued an unsecured 36-month convertible seller note to Daniel Mello Guimaraes in an aggregate principal amount of $1,940,423, convertible into shares of the Company’s Common Stock based on the 60-day volume weighted price average of the Company’s Common Stock prior to April 21, 2022. The payments begin six months after April 21, 2022 and are paid quarterly over 30 months. The note will be converted into shares of the Company’s common stock as of the effective date of the registration statement of which this prospectus forms a part.

41

On April 21, 2022, the Company issued an unsecured convertible note in the aggregate principal amount of $976,016 to Daniel Mello Guimaraes, payable in cash or in shares of the company’s common stock at the holder’s option at a 20% discount to the market based on a predetermined formula. The note bears interest at a rate of 12.5% annually. The note is due March 31, 2023. The note will be converted into shares of the Company’s common stock as of the effective date of the registration statement of which this prospectus forms a part.

In October 2016, the Company issued a convertible note in the aggregate principal amount of $10,500 with an interest rate of 0%, due in October 2017; the note was convertible at $0.525 per share. This note is currently in default.

Term Notes

On July 13, 2021 the Company issued a promissory note to Bucktown Capital LLC (“BCL”) in the aggregate principal amount of $1,580,000. The note bears interest at a rate of 8% per annum and provides that for each calendar quarter beginning on January 1, 2022 and continuing until the note is paid in full, the Company will make quarterly cash payments to BCL equal to $250,000. The Company may choose the frequency and amount of each payment (subject to a minimum payment of $50,000) during each applicable quarter so long as the aggregate amount paid during each quarter is equal to $250,000. The note will be converted into shares of the Company’s common stock as of the effective date of the registration statement of which this prospectus forms a part.

On April 21, 2022 the Company issued an unsecured promissory note in the aggregate principal amount of $1,000,000 with no stated interest to Romain Strecker. Principal payments are due as follows: $250,000 due October 21, 2022, $250,000 due April 30, 2023 and $500,000 due October 31, 2023.

Original Issue Discount Notes

On October 25, 2022, the Company entered a Securities Purchase Agreement (the “OID Purchase Agreement”) with 622 Capital, LLC (“622 Capital”), whereby 622 Capital purchased from the Company, and the Company issued, (i) an aggregate principal amount of $600,000 of 20% original issue discount senior notes (each, a “Note” and collectively, the “Notes”), and (ii) 2,620,545 shares of common stock, par value $0.0001 per share, of the Company.

Each Note was designated as a 20% Original Issue Discount Senior Note due the earlier of January 21, 2023 or upon the occurrence of the Liquidity Event (as defined in the Note). If the Notes remain outstanding after the Maturity Date or an Event of Default (each as defined in the Note), then the Notes are subject to an interest rate of 15% per annum, provided that if (x) the Liquidity Event occurs on or prior to January 21, 2023 and (y) the Company pays the outstanding principal of the Notes to the holder, then such interest will be waived retroactive to the date of the first issuance of the Notes (the “Original Issue Date”). Upon an Event of Default, the sum of the outstanding principal amount of the Notes and any accrued and unpaid interest thereon shall become, at the election of the holder of the Notes, immediately due and payable in cash. The Company shall have the option to prepay the Notes at any time after the Original Issue Date prior to or on the Maturity Date at an amount equal to the sum of the outstanding principal amount of the Notes and any accrued and unpaid interest thereon, without any prepayment premium or penalty.

The Notes will be converted into shares of the Company’s common stock as of the effective date of the registration statement of which this prospectus forms a part.

Contractual Obligations and Future Cash Requirements

Our principal contractual obligations expected to give rise to material cash requirements consist of non-cancelable leases for our leased facilities, vehicles, tools and current short term as well as long term debt obligations as well as convertible notes. We lease properties in Boston, Massachusetts and Phoenix, Arizona from an unrelated party under non-cancelable operating leases dating through 2027 and 2022, respectively. The monthly operating lease related to Boston Solar for real estate are from $4,372 to $18,466 and end September 2027. Vehicle leases range from $644 to $973 per month, and their end dates from December 2023 to September 2026. Tools lease payments are $1,285 per month and end March 2027. We believe our liquidity resources, our cash on hand and cash generated by operations will be sufficient to cover these obligations as well as the future cash requirements of being a public company.

42

Consolidated Statement of Cash Flow Data:

Three months ended March 31, 2023, as compared to three months ended March 31, 2022

	For the Three Months Ended March 31,
	2023	2022
Net cash used in operating activities	$(538,995)	$(2,186,692)
Net cash provided by (used in) investing activities	$(52,000)	$-
Net cash provided by financing activities	$523,775	$563,456
Net increase (decrease) in cash and cash equivalents	$(67,220)	$(1,623,236)
Cash	$498,022	$120,086

Operating Activities

Cash used in operating activities – Net cash used in operating activities was ($538,995) for the three months ended March 31, 2023, primarily as a result of our net loss attributable to Singlepoint Inc stockholders of ($2,186,692), partially offset by a net positive change in operating assets and liabilities. Net cash used in operating activities was ($634,885) for the three months ended March 31, 2022, primarily as a result of our net loss attributable to Singlepoint Inc stockholders of ($1,422,463), partially offset by common stock issued for services in the amount of $240,000 and an increase of $442,754 in accrued expenses.

Investing Activities

Cash flow provided by (used in) investing activities – During the three months ended March 31, 2023, the Company used ($52,000) for investing activities related to cash paid for notes receivable from related party. During the three months ended March 31, 2022, the Company had no cash flow provided by or used in investing activities.

Financing Activities

Cash flow from financing activities – During the three months ended March 31, 2023, our financing activities provided cash of $523,775 primarily from proceeds from the sale of Class E Preferred Stock of $257,500, Class C Preferred Stock of $100,000, and from the issuance of convertible notes in the amount of $250,000. During the three months ended March 31, 2022, our financing activities provided cash of $563,456 primarily from proceeds from the sale of common stock.

Year ended December 31, 2022, as compared to the year ended December 31, 2021

	For the Year Ended December 31,
	2022	2022
Net cash used in operating activities	$(4,164,983)	$(4,831,629)
Net cash provided by (used in) investing activities )	$(1,522,242)	$(44,700)
Net cash provided by financing activities	$6,059,982	$4,869,341
Net increase (decrease) in cash and cash equivalents	$372,757	$(6,988)
Cash	$191,485	$191,485

43

Operating Activities

Cash used in operating activities – For the year ended December 31, 2022, we had $4,164,983 net cash used in operating activities which was due primarily from our net loss attributable to Singlepoint stockholders of $8,852,677, partially offset by non-cash expenses related to goodwill impairment charge ($1,315,973), amortization of debt discounts ($1,376,934), and common stock issued for services ($1,502,513).  For the year ended December 31, 2021, $4,831,629 net cash used in operating activities was due primarily from our net loss attributable to Singlepoint stockholders of $5,373,015.

Investing Activities

Cash flow provided by (used in) investing activities – For the year ended December 31, 2022, net cash used in investing activities was $1,522,242, primarily due to the Boston Solar acquisition, net of cash acquired.  For the year ended December 31, 2021, net cash used in investing activities was $44,700 related to acquisition related expenses and purchases of property, plant, and equipment.

Financing Activities

Cash flow from financing activities – For the year ended December 31, 2022, net cash provided by financing activities was $6,059,982, primarily due to $3,777,500 of proceeds from issuance of convertible notes and $1,830,000 of proceeds from sale of preferred stock – Class E.  For the year ended December 31, 2021, net cash provided by financing activities was  $4,869,341, primarily due to proceeds from long-term notes payable and proceeds from the sale of Classes C and D Preferred Stock.

Critical Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Notes to the Consolidated Financial Statements describe the significant accounting policies and methods used in the preparation of the Consolidated Financial Statements. Estimates are used for, but not limited to, contingencies and taxes. Actual results could differ materially from those estimates. The following critical accounting policies are impacted significantly by judgments, assumptions, and estimates used in the preparation of the Consolidated Financial Statements.

Loss Contingencies

The Company is subject to various loss contingencies arising in the ordinary course of business. The Company considers the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as its ability to reasonably estimate the amount of loss in determining loss contingencies. An estimated loss contingency is accrued when management concludes that it is probable that an asset has been impaired, or a liability has been incurred and the amount of the loss can be reasonably estimated. The Company regularly evaluates current information available to us to determine whether such accruals should be adjusted.

Income Taxes

The Company recognizes deferred tax assets (future tax benefits) and liabilities for the expected future tax consequences of temporary differences between the book carrying amounts and the tax basis of assets and liabilities. The deferred tax assets and liabilities represent the expected future tax return benefits or consequences of those differences, which are expected to be either deductible or taxable when the assets and liabilities are recovered or settled.

Recent Accounting Pronouncements

See Note 2 of the consolidated financial statements for a discussion of Recent Accounting Pronouncements.

Off-Balance Sheet Arrangements

                We do not have any significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Recently Adopted Accounting Standards

None.

44

BUSINESS

The Company is a diversified holding company principally engaged through its subsidiaries in providing renewable energy solutions and energy-efficient applications to drive better health and living. Our primary focus is sustainability by providing an integrated solar energy solution for our customers and clean environment solutions through our air purification business. We conduct our solar operations primarily through our subsidiary, Boston Solar, in which we hold an 80.1% equity interest.

We conduct our air purification operations through Box Pure Air, in which we hold a 51% equity interest.

We also have ownership interests outside of our primary solar and air purification businesses. We consider these subsidiaries to be noncore businesses of ours. These noncore businesses are:

•	DIGS, in which we hold a 90% equity interest and which provides products and services within the agricultural industry designed to improve yields and efficiencies; and
•	EnergyWyze, a wholly owned subsidiary and which is a digital and direct marketing firm focused on customer lead generation in the solar energy industry;
•	ShieldSaver, in which we hold a 51% equity interest and which focuses on efficiently tracking records of vehicle repairs.
•	Direct Solar America, in which we hold a 51% equity interest and which works with homeowners and small commercial business to provide solar, battery backup and EV chargers at their location(s).

We built and plan to continue to build our portfolio through organic growth, synergistic acquisitions, products, and partnerships. We generally acquire majority and/or control stakes in innovative and promising businesses that are expected to appreciate in value over time. We are particularly focused on businesses where our engagement will be potentially significant for that entity’s growth prospects. We strive to create long-term value for our stockholders by helping our subsidiary companies to increase their market penetration, grow revenue and improve operating margins and cash flow. Our emphasis is on building businesses in industries where our management team has in-depth knowledge and experience, or where our management can provide value by advising on new markets and expansion.

Our Core Businesses

Solar Operations

Boston Solar.  Boston Solar is dedicated to providing superior products, exceptional customer service, and high quality workmanship in residential, commercial and industrial installations. Boston Solar has installed more than 5,000 residential and commercial solar systems powering thousands of homes and businesses in New England (predominantly in Massachusetts), since its founding in 2011. It has been honored with the 2020 Guildmaster Award from GuildQuality for demonstrating exceptional customer service within the residential construction industry. For five consecutive years, Boston Solar has been recognized as a Top Solar Contractor by Solar Power World magazine. Boston Solar has also made Boston Business Journal’s “Largest Clean Energy Companies in Massachusetts” List. Boston Solar is a member of Solar Energy Business Association of New England (SEBANE). We acquired 80.1% of Boston Solar on April 21, 2022. Boston Solar is headquartered in Massachusetts. The Company is continually analyzing strategies for Boston Solar to optimize growth, synergies and operational efficiencies within the region serviced by Boston Solar.

Air Purification Operations

Box Pure Air.  Box Pure Air is a distributor of industrial grade high-efficiency air purification products designed and manufactured for schools and commercial buildings. The company is pursuing additional products to leverage its sales network that are designed to increase safety and security in these locations. Box Pure Air strives to help businesses and consumers create a safe and healthy environment. The products we sell are engineered and designed to exceed the national standards of indoor air quality by following CDC requirements for air ventilation utilizing HEPA certified filters and incorporating proven antimicrobial technologies. Box Pure Air primarily sells and distributes AirBox Air Purifier product line (“Airbox”), an industrial and commercial grade suite of products developed by clean-room technologists that are primarily hand-built in the United States. The Airbox line products combine high-proficiency air filtration with clean-lined, modern design and style. The Airbox purifier delivers commercial grade clean air technology to keep employees, customers and clients safe and healthy in high-traffic locations by improving and enhancing indoor air quality. Box Pure Air has exclusive distribution rights for Airbox in the following areas: Raleigh, North Carolina (and its surrounding areas), Saint Augustine, Florida and the southern region of Florida, as well as the entirety of the states of Arizona, Washington and Oregon. Box Pure Air is permitted to distribute Airbox in Texas and California. We acquired 51% of the outstanding interests in Box Pure Air in February 2021. Box Pure Air is headquartered in South Carolina.

45

Our Non-Core Businesses

As noted above, we also have ownership interests outside of our primary solar and air purification businesses. We consider these subsidiaries to be noncore businesses of ours.

Direct Solar America.  Direct Solar America is a solar brokerage company that currently works with homeowners to define the best solar installation provider and financer for their needs in multiple cities around the United States. Direct Solar America works with homeowners and small commercial business to provide solar, battery backup and EV chargers at their location(s). We believe that its model is scalable nationally and has the ability, through its partnerships with various solar engineering, procurement and construction firms to originate solar-based sales. Beginning in June 2021, coinciding with a senior management change and the revision of contracts with a majority of our dealer and installation providers, Direct Solar America recently significantly reduced the number of states potentially serviced within the addressable sales footprint to approximately 11 states that can be actively serviced by our partners and providers. Direct Solar America has resumed onboarding of service providers and are again expanding into additional markets as we build a national sales footprint. In addition to the resumption of the multistate expansion of the residential solar brokerage model, Direct Solar America has identified market opportunities related to small and medium commercial solar projects and has committed staff and resources, adding to its core business competencies to pursue these types of underserved commercial solar opportunities. The majority of the targeted projects are comprised of commercial buildings, schools, and parking lot structures looking for solar based solutions that offset and reduce traditional energy consumption through a green solution that saves them money while reducing their indirect emissions of greenhouse gases contributing to climate change. We formed Direct Solar America in May 2019, and currently own 51% of its membership interests.  Direct Solar America is headquartered in Arizona.

EnergyWyze.  EnergyWyze is a digital and direct marketing firm focused on customer lead generation in the solar energy industry. These customer leads are parties interested in implementing some sort of solution provided by the clients that have hired EnergyWyze to perform their marketing. EnergyWyze currently operates a consumer-centric website and a solar business website and the majority of its marketing efforts are focused on digital ad platforms, including Facebook, YouTube, and other social media platforms. We acquired EnergyWyze in January 2021. EnergyWyze is led by experienced marketers and is focused on becoming an emerging industry leader providing qualified preset appointments to the nation’s leading solar installation companies. EnergyWyze is headquartered in Utah.

ShieldSaver.  The Company owns 51% of the outstanding interests of ShieldSaver. ShieldSaver is a technology-focused automotive company working to efficiently track records of vehicle repairs. ShieldSaver pair shops with potential customer via proprietary technology. The ShieldSaver technology solution drives business-to-business (“B2B”) leads and conversion to sales of windshield repair and replacement. The ShieldSaver technology is designed to increase efficiency by quickly delivering a vehicle specific quote for windshield replacement and delivering those leads to local installers looking to expand and grow their business. ShieldSaver has relationships with large parking lot management companies at airports and other locations around the United States to obtain the data needed to operate.

DIGS. The Company owns 90% of the outstanding interests of DIGS, a California-based supplier of cultivation equipment that fulfills orders nationwide. DIGS has focused on providing products and services within the agricultural industry designed to improve yields, efficiencies, and profitability. Through this business, we provide hydroponic supplies and nutrients to commercial agricultural business and individual farmers. DIGS operates an online store, and sells nutrients, lights, and HVAC systems, among other products, to individuals that are interested in horticulture. They also fulfill and distribute products to businesses and stores in the southern California market. DIGS has historically provided manufacturing services out of its leased facility in Carlsbad, California. The manufacturing supports developing and wholesaling private labelled product for clients as well as our inhouse branding efforts.

46

SingleSolar. SingleSolar is an online business providing solar solutions to consumers. SingleSolar is solely dedicated to providing online pricing and quoting for residential solar customers. The online tool provides an online estimate for cost of going solar and will eventually provide the framework to complete a solar purchase online.

Our Market Opportunity

In each of our businesses, we focus on solid, growing markets and capitalize on positive demographic and market trends. In our solar energy business, we intend to develop a vertically integrated solar energy business with nationwide geographical coverage. We believe these initiatives have the opportunity to increase market share, diversify geographical revenue streams, incorporate best practices across our portfolio, and provide increased cost savings by providing both purchasing power and lower general administrative cost across our solar energy operating businesses.

Solar Energy

The rise in environmental concerns regarding the increase in carbon emissions owing to the usage of conventional fuels for transportation and power generation purposes has prompted countries around the world to opt for cleaner and more efficient sources of power. Furthermore, the long-term power generation goals of North American countries such as the U.S., Canada, and Mexico have given impetus to the growth of clean energy technologies.

The U.S. residential solar PV market size was estimated at $9.1 billion in 2020 and is expected to expand at a CAGR of 5.6% from 2021 to 2028. The market is driven by the presence of favorable policies and regulations for net metering and financial incentives such as the ITC in the U.S. Currently, ITC provides a 26.0% tax credit for the installation of solar systems on residential properties under Section 25D of the Internal Revenue Code of 1986, as amended (the “Code”). A tax credit under the provision of the scheme provides a dollar-for-dollar decrease in the income tax that a person would have otherwise paid to the federal government. This has provided a thrust for residential end-users to opt for solar PV systems to get tax incentives.

The decrease in solar PV installation costs in the last decade has resulted in high growth of solar PV in the U.S. Further, the presence of easy solar financing options provides a number of options for residential end-users to choose from, which has propelled the growth of the market. According to Fortune Business Insights, the solar industry is expected to grow at a CAGR of 6.9% from 2021 through 2020. The market is expected to grow from approximately $184 billion in 2021 to $293 in 2028.

To externally grow our solar energy business, we intend to focus on the acquisition of high quality regional solar and solar-adjacent businesses. We intend to target companies that have a history great customer services, revenue and profitability. Solar and solar-adjacent businesses are highly regional and driven by local and federal incentives. For this reason, we believe it is highly important that any acquisition target have a leading regional presence. For our organic growth, we plan to drive customer acquisition through the creation of a national network focused on customer-centric solar businesses. We further believe being able to offer an all-in-one solution from client acquisition to installation enables the Company to competitively position itself. With a focus on long term customer relationships and the lifetime value of the customer, we intend to focus on our customer network for follow-on product and service offerings.

Air Purification

Air pollution is responsible for nearly 6.5 million deaths every year, making it the world’s fourth-largest threat to human health, according to a 2016 report by the International Energy Agency. Air purifiers can, to a large extent, help people who are suffering from asthma, airborne allergies and other breathing disorders.

47

According to a Market Insights report, the air purifier market is projected to witness a CAGR of 10.8% to almost $2.3 billion by 2023 and reach $2.9 billion by 2025, and $4.8 billion by 2030. The air purifier market in the United States was already valued at $1 billion in 2020 and is likely to grow further. The report further says that one of the biggest drivers of the growth has been the COVID-19 pandemic followed by additional concerns including cross-state pollution, natural disasters, and consumer education programs.

According to Grandview research, “[t]he global air purifier market size was estimated at $10.67 billion in 2020 and is expected to reach $12.26 billion in 2021” with an expected CAGR of 6.2% through 2028. Box Pure Air was acquired in early 2021 and has significantly grown since. For the year ended December, 31, 2021, we achieved approximately $1 million in annual sales for our air purification business. We surpassed that number in the first quarter of 2022 and we experienced significantly increased revenues for the year ending December 31, 2022.

COVID-19 is transmitted from an infected to a healthy person through respiratory droplets and contact routes. According to the United States Environmental Protection Agency, air purifiers can reduce airborne contaminants, which consist of viruses in any confined space. However, air purifiers still need to be used along with the other practices recommended by the CDC for an ideal plan to protect oneself against the disease. Given that even maintaining a six feet distance does not promise complete safety from being contracted by the virus, the use of air purifiers becomes all the more important.

Our clean environment business was implemented, in response to demand due to COVID-19 and effects of global pollution, to provide mobile air purification technology in closed environments that are unable to implement such technology on an attractive cost basis. We are being increasingly called upon to provide services to help prevent the spreading of airborne diseases and toxins, thereby improving the environmental quality, health and wellness of our end users who include students, first responders, professionals returning to offices and others. Our air purification business benefits from three sources of federal funding that provide capital allocations to elementary, middle and high schools for use in implementing air purification and ventilation improvement. In 2021, $121 billion was allocated to schools for this purpose.

Additionally, Singlepoint recently signed a 2-year distribution agreement with Tennessee-based Ballistic Barrier Products, with the goal of selling bullet-resistant window shades and door panels to schools. The Bipartisan Safer Communities Act, which became law earlier this year, enacted new gun control measures and set aside $300 million to implement security measures against shooters that target schools. We believe that this naturally complements our current offerings to elementary, middle and high schools.

We have focused our development efforts on customer groups with proven use cases for our clean environment business. These customer groups range from health care facilities such as hospitals, nursing facilities, urgent care locations, and medical office waiting rooms to correctional facilities and general commercial office properties. We have leveraged our existing market position in the air purification industry to cross sell into newer market opportunities including sanitization, general air filer supply, and other safety services.

Our Growth Strategy and Competitive Advantages

Our goal is to develop or acquire ownership interests in companies that possess high-growth potential, and to provide those companies with management services that will help them grow. We believe that we can build a brand that is synonymous with integrity, strong corporate governance and transparency with an emphasis on social responsibility. Key elements of our growth strategy and competitive advantages include:

Accretive acquisitions and strategic relationships at each level of our company. We intend to continue to pursue acquisitions that consolidate market share, expand our geographical footprint and further our position as a participant in each of our principal businesses. We seek to identify and partner with companies with complementary technology and where our existing business extension opportunities could be commercially beneficial to them.

Diverse and competitive positioning of our companies. Our principal businesses operate in highly competitive but diverse markets which we believe balances the risk profile of our company. We believe the diverse and competitive positioning in these markets of our companies serves as a competitive strength.

48

Central management support for all companies. Our “hands-on” management team provides centralized management oversight across our principal businesses. We believe we can improve the margins by controlling costs at our businesses as we centralize business practices in functional areas including financing, accounting, human resources, back-office administration, information technology and risk management. These margin improvements can be accomplished through leveraging our centralized capital and management capabilities to allow our businesses to better focus their efforts on revenue generation and product enhancement. In addition, we seek to increase revenue for each of our majority-owned and/or wholly-owned operating subsidiaries by cross-selling the complementary technical services and distribution network of each company.

Intellectual Property

Third parties may infringe or misappropriate our proprietary rights. Competitors may also independently develop technologies that are substantially equivalent or superior to the technologies we employ in our products and services. However, we maintain no material registered intellectual property assets.

Competition

The markets for our products are intensely competitive, continually evolving and subject to changing technologies. Many of our competitors are substantially larger than us and have significantly greater name recognition, sales and marketing, financial, technical, customer support and other resources. These competitors may be able to respond more rapidly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sale of their products.

These competitors may enter our existing or future markets with products that may be less expensive, that may provide higher performance or additional features or that may be introduced more quickly than our products.

We believe that we compete favorably with our competitors on the basis of these factors. However, if we are not able to compete successfully against our current and future competitors, it will be difficult to acquire and retain customers, and we may experience revenue declines, reduced operating margins, loss of market share and diminished value in our services.

Marketing and Sales

Our marketing efforts (conducted by us both with our own employees and through outside consultants) currently focus on increasing demand for our solutions utilizing targeted email campaigns, search engine optimization (“SEO”) and search engine marketing (“SEM”) advertising. In addition, we generate awareness by participating in industry tradeshows, issuing press releases and articulating our messaging through our website. We conduct our marketing activities domestically to promote our products independently and in cooperation with our strategic partners. Our product information is available on our website, which contains overview presentations.

We market and distribute our products through a partnership network of companies and we use a broad distribution channel to bring our products and solutions to our customers.

We have sales and support staff in various locations throughout the United States. Our inside sales group answers incoming leads from potential customers and refers these new leads to one of our partners. A new lead is a potential customer, client or user of one or more of the products and services Singlepoint either directly offers or refers to a partner. A partner is either one of our subsidiaries or one of the companies that we do business with.

Since the acquisition of Boston Solar, the Company’s solar sales strategy now includes an internal sales staff. Boston Solar employs approximately 85 individuals. Approximately 15 of these individuals are responsible for fielding inbound and outbound sales efforts and generating new potential customers through various marketing methods. Upon engaging with a potential solar client, our sales staff is able to create a solar proposal for the interested party. Once create the potential client will go through a series of presentations which leads to the purchasing decision. Once permitting is complete, Boston Solar proceeds to install the proposed solution for the client. Boston Solar mainly generates new clients through their presence in the community and the long history of respected business practices.

49

In the air purification market, there are currently three federal funding programs that provide federal capital allocation to schools PreK-12. In these federal funds, approximately $121 billion must be used for air purification and ventilation improvement in schools throughout the US. Our air purification business is predominately focused on acquiring customers in the public and private school markets. We generate new business through digital marketing campaigns and working to establish relationships with decision makers in each market.

Employees

Currently Singlepoint and its subsidiaries employ a total of approximately 100 individuals, all of whom are full-time employees. These individuals consist of management, developers, sales and support staff. Some of these individuals are employed through outside sourcing, working with us to hire qualified candidates. We believe our relations with our employees is satisfactory.

Properties

We do not currently own any property or real estate of any kind. The Company leases approximately 1,400 square feet of office space at 2999 North 44th Street, Phoenix, Arizona 85018, through January 31, 2023, at a monthly base rent of $3,688 through February 2022, then increasing to $3,758 per month beginning February 2022. The lease expired in January 2023, and the Company now leases space at 3104 E Camelback Rd #2137 Phoenix AZ 85016.

Box Pure Air, LLC currently leases office space at 75 Port City Landing, Pleasanton, South Carolina 29464, at a monthly base rent of $2,567.58. The lease term is month to month.

On July 2, 2019, the Company executed a lease agreement for an industrial building space in California for 24 months at base rent of $2,400 per month through June 30, 2021, upon which the lease expired. The Company no longer leases this space.

Effective April 15, 2022, Boston Solar,  entered into a lease extension to secure parking, warehouse, and office facilities. The lease runs through October 30, 2027 with a monthly cost of $22,838.00.

Legal Proceedings

On July 9, 2021 the Company and Direct Solar America served a complaint (the “Company Complaint”) in the United States District Court for the District of Arizona against Pablo Diaz Curiel, Kjelsey Johnson, and Brian Odle alleging, amongst other things, that the aforementioned individuals: (i) interfered with Direct Solar America’s existing and prospective business opportunities; (ii) made unauthorized use of, claims of ownership, and/or offers for sale under direct Solar America’s commercial identity; (iii) misappropriated trade secrets of Direct Solar America; (iv) breached the Asset Purchase Agreement originally entered into between the Company and Mr. Diaz and Ms. Johnson (Mr. Diaz and Ms. Johnson); and (v) breached the Employment Agreement originally entered into between Direct Solar America and Mr. Diaz.

Also on July 9, 2021, the Company was served with a Complaint by Mr. Diaz (and certain other parties) against the Company and certain officers (and former officers) of the Company (the “Diaz Complaint”). On August 11, 2021, an order was issued consolidating the Company Complaint and the Diaz Complaint which resulted in the two legal actions being consolidated into one matter and required Defendants to refile their Complaint as a counterclaim. A counterclaim was submitted by Pablo Diaz Curiel, Kjelsey Johnson, Elijah Chaffino, Dan Shikiar, Jagusa Holdings, Inc. and Brian Odle against the Company and Direct Solar America, Greg Lambrecht, Wil Ralston and Corey Lambrecht (the “Counterclaim”). The Counterclaim includes but is not limited to the following material allegations: (i) violation of Section 10b-5 of the Exchange Act; (ii) breach of contract; (iii) tortious interference; (iv) breach of fiduciary duty; (v) unlawful diversion of ownership, earnings, and monies; (vi) intentional misrepresentation; and (vii) engaging in a pattern and practice of acquisitions based on false promises. The Counterclaim was filed September 11, 2021.

50

On July 14, 2021, the Company filed a First Amended Complaint (the “FAC”) adding parties Solar Integrated Roofing Corporation (“SIRC”), USA Solar Network, LLC (“USA Solar Network”), David Massey, Christina Berume and Jessica Hernandez in addition to Pablo Diaz Curiel, Kjelsey Johnson and Brian Odle as defendants. In the FAC, the Company alleges (amongst other things) that the defendants: (i) misappropriated trade secrets; (ii) breached the Asset Purchase Agreement (Mr. Diaz and Ms. Johnson); (iii) breached the employment agreement (Mr. Diaz); (iv) breached the implied covenant of good faith and fair dealing (Mr. Diaz and Ms. Johnson); (v) breached fiduciary duties (Mr. Diaz); (vi) engaged in unfair competition; (vii) violated the Arizona Uniform Trade Secrets Act; (viii) intentionally interfered with contract/business expectancy; (ix) converted assets of the Company; (x) were unjustly enriched; and (xi) committed violations of the Lanham Act. On August 27, 2021, the Company filed a Second Amended Compliant which includes additional causes of action including copyright infringement against USA Solar Network and Defamation (Mr. Diaz).

On September 10, 2021, SIRC, USA Solar Network and David Massey filed a motion to dismiss the claims as it relates to such parties.

On February 22, 2022, a Senior Judge signed the order stating that Defendants SIRC and Massey’s Motion to Dismiss was granted in part and denied in part. With respect to Defendant Massey, the Court dismissed all claims against him for lack of personal jurisdiction. With respect to Defendant SIRC, the Court dismissed the following claims from the Second Amended Complaint under Federal Rule of Civil Procedure 12(b)(6): (a) unfair competition (count seven); (b) intentional interference with contract/business expectancy (count nine); (c) conversion (count ten); and (d) unjust enrichment (count eleven). The remaining claims against Defendant SIRC survived the Motion to Dismiss and remain before the Court. The Court ordered that Plaintiffs’ Motion to Compel Arbitration of all of Defendant Diaz’s counterclaims under his Employment Agreement with Solar Direct America was granted. The Court ordered the dismissal of the following claims from the FAC: count three in its entirety, count six as to Defendant Diaz, and counts five, nine, ten, elevan and thirteen as to Diaz, to the extent those claims are based on Diaz’s rights and responsibilities under the Employment Agreement subject to arbitration The court further ordered that Counterdefendants’ Motion to Dismiss was granted in part and denied in part.

On January 9, 2023, the Company announced that it and Direct Solar America have resolved their claims against Pablo Diaz Curiel, Kjelsey Johnson, Brian Odle, Elijah Chaffino, Christina Berume and Jessica Hernandez in the United States District Court, District of Arizona. The claims filed by Pablo Diaz, individually and derivatively on behalf of SinglePoint Direct Solar, LLC, JAGUSA Holdings, LLC, Elijah Chaffino, Kjelsey Johnson, Brian Odle, Direct Solar, LLC and AI Live Transfers against the Company, SinglePoint Direct Solar, LLC, Greg Lambrecht, Wil Ralston and Corey Lambrecht filed in the United States District Court, District of Arizona have also been resolved. The Company and SinglePoint Direct Solar, LLC maintains its claims against SIRC and USA Solar Network. The Company, SinglePoint Direct Solar, LLC and Pablo Diaz Curiel have also resolved the arbitration matter pending before the American Arbitration Association, whereby Mr. Diaz brought wage related claims.

On April 6, 2023, the Company and SinglePoint Direct Solar LLC announced they had resolved their claims against Solar Integrated Roofing Corporation and USA Solar Network, LLC. All related litigation involving the aforementioned parties has been dismissed. With this dismissal, the Company and SinglePoint Direct Solar, LLC are not a party to any ligation.

51

MANAGEMENT

Directors and Executive Officers

Our business and affairs are managed under the direction of our Board and committees of the Board. Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve until serve at the pleasure of the Board, subject to all rights, if any, of such officer under any contract of employment. The following table presents information regarding our executive officers and directors as of the date of this prospectus(1):

Name	Age	Position
William Ralston	33	Chairman of the Board and Chief Executive Officer
Corey Lambrecht	53	President, Chief Financial Officer and Director
Eric Lofdahl	60	Independent Director
Tony Thomas	56	Independent Director(2)
Jim Rulfs	69	Independent Director

_____________

(1) All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

(2) Appointed to our Board effective automatically upon the effectiveness of the registration statement of which this prospectus forms a part.

There are no agreements with respect to electing directors. Except as set forth below, none of the directors held any directorships during the past five years in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such act, or of any company registered as an investment company under the Investment Company Act of 1940.

Executive Officers

William (“Wil”) Ralston

Wil Ralston became Chairman of the Board and Chief Executive Officer of the Company on May 19, 2021. Prior to his appointment as Chief Executive Officer, Mr. Ralston served as the President of the Company beginning in August 2017. Additionally, Mr. Ralston previously served as a vice president of sales for the Company from 2013 to 2015. From 2015 to 2017 Mr. Ralston was a market developer for Porch.com (“Porch”) where he was responsible for opening and developing new markets for Porch which included onboarding new clients and integrating Porch services into physical locations through partnership in the community and driving awareness initiatives. Mr. Ralston graduated cum laude from the WP Carey School of Business at Arizona State University with a degree in Global Agribusiness. We believe that Mr. Ralston is qualified to serve as a member of our Board because of his leadership experience, familiarity with the Company and experience in operations of the company.

Corey Lambrecht

Corey Lambrecht has served as the President of the Company since November 24, 2021 and has been the Chief Financial Officer of the Company since January 17, 2020. In addition to his executive roles, Mr. Lambrecht was appointed as a director of the Company on May 19, 2021. Prior to joining the Company, Mr. Lambrecht served as a public company executive for over 20 years, cultivating broad experience in strategic acquisitions, corporate turnarounds, new business development, pioneering consumer products, corporate licensing and interactive technology services. He has held various executive roles at a number of public companies with responsibilities including day ¬to ¬day business operations, management, raising capital, board communication and investor relations. He is a Certified Director from the UCLA Anderson Graduate School of Management Accredited Directors Program. Mr. Lambrecht has served as a director of CUI Global, Inc., now Orbital Infrastructure Group, Inc. (NASDAQ: OIG), since 2007; throughout this time, he has served multiple terms on the audit committee and currently serves as the compensation committee chairman and the chairman of the investment committee for that company’s board of directors. Mr. Lambrecht is a current director of American Rebel Holdings, Inc. (NASDAQ: AREB) where he is a member of the audit committee and the chairman of the compensation committee. From July 2016 through December 2019, Mr. Lambrecht also served on the Board of ORHub, Inc. (OTC: ORHB). He previously served as a Board Member for Lifestyle Wireless, Inc., which, in 2012, merged into the Company. In December 2011, Mr. Lambrecht joined the board of directors of Guardian 8 Holdings, a leading non¬-lethal security product company, serving as a member of the board until early 2016. Mr. Lambrecht served as the President and Chief Operating Officer at Earth911 Inc., a subsidiary of Infinity Resources Holdings Company (OTC: IRHC) from January 2010 to July 2013. We believe Mr. Lambrecht is qualified to serve as a member of our board of directors because of the perspective, extensive public company and management experience he brings as the President and Chief Financial Officer of the Company.

52

Non-Employee Directors

Eric Lofdahl

Eric Lofdahl joined the Company in 2013 and has exclusively served on our Board as a non-executive director since 2018. He previously served as the Company’s advisory Chief Technology Officer (“CTO”), with no day-to-day responsibilities in a non-compensated capacity beginning in 2019. He has over 30 years of experience in the technology sector, including positions in software development, program management, complex system integration, and engineering process definition. Mr. Lofdahl began his career at the Boeing Company, where he led a team that successfully developed advanced wireless and satellite data products based on commercial technology for the U.S. Air Force. Mr. Lofdahl is the owner of the Lofdahl Group, a technology consulting company, and Text2Bid, a mobile auction platform. Mr. Lofdahl holds a Bachelor of Science degree in electrical engineering from Iowa State University.

James (“Jim”) Rulfs

Jim Rulfs has served on our board since July 2022. A serial entrepreneur, Jim Rulfs has spent the majority of his career specializing in mergers and acquisitions and has over 40 years of experience as a managing principal across different industries. Mr. Rulfs currently serves as the managing member of CBC Partners Holdings, LLC, a privately funded lender that provides debt financing loans to high-growth commercial and industrial companies. CBC Partners Holdings, LLC has a strategic partnership with CBC Capital Partners, a commercial loan company with 10 years’ of experience in corporate finance. Mr. Rulfs also founded Liberty Pacific Capital LLC, a venture capital firm specializing in emerging technology companies, which later became FocusPoint Private Capital Group, and is a principal of Seattle Venture Group. Mr. Rulfs holds a Series 82 securities license and a Bachelor of Science from Ohio University.

Tony Thomas

Tony Thomas will join our board concurrently with the effective date of the registration statement of which this prospectus forms a part. He is the President of Point Hill Capital, a strategic advisory Firm, founding Managing Director of SCI Ventures, a family office investing primarily in media, communications and technology companies and a General Partner of Syncom Venture Management, a manger of institutional venture capital funds. At Point Hill, Mr. Thomas leads consulting engagements for privately held companies across numerous sectors including health care, cybersecurity, communications, technology and energy. These engagements routinely involve leading capital raising efforts, M&A activities, deal structuring, due diligence and post transaction strategy execution. As a venture capital investor at SCI Ventures and Syncom Venture Management Mr. Thomas has been a senior member of the management team of a venture capital firm primarily focused on investing in minority entrepreneurs and companies whose products and services super-serve underserved communities. His primary responsibilities include sourcing investment opportunities, representing the firms on the Boards of Directors of portfolio companies, providing hands-on portfolio management services from advising on corporate strategy to fund raising to acting in the capacity of an interim CEO/COO/CFO as needed. Mr. Thomas received his B.B.A in Accounting from Loma Linda University and his M.B.A. in Finance and International Business from Pennsylvania State University.

Family Relationships

There are no family relationships between or among any of our current directors or executive officers.

53

Board Composition and Risk Oversight

As of the date of this prospectus, our Board is currently composed of five members, with one member joining on the effective date of the registration statement of which this prospectus forms a part. We have entered into independent director agreements with Jim Rulfs and Eric Lofdahl, pursuant to which they have been appointed to serve as independent directors and expects to enter into an independent director agreement with Tony Thomas. As a result of these appointments, three of our directors are independent within the meaning of the listing requirements and rules of the Nasdaq Capital Market. Our articles of incorporation and bylaws provide that the number of our directors shall be fixed from time to time by resolution of our Board.

Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks, cybersecurity risks, reputational risks, strategic risks and operational risks. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our audit committee is responsible for overseeing the management of our risks relating to accounting matters and financial reporting. Our nominating and corporate governance committee is responsible for overseeing the management of our risks associated with the independence of our Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our Board is regularly informed through discussions from committee members about such risks. Our Board believes its administration of its risk oversight function has not affected our Board’s leadership structure.

Director Independence

We have applied to list our Common Stock on the Nasdaq Capital Market under the symbol “SING.” Under the rules of the Nasdaq Capital Market, independent directors must comprise a majority of a listed company’s board of directors within a specified period of the completion of this offering. In addition, the rules require that subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act (“Rule 10A-3”). Under the rules of the Nasdaq Capital Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the Company;

•

the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for Board or Board committee service);

•

the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

•

the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•

the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the Company’s audit.

54

On November 8, 2023, our Board undertook a review of its committees and the independence of our directors and considered whether any director has a material relationship with us that could comprise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based on information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Eric Lofdahl and Jim Rulfs are  “independent” and Tony Thomas will be “independent” as that term is defined under the rules of the Nasdaq Capital Market. Additionally, on November 8, 2023, our Board also determined that Eric Lofdahl, Jim Rulfs, and Tony Thomas, each of whom comprise or will comprise our audit committee, compensation committee and nominating and corporate governance committee, satisfy the standards for those committees established by applicable SEC rules and the rules of the Nasdaq Capital Market, which have been or will be implemented upon a listing of our common stock on the Nasdaq Capital Market. In making this determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

Mr. Ralston, our Chief Executive Officer, is also the Chairman of our Board. Our Board determined that, at the present time, having our Chief Executive Officer also serve as the Chairman of our Board provides us with optimally effective leadership and is in our best interests and those of our stockholders. Our Board believes that Mr. Ralston’s history with the Company and extensive understanding of our business, operations and strategy make him well qualified to serve as Chairman of our Board.

We expect to implement Corporate Governance Guidelines that will provide our Board with flexibility to select the appropriate leadership structure at a particular time based on what our Board determines to be in the best interests of the Company. These Company’s Corporate Governance Guidelines are expected to provide that our Board has no established policy with respect to combining or separating the officers of chairman of the Board and principal executive officer.

Committees of our Board

Our Board has established four standing committees: an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating committee (the “Nominating Committee”). Following the closing of this offering, each committee’s charter will be posted on the investor relations section of our website. Members serve on these committees until their resignation or until as otherwise determined by our Board. Our Board may establish other committees as it deems necessary or appropriate from time to time. The composition and responsibilities of each of the committees of our Board is described below.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, our Audit Committee will consist of Eric Lofdahl, Jim Rulfs and Tony Thomas, each of whom, our Board determined, satisfies the requirements under the Nasdaq listing standards and applicable SEC rules. Eric Lofdahl serves as the Audit Committee Chairman; our Board determined that Eric Lofdahl is an “audit committee financial expert” as defined in applicable SEC regulations. Each member of the Audit Committee is independent and can read and understand fundamental financial statements in accordance with applicable requirements.

55

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial system audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee’s duties, which are set forth in our Audit Committee Charter, include, but are not limited to:

•	helping our Board oversee our corporate accounting and financial reporting processes;

•

reviewing and discussing with management all press releases regarding our financial results and any other information provided to securities analysts and ratings agencies, including any non-GAAP financial information;

•

reviewing and discussing with management and the independent auditor the annual and quarterly audited financial statements, and recommending to the Board whether the audited financial statements should be included in our annual and quarterly disclosure reports;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major financial risk exposures and the manner in which such risks are being monitored and controlled;

•	monitoring the independence of the independent auditor;

•	assuring the regular rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	periodically reviewing with management our compliance with applicable laws and regulations as well as corporate compliance policies or codes of conduct;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•

determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	reviewing with the independent auditor and senior internal auditing executive the adequacy of our internal controls, and any significant findings and recommendations with respect to such controls.

Our Audit Committee operates under a written charter that satisfies the applicable Nasdaq listing requirements.

56

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, our Compensation Committee will consist of Jim Rulfs and Eric Lofdahl, each of whom is independent under the Nasdaq listing standards and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chair of the Compensation Committee is Jim Rulfs. The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. The Compensation Committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•

reviewing, approving and determining, or making recommendations to our Board if the Committee deems it appropriate, regarding the compensation of our executive officers as well as our overall compensation, philosophy, policies and plans, including reviewing both regional and industry compensation practices and trends;

•	reviewing and approving corporate and personal performance goals and objectives related to the compensation of the Company’s Chief Executive Officer;

•	evaluating, at least annually, the performance of the Chief Executive Officer and other executive officers of the Company in light of the goals and objectives of our executive compensation plans;

•	performing such duties and responsibilities assigned to the Compensation Committee or our Board under the terms of any compensation or other employee benefit plan;

•

reviewing, adopting, amending, terminating or making recommendations to our Board regarding incentive compensation and equity compensation plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;

•	establishing and reviewing general policies relating to compensation and benefits of our employees;

•

reviewing and discussing with management the disclosures regarding executive compensation to be included in our public filings or stockholder reports, including the Compensation Committee Report included in our annual report; and

•	reviewing, and recommending to our Board the compensation paid to our directors.

Our Compensation Committee operates under a written charter that satisfies the applicable Nasdaq listing standards. The charter of the Compensation Committee charter permits the committee to retain or receive advice from a compensation consultant and outlines certain requirements to ensure the consultants’ independence or certain circumstances under which the consultant need not be independent. However, as of the date hereof, the Company has not retained such a consultant.

Nominating Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, our Nominating Committee will consists of Eric Lofdahl, Jim Rulfs and Tony Thomas, each of whom, our Board determined, is independent under the Nasdaq listing standards. The chair of our Nominating Committee is Eric Lofdahl.  The Nominating Committee’s duties, which are specified in its charter, include, but are not limited to:

•	evaluating the current composition, organization and governance of our board and its committees, determining future requirements of our board and making recommendations to our board for approval;

•	identifying, evaluating and recommending for selection by our board, candidates to fill new positions or vacancies on our board;

•	evaluating director performance on our Board and applicable committees of our Board and determining whether continued service on our Board is appropriate;

•	evaluating nominations by stockholders of candidates for election to our Board;

•	evaluating the independence of directors and director nominees against the applicable independence requirements;

57

•

developing, recommending for approval by our Board and reviewing on an ongoing basis the adequacy of the corporate governance principles applicable to us, including, but not limited to, director qualification standards, director responsibilities, committee responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession and annual performance evaluation;

•	reviewing and making recommendations regarding the committee structure and composition;

•	annually reviewing and recommending to our Board changes to our bylaws as needed;

•

developing and recommending to the board a set of corporate governance principles satisfying the standards established under the applicable laws, regulations, and listing requirements of the Nasdaq and annually reviewing such principles and practices and recommending changes where appropriate;

•	overseeing succession planning for executive officers; and

•

considering questions of possible conflicts of interest of members of the board, reviewing actual or potential conflicts of interest or related party transactions, and making determinations on any actual or potential conflicts of interest as needed.

Meetings of the Board

During its fiscal year ended December 31, 2022, the Board met six times and acted by written consent on numerous occasions.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics (the “Code of Ethics”). The Code of Ethics is intended to document the principles of conduct and ethics to be followed by all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. Its purpose is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest. Following the closing of this offering, the full text of the Code of Ethics will be posted on the investor relations section of our website. We intend to disclosure future amendments to certain provisions of the Code of Ethics, or waivers of these provisions, on our website or in filings under the Exchange Act.

Indemnification and Limitation on Liability of Directors

Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by Nevada law. Nothing contained in the provisions will be construed to deprive any director of his right to all defenses ordinarily available to the director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

58

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to our Chief Executive Officer, Chief Financial Officer and those executive officers that earned in excess of $120,000 during the last two fiscal years ended December 31, 2022 and 2021 (collectively, the “Named Executive Officers”):

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)		Total ($)
William Ralston, Chief Executive Officer, Chairman of the Board	2022	$371,512		-	$371,512
	2021	$284,588		$-	$284,588
Corey Lambrecht, President, Chief Financial Officer and Director	2022	$290,483		-	$290,483
	2021	$205,977		$-	$205,977
Eric Lofdahl, Director	2022	$16,000		-	$16,000
	2021	16,000		$-	$16,000
Gregory Lambrecht, Former Chief Executive Officer	2022	$-		-	$-
	2021	$84,615	$		$84,615

Employment Agreements

Except for the following agreements, the Company does not have any written agreements with any of its executive officers. The following discussion is a summary of the material terms of the employment agreements and is subject to the full copy of the respective employment agreement (all capitalized terms not otherwise defined herein are defined in the respective employment agreement):

In November 2021 the Company entered into an Amendment to Employment Agreement with our CEO, Wil Ralston (the “Ralston Amendment”). The Ralston Amendment includes the following: (i) that the term of the original employment agreement is extended to May 30, 2024 (to be automatically extended for additional three-year periods unless either party has provided written termination at least 90 days prior to the expiration of such Term), (ii) a Base Salary equal to Two Hundred Eighty Thousand Dollars ($280,000.00) per year, with a minimum automatic Cost of Living increase of 3.0% per year, beginning on January 1, 2022, (iii) a one-time cash retention bonus of $50,833.33, and (iv) waiver by Mr. Ralston of any unpaid allowances (estimated $61,500.00) afforded to Mr. Ralston through October 31, 2021

In November 2021 the Company entered into an Amendment to Employment Agreement with Corey Lambrecht (the “Lambrecht Amendment”). The Lambrecht Amendment includes the following: (i) that the term of the original employment agreement is extended to November 23, 2023 (to be automatically extended for additional three-year periods unless either party has provided written termination at least 90 days prior to the expiration of such Term), (ii) a Base Salary equal to Two Hundred Twenty Five Thousand Dollars ($225,000.00) per year, with a minimum automatic Cost of Living increase of 3.0% per year, beginning on January 1, 2022, (iii) one-time cash retention bonus equal to twenty percent (20%) of the Base Salary, and (iv) a waiver by Mr. Lambrecht of any unpaid compensation owed by the Company through October 31, 2021. On January 17, 2020 the Company entered into an employment agreement with Corey Lambrecht to serve as the Chief Financial Officer. The term is for a period of one year; salary is Eighty Thousand Dollars ($80,000.00) per year; if employment is terminated as a result of his death or Disability, the Company shall pay the Base Salary and any accrued but unpaid Bonus and expense reimbursement amounts through the date of his Death or Disability and a lump sum payment equal to $40,000 (at the time his Death or Disability occurs) within 30 days of his Death or Disability; If employment is terminated by the Board for Cause, then the Company shall pay the Base Salary and Bonus earned through the date of his termination; If employment is terminated by the upon the occurrence of a Change of Control or within six (6) months thereafter, the Company (or its successor, as applicable) shall (i) continue to pay to the Base Salary for a period of six (6) months following such termination, (ii) pay any accrued and any earned but unpaid Bonus, (iii) pay the Bonus he would have earned had he remained with the Company for six (6) months from the date which such termination occurs, and (iv) pay expense reimbursement amounts through the date of termination.

59

Stock Option Plan and other Employee Benefits Plans

The following table provides information as of December 31, 2022, regarding shares of common stock that may be issued under the Singlepoint Inc. 2019 Equity Incentive Plan (the “Plan”), which was created in 2019 and approved by the holders of a majority of the outstanding shares of common stock. Information is included for both equity compensation plans approved by the Company’s stockholders and not approved by the Company’s stockholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	-	-	1,333,333
Equity compensation plans not approved by security holders	-	-	-
Total:	-	-	1,333,333

(1) Consists of the Plan.

Summary Description

The following description is intended to be a summary of the material provisions of the Plan. It does not purport to be a complete description of all the provisions of the Plan and is qualified in its entirety by reference to the complete text of the Plan. Capitalized terms used in the following summary and not otherwise defined in this Information Statement have the meanings set forth in the Plan.

Purpose and Eligible Participants.  The purpose of the Plan is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. The Administrator may grant awards under the Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its Subsidiaries; (b) a director of the Company or one of its Subsidiaries; or (c) an individual consultant who renders bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Company or one of its Subsidiaries) to the Company or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register under the Securities Act, the offering and sale of shares issuable under this Plan by the Company, or the Company’s compliance with any other applicable laws.

60

Types of Awards.  The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

Stock Options.  A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise, it will be deemed to be a nonqualified stock option.

The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator

Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the number of shares of Common Stock being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the Fair Market Value of a share of Common Stock on the date the SAR was granted as specified in the applicable award agreement. The maximum term of a SAR shall be ten (10) years.

Restricted Shares. Restricted shares are shares of Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and the applicable award agreement relating to the restricted stock, a participant granted restricted stock shall have all of the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Administrator).

Restricted Share Units.

(a) Grant of Restricted Share Units. A restricted share unit, or “RSU”, represents the right to receive from the Corporation on the respective scheduled vesting or payment date for such RSU, one share of Common Stock. An award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of this Plan. At the time an award of RSUs is made, the Administrator shall establish a period of time during which the restricted share units shall vest and the timing for settlement of the RSU.

(b) Dividend Equivalent Accounts. Subject to the terms and conditions of the Plan and the applicable award agreement, as well as any procedures established by the Administrator, prior to the expiration of the applicable vesting period of an RSU, the Administrator may determine to pay dividend equivalent rights with respect to RSUs, in which case, the Corporation shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. The participant shall have the right to be paid the amounts or other property credited to such account upon vesting of the subject RSU.

(c) Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable award agreement, each participant receiving RSUs shall have no rights as a stockholder with respect to such RSUs until such time as shares of Common Stock are issued to the participant. No shares of Common Stock shall be issued at the time a RSU is granted, and the Company will not be required to set aside a fund for the payment of any such award. Except as otherwise provided in the applicable award agreement, shares of Common Stock issuable under an RSU shall be treated as issued on the first date that the holder of the RSU is no longer subject to a substantial risk of forfeiture as determined for purposes of Section 409A of the Code, and the holder shall be the owner of such shares of Common Stock on such date. An award agreement may provide that issuance of shares of Common Stock under an RSU may be deferred beyond the first date that the RSU is no longer subject to a substantial risk of forfeiture, provided that such deferral is structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

61

Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed above may be, and options and SARs granted with an exercise or base price not less than the Fair Market Value of a share of Common Stock at the date of grant (“Qualifying Options” and “Qualifying SARs,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code. The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using the Business Criteria provided for below for the Corporation on a consolidated basis or for one or more of the Corporation’s Subsidiaries, segments, divisions or business units, or any combination of the foregoing. Such criteria may be evaluated on an absolute basis or relative to prior periods, industry peers or stock market indices.

Number of Shares. Subject to adjustment as provided in the Plan, 1,333,333 shares of Common Stock are available for issuance in connection with awards granted under the Plan.

Administration. This Plan shall be administered by, and all awards under this Plan shall be authorized by, the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee or individual (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law.

Effective Date and Termination. This Plan was approved by the Board and became effective on December 5, 2019. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on December 5, 2029. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

Director Compensation

Our director compensation policy provides that each independent director will receive cash compensation equal to $2,000 per month that individual serves as a Director, payable at the commencement of each calendar month, and scheduled within the Company’s payroll system. Upon a director’s initial election to our Board, he or she will be issued a grant of restricted common stock with a grant date fair value of $15,000. Thereafter, he or she will be entitled to receive an additional grant of restricted common stock restricted common stock with a grant date fair value of $15,000 on each yearly anniversary for the next (3) three years while such individual remains a member of our Board. Each director is also entitled to receive a grant of restricted common stock with a grant date fair value of $9,000 on the last business day of each quarter while such individual is member of the Board. The shares of restricted common stock will be valued at the average volume weighted average closing price of the 10-days immediately preceding each issuance date.

62

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of June 8, 2023, certain information concerning the beneficial ownership of our capital stock:

•	each stockholder known to us to own beneficially 5% or more of any class of our outstanding stock;

•	each director;

•	each named executive officer;

•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of any class of our outstanding stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes general voting power and/or investment power with respect to securities. Shares of common stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of the record date, and shares of common stock issuable upon conversion of other securities currently convertible or convertible within 60 days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Under the applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares. In any case where an individual has beneficial ownership over securities that are not outstanding but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above.  Except otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Percentages in the table below are based on 9,577,092 shares of Common Stock outstanding as of June 8, 2023 and give effect to all conversions of the Company’s Class D Convertible Preferred Stock and Class E Convertible Preferred Stock, as well as certain of the Company’s previously outstanding indebtedness, all of which will be effectuated as of the effective date of the registration statement of which this prospectus forms a part.

Unless otherwise indicated, the address of each person or entity named below is c/o Singlepoint Inc., 3104 E Camelback Rd #2137, Phoenix, AZ 85016.

	Shares of Common Stock Beneficially Owned
	Actual		After Giving Effect to the Offering
	No.	%	No.	%
5% Stockholders
Brenda Lambrecht	1,245,433	13.0%	1,245,433	11.8%

Named Executive Officers and Directors
Wil Ralston	1,290,886	13.5%	1,290,886	12.2%
Eric Lofdahl(2)	704,733	7.4%	704,733	6.7%
Corey Lambrecht	811,667	8.5%	811,667	7.7%
Jim Rulfs	750	*	750	*
All executive officers and directors as a group (5 individuals)	2,808,035	29.3%	2,808,035	26.6%

(1)

Mr. Gregory P. Lambrecht served as the Chairman of the Board of Directors until May 18, 2021. Mr. Greg Lambrecht has entered into a two year voting agreement. To the extent any vote or consent of the Board of Directors of the Employer is taken during the two years following the date of this Agreement, relating to (i) the uplisting of the Employer’s Common Stock to the Nasdaq or NYSE, (ii) reverse split of the Common Stock of the Employer, and or (iii) the spin off by the Employer of up to two subsidiaries, and such action is put to a vote of the shareholders of the Employer, then the Employee shall vote all shares of Common Stock and Preferred Stock of the Employer then owned by the Employee (the “Employee Shares”) for such action(s). To secure the Employee’s obligations to vote the Employee Shares in accordance with this Agreement, the Employee hereby appoints the Chief Executive, President or Secretary of the Employer, or any of them from time to time, or their designees, as the Employee’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of the Employee Shares as set forth in this Agreement and to execute all appropriate instruments consistent with this Agreement on behalf of such Employee if, and only if, such Employee fails to vote all of the Employee Shares or execute such other instruments in accordance with the provisions of this Agreement within five (5) days of the Employer’s or any other party’s written request for the Employee’s written consent or signature. The proxy and power granted by the Employee pursuant to this Section are coupled with an interest and are given to secure the performance of such party’s duties under this Agreement. Each such proxy and power will be irrevocable for the term hereof. The proxy and power will survive the death, incompetency and disability of such party or any other individual holder of the Employee Shares and, so long as any party hereto is an entity, will survive the merger or reorganization of such party or any other entity holding the Employee Shares.

63

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Except as set out below, since the beginning of the Company’s last two fiscal years, there have been no transactions, or currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any of the following people had or will have a direct or indirect material interest:

•	Any director or executive officer of the Company;

•	Any immediate family member of a director or executive officer of the Company; and

•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

Separation Agreements

On May 18, 2021, as previously disclosed, the Company entered into the Separation Agreement with Gregory Lambrecht.  Pursuant to the Separation Agreement, Mr. Lambrecht resigned as an officer and director of the Company and agreed to terminate his employment agreement with the Company.  The Company agreed to pay Mr. Lambrecht $764,480 due in unpaid accrued compensation and repay the Insider Debt as follows: (i) the Company agreed to issue Mr. Lambrecht 362,987 shares of common stock, with a value of $272,240 on the date of issuance, (ii) the Company agreed to pay Mr. Lambrecht $250,000 in cash within two business days of the date of the Separation Agreement, and (iii) satisfy the remaining $848,612 in Accrued Debt by issuing Mr. Lambrecht the Lambrecht Note.  The Lambrecht Note carries a 10% interest rate, and the Company is required to make monthly payments of principal and interest in the amount of $21,523, with the first payment of $21,523 due September 1, 2021 and a final payment amount of $21,523 due on August 1, 2025. As of March 31, 2023 and December 31, 2022, the balance due was 885,752 and $759,073, respectively.

Class A Convertible Preferred Stock

Several of our executive officers and directors previously held a significant number of shares of our outstanding Class A Convertible Preferred Stock. Each share of Class A Convertible Preferred Stock was convertible at any time into 25 shares of common stock. On or about April 17, 2023, shareholders owning 79,763,999 shares of Class A Preferred stock, representing all outstanding shares, agreed to convert into 1,595,279,980 shares of common stock at a conversion ratio of 20:1. There are currently no shares of Class A Preferred stock outstanding. Please see the section titled “Description of Securities – Preferred Stock – Class A Preferred Stock” for a further description of the rights and privileges of this class of securities, the holders of which maintained substantial control over the Company while such shares were outstanding.

64

DESCRIPTION OF SECURITIES

Common Stock

As of June 8, 2023, we had 5,000,000,000 authorized shares of common stock, par value $0.0001 per share, and 9,577,092  shares outstanding (after giving effect to the reverse stock split).

Voting

Each stockholder shall have one vote for every share of stock entitled to vote, which is registered in his or her name on the record date for the meeting, except as otherwise required by law or the Articles of Incorporation.

All elections of directors are determined by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. Except as otherwise required by law or the Articles of Incorporation, all matters other than the election of directors are determined by the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of stockholders at which a quorum is present.

Dividend Rights

No dividends are payable unless declared by the Board.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, after the payment of all preferential amounts required to be paid to the holders of shares of Class A Convertible Preferred Stock (as described below), the remaining assets of the Company available for distribution to its stockholders shall be distributed among the holders of shares of our common stock and any other class or series of stock of the Company, excluding holders of shares of Class A Convertible Preferred Stock, pro rata based on the number of shares held by each such holder.

Other Matters

The holders of our common stock have no cumulative voting or preemptive or redemption rights. All of our common stock are fully paid and non-assessable.

Preferred Stock

The Company has authorized 100,000,000 shares of preferred stock, $0.0001 per value per share, and five series of preferred stock. Below is a summary description of the different authorized classes of preferred stock.

Class A Preferred Stock

As of March 31, 2023, the Company had 80,000,000 shares designated as Class A Convertible Preferred Stock, $0.0001 par value per share, of which 79,763,999 shares were issued and outstanding as of March 31, 2023. On or about April 17, 2023, shareholders owning 79,763,999 shares of Class A Preferred stock, representing all outstanding shares, agreed to convert into 1,595,279,980 shares of common stock at a conversion ratio of 20:1. There are currently no shares of Class A Preferred stock outstanding.

Voting

Each share of Class A Convertible Preferred Stock votes with the shares of common stock and is entitled to 50 votes per share and ranks senior to all other classes of stock in liquidation in the amount of $1 per share.

65

Conversion

Each share of Class A Convertible Preferred Stock was convertible at any time into 25 shares of common stock. On or about April 17, 2023, shareholders owning 79,763,999 shares of Class A Preferred stock, representing all outstanding shares, agreed to convert into 1,595,279,980 shares of common stock at a conversion ratio of 20:1. There are currently no shares of Class A Preferred stock outstanding.

Dividend Rights

No dividends are payable unless declared by the Board.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Class A Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of common stock and any other class or series of stock of the Company, excluding holders of shares of Class A Convertible Preferred Stock, by reason of their ownership thereof, an amount per share equal to any dividends declared but unpaid thereon.

Redemption Rights

The Class A Convertible Preferred Stock are not redeemable by the Company.

Other Rights

                The holders of our common stock have no cumulative voting or preemptive rights.

Other

The foregoing summary of terms is subject to, and qualified in its entirety, by the Certificate of Designation for the Class A Convertible Preferred Stock.

Class B Convertible Preferred Stock

As of March 31, 2022, the Company had authorized 1,500 shares of Class B Convertible Preferred Stock, $0.0001 par value per share, of none were issued and outstanding as of March 31, 2022.

Voting

Each share of Class B Convertible Preferred Stock votes with the shares of common stock on an as-converted basis, subject to the Class B Limitation. The “Class B Limitation” is 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of the Class B Convertible Preferred Stock held by the applicable holder.

Redemption Rights

The Company has the right to redeem the Class B Convertible Preferred Stock, in accordance with the terms stated by the Certificate of Designation for the Class B Convertible Preferred Stock (the “Class B Certificate”).

Conversion

Each share of the Class B Convertible Preferred Stock is convertible into that number of shares of common stock (subject to Class B Limitation) determined by dividing the Stated Value of $1,200 per share by $0.00244.

66

Dividend Rights

The Company is required to pay cumulative dividends of eight percent (8%) per annum on the Stated Value of $1,200 per share on the Class B Convertible Preferred Stock, payable quarterly, beginning on the original issuance date of such Class B Convertible Preferred Stock and ending on the date that such share of Class B Convertible Preferred Stock has been converted or redeemed. At the Company’s discretion, dividends may be paid in cash or Class B Convertible Preferred Stock calculated at the purchase price. Each holder of Class B Convertible Preferred Stock is also entitled to dividends on shares of Class B Convertible Preferred Stock equal to (on an as-if-converted-to-common-stock basis) and in the same form of dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock.

Liquidation Rights

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Class B Convertible Preferred Stock shall be entitled to receive out of the assets of the Company an amount equal to the Stated Value plus further calculations described further in the Class B Certificate.

Registration Rights

If the Company proposes to file any registration statement with respect to any offering of equity securities or other securities, then the Company shall offer the holders of Class B Convertible Preferred Stock the opportunity to register the sale of such number of Class B Convertible Preferred Stock as such holders may request in writing, with certain restrictions.

Preemptive Rights

Holders of Class B Convertible Preferred Stock receive preemptive rights if at any time the Company sells any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire common stock.

Other

                The foregoing summary of terms is subject to, and qualified in its entirety, by the Class B Certificate.

Class C Convertible Preferred Stock

As of March 31, 2023, the Company had authorized 1,500 shares of undesignated preferred stock as Class C Convertible Preferred Stock, $0.0001 par value per share, of which none were issued and outstanding as of March 31, 2023.

Voting

Each share of Class C Convertible Preferred Stock votes with the shares of common stock on an as-converted basis, subject to the Class C Limitation. The “Class C Limitation” is 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of the Class C Convertible Preferred Stock held by the applicable holder.

Redemption Rights

The Company has the right to redeem the Class C Convertible Preferred Stock, in accordance with the terms stated by the Certificate of Designation for the Class C Convertible Preferred Stock (the “Class C Certificate”).

Conversion

Each share of the Class C Convertible Preferred Stock is convertible into that number of shares of common stock (subject to Class C Limitation) determined by dividing the Stated Value of $1,200 per share by the by the lower of (1) $0.0163 and (2) 100% of the lowest VWAP of the common stock during the fifteen (15) trading days immediately preceding, but not including, the conversion date.

67

Dividend Rights

The Company is required to pay cumulative dividends of three percent (3%) per annum on each share of Class C Convertible Preferred Stock, payable quarterly, beginning on the original issuance date of such Class C Convertible Preferred Stock and ending on the date that such share of Class C Convertible Preferred Stock has been converted or redeemed. At the Company’s discretion, dividends may be paid in cash or Class C Convertible Preferred Stock calculated at the purchase price. Each holder of Class C Convertible Preferred Stock is also entitled to dividends on shares of Class C Convertible Preferred Stock equal to (on an as-if-converted-to common-stock basis) and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock.

Liquidation Rights

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Class C Convertible Preferred Stock shall be entitled to receive out of the assets of the Company an amount equal to the Stated Value plus further calculations described further in the Class C Certificate.

Registration Rights

If the Company proposes to file any registration statement with respect to any offering of equity securities or other securities, then the Company shall offer the holders of Class C Convertible Preferred Stock the opportunity to register the sale of such number of Class C Convertible Preferred Stock as such holders may request in writing, with certain restrictions.

Preemptive Rights

Holders of Class C Convertible Preferred Stock receive preemptive rights if at any time the Company sells any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire common stock.

Other

                The foregoing summary of terms is subject to, and qualified in its entirety, by the Class C Certificate.

Class D Convertible Preferred Stock

As of March 31, 2023, the Company had authorized 2,000 shares of undesignated preferred stock as Class D Convertible Preferred Stock, of which 1,900 shares were issued and outstanding as of March 31, 2023. In June 2023, the shareholders holding 1,850 shares of Class D Preferred stock, representing all outstanding shares, agreed to convert into 567,714 shares of common stock as of the effective date of the registration of which this prospectus forms a part. As a result of the conversions, no shares of Class D Preferred stock will remain outstanding after the effective date of the registration statement of which this prospectus forms a part.

Voting

Each share of Class D Convertible Preferred Stock votes with the shares of common stock on an as-converted basis, subject to the Class D Limitation. The “Class D Limitation” is 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of the Class D Convertible Preferred Stock held by the applicable holder.

Redemption Rights

The Company has the right to redeem the Class D Convertible Preferred Stock, in accordance with the terms stated by the Certificate of Designation for the Class D Convertible Preferred Stock (the “Class D Certificate”).

68

Conversion

Each share of the Class D Convertible Preferred Stock is convertible into that number of shares of common stock (subject to Class D Limitation) determined by dividing the Stated Value of $1,200 per share by the lower of (1) $0.1055 and (2) 100% of the lowest VWAP of the common stock during the fifteen (15) trading days immediately preceding, but not including, the conversion date. The Stated Value of the Class D Convertible Preferred Stock is $1,200 per share. In June 2023, the shareholders holding 1,850 shares of Class D Preferred stock, representing all outstanding shares, agreed to convert into 567,714 shares of common stock as of the effective date of the registration statement of which this prospectus forms a part. As a result of the conversions, no shares of Class D Preferred stock will remain outstanding as of the effective date of the registration statement of which this prospectus forms a part.

Dividend Rights

The Company is required to pay cumulative dividends of three percent (3%) per annum on each share of Class D Convertible Preferred Stock, payable quarterly, beginning on the original issuance date of such Class D Convertible Preferred Stock and ending on the date that such share of Class D Convertible Preferred Stock has been converted or redeemed. At the Company’s discretion, dividends may be paid in cash or Class D Convertible Preferred Stock calculated at the purchase price. Each holder of Class D Convertible Preferred Stock is also entitled to dividends on shares of Class D Convertible Preferred Stock equal to (on an as-if-converted-to-common-stock basis) and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock

Liquidation Rights

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Class D Convertible Preferred Stock shall be entitled to receive out of the assets of the Company an amount equal to the Stated Value plus further calculations described further in the Class D Certificate.

Registration Rights

If the Company proposes to file any registration statement with respect to any offering of equity securities or other securities, then the Company shall offer the holders of Class D Convertible Preferred Stock the opportunity to register the sale of such number of Class D Convertible Preferred Stock as such holders may request in writing, with certain restrictions.

Preemptive Rights

Holders of Class D Convertible Preferred Stock receive preemptive rights if at any time the Company sells any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire common stock.

Other

                The foregoing summary of terms is subject to, and qualified in its entirety, by the Class D Certificate.

Class E Convertible Preferred Stock

As of March 31, 2023, the Company had authorized 5,000 shares of undesignated preferred stock as Class E Convertible Preferred Stock, of which 2,195 shares were issued and outstanding as of March 31, 2023. In June 2023, the shareholders holding 2,195 shares of Class E Preferred stock, representing all outstanding shares, agreed to convert into 623,643 shares of common stock as of the effective date of the registration statement of which this prospectus forms a part. As a result of the conversions, no shares of Class E Preferred stock will remain outstanding after the effective date of the registration statement of which this prospectus forms a part.

Voting

Each share of Class E Convertible Preferred Stock votes with the shares of common stock on an as-converted basis, subject to the Class E Limitation. The “Class E Limitation” is 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of the Class E Convertible Preferred Stock held by the applicable holder.

69

Redemption Rights

The Company has the right to redeem the Class E Convertible Preferred Stock, in accordance with the terms stated by the Certificate of Designation for the Class E Convertible Preferred Stock (the “Class E Certificate”).

Conversion

Each share of the Class E Convertible Preferred Stock is convertible into that number of shares of common stock (subject to Class E Limitation) determined by dividing the Stated Value of $1,200 per share by an amount equal to the lower of (1) a fixed price equaling the closing price of the Common Stock on the trading day immediately preceding the date of the Purchase Agreement (defined below), and (2) 100% of the lowest VWAP of the common stock during the fifteen (15) trading days immediately preceding, but not including, the date of the conversion. In June 2023, the shareholders holding 2,195 shares of Class E Preferred stock, representing all outstanding shares, agreed to convert into 623,643 shares of common stock as of the effective date of the registration statement of which this prospectus forms a part. As a result of the conversions, no shares of Class E Preferred stock will remain outstanding after the effective date of the registration statement of which this prospectus forms a part.

Dividend Rights

The Company is required to pay cumulative dividends of eight percent (8%) per annum on the Stated Value of $1,200 per share on each share of Class E Convertible Preferred Stock, payable quarterly, beginning on the original issuance date of such Class E Convertible Preferred Stock and ending on the date that such share of Class E Convertible Preferred Stock has been converted or redeemed. At the Company’s discretion, dividends may be paid in cash or Class E Convertible Preferred Stock calculated at the purchase price. Each holder of Class E Convertible Preferred Stock is also entitled to dividends on shares of Class E Convertible Preferred Stock equal to (on an as-if-converted-to-common-stock basis) and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock.

Liquidation Rights

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Class E Convertible Preferred Stock shall be entitled to receive out of the assets of the Company an amount equal to the Stated Value plus further calculations described further in the Class E Certificate.

Registration Rights

If the Company proposes to file any registration statement with respect to any offering of equity securities or other securities, then the Company shall offer the holders of Class E Convertible Preferred Stock the opportunity to register the sale of such number of Class E Convertible Preferred Stock as such holders may request in writing, with certain restrictions.

Preemptive Rights

Holders of Class E Convertible Preferred Stock receive preemptive rights if at any time the Company sells any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire common stock.

Other

                The foregoing summary of terms is subject to, and qualified in its entirety, by the Class E Certificate.

Options

As of March 31, 2023, the Company had not issued any stock options.

70

Underwriter Warrants

                The registration statement of which this prospectus is a part also registers the sale of the underwriter’s warrants as a portion of the underwriting compensation in connection with this offering. The underwriter’s warrants, subject to a 180-days lock-up restriction, will be exercisable for a five-year period commencing on the date of commencement of sales of securities pursuant to the registration statement of which this prospectus is a part at an exercise price of $                  , equal to 130% of the offering price per share being sold in this offering). See “Underwriting” for a description of these warrants.

Nevada Business Combination Statutes

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, (the “NRS”), generally prohibit a Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the Board prior to the date the interested stockholder obtained such status or the combination is approved by the Board and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

•

the combination was approved by the Board prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the Board before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

•

if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding voting shares of the corporation, (c) more than 10% of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within two years, did own) 10% or more of the voting power of the outstanding voting shares of a corporation. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Nevada Control Share Acquisition Statutes

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and that conduct business in Nevada directly or through an affiliated corporation. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third or more but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

71

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer LLC with offices located at 18 Lafayette Place, Woodmere, NY 11598.

Nasdaq Capital Market Listing Application

We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “SING,” which listing is a condition to this offering. There can be no assurances Nasdaq will approve our listing application. We will not proceed with this offering if the common stock is not approved for listing on Nasdaq or another securities exchange.

Dividend Policy

To date we have never declared a dividend for our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business and for general corporate purposes. We cannot assure you that we will distribute any cash in the future. Our cash distribution policy is within the discretion of our Board and will depend upon various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

72

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement between us and the underwriters named below, for which Spartan Alexander Capital, L.P., (“Alexander Capital”) is acting as representative (the “Representative”), each underwriter named below has severally agreed to purchase, and we have agreed to sell to the underwriters, the following respective number of shares of common stock listed next to the underwriter’s name in the following table.

Underwriters	Number of Shares

Alexander Capital, L.P.

Total

Under the terms of the underwriting agreement, the underwriters are committed to purchase all of the shares of common stock offered by this prospectus if the underwriters buy any of such shares of common stock. The underwriters’ obligation to purchase the shares of common stock is subject to satisfaction of certain conditions, including, among others, the continued accuracy of representations and warranties made by us in the underwriting agreement, delivery of legal opinions and the absence of any material changes in our assets, business or prospects after the date of this prospectus.

The underwriters initially propose to offer our shares of common stock directly to the public at the public offering price set forth on the front cover page of this prospectus and to certain dealers at such offering price less a concession not to exceed $              per share. After the initial public offering of the shares of common stock, the offering price and other selling terms may be changed by the underwriters. Sales of shares of common stock made outside the United States may be made by affiliates of certain of the underwriters.

Over-Allotment Option

We have granted the underwriters an option exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase from us up to an aggregate of 150,000 additional shares (which equals to 15% of the aggregate number of shares of common stock offered by this prospectus) of our common stock, less the underwriting discounts and commissions set forth on the cover of this prospectus in any combination thereof to cover over-allotments, if any. To the extent that the Representative exercises this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of common stock as the number of shares of common stock to be purchased by it in the above table bears to the total number of shares of common stock offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional shares of common stock to the underwriters to the extent the option is exercised. If any additional shares of common stock are purchased, the underwriters will offer the additional shares of common stock on the same terms as those on which the other shares of common stock are being offered hereunder. If this option is exercised in full, the total offering price to the public will be approximately $                 and the total net proceeds, before expenses and after the credit to the underwriting commissions described below, to us will be approximately $                 .

73

Underwriting Discount

The following table shows the per share and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	No Exercise of Over-Allotment Option	Full Exercise of Over-Allotment Options
Public offering price	$	$
Underwriting discount to be paid by us (1)
Proceeds, before expenses, to us	$	$

____________

(1) The underwriters will receive an underwriting discount equal to 8.25% on shares of common stock sold in this offering.

Expense Reimbursement

             We have also agreed to reimburse the Representative for certain fees and expenses incurred by the Representative in connection with the offering, and any amounts not actually incurred will be reimbursed to us. We have paid an expense deposit of $25,000 to the Representative, which will be applied against the actual accountable expenses that will be payable by us to the Representative in connection with this offering. We will pay a maximum of $200,000 for fees and expenses including “road show,” diligence, and legal fees and disbursements incurred by the Representative in connection with the offering, and other out-of-pocket expenses, plus the costs associated with the use of a third-party electronic road show service. Any retainer balance or advance expense payment to the Representative from us will be reimbursed to us to the extent any portion thereof is not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $605,000.

Non-accountable Expense Allowance

              In connection with and upon closing of this offering, we shall pay to the Representative a non-accountable expense allowance equal to 1% of the gross proceeds received by us from the sale of the shares of common stock.

Stabilization

In accordance with Regulation M under the Exchange Act, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including short sales and purchases to cover positions created by short positions, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making.

•

Short positions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.

•	Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specific maximum price.

•

Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. If the underwriters sell more shares than could be covered by the underwriters’ option to purchase additional shares, thereby creating a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

74

•

Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

•

In passive market making, market makers in our common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchase shares of our common stock until the time, if any, at which a stabilizing bid is made.

These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result of these activities, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the Representative will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Underwriter Warrants

In addition, as additional compensation, we agreed to issue warrants to Alexander Capital or its designees to purchase a number of shares of our common stock equal to a total of 2% of the aggregate number of shares of our common stock sold in this offering (including shares of common stock sold to cover over-allotments, if any) at an exercise price equal to 130% of the public offering price of the common stock sold in this offering exercisable for a five-year period following the commencement of sales of securities in this offering (the “Underwriter Warrants”). We are registering hereby the issuance of the Underwriter Warrants and the issuance of the shares of common stock issuable upon exercise of such warrants. The Underwriter Warrants cannot be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities for a period of 180 days beginning on the commencement of sales of the securities in this offering in compliance with FINRA Rule 5110(e)(1). The Underwriter Warrants will provide for one-time demand registration right for five years following the commencement of sales of securities in this offering in compliance with FINRA Rule 5110(g)(8)(B)-(C), unlimited “piggyback” registration rights for a period of seven years following the commencement of sales pursuant to the registration statement of which this prospectus is a part in compliance with FINRA Rule 5110(g)(8)(D), cashless exercise provisions, and customary anti-dilution provisions (for stock dividends and splits and recapitalizations) and anti-dilution protection (adjustment in the number and price of such warrants and the shares underlying such warrants) resulting from corporate events (which would include dividends, reorganizations, mergers, etc.) and future issuance of common stock or common stock equivalents at prices (or with exercise and/or conversion prices) below the offering price as permitted under FINRA Rule 5110(g)(8)(E).

Discretionary Accounts

The underwriters have informed us that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the shares of common stock being offered in this offering.

75

Determination of Offering Price

Prior to this offering, there has been a limited public market for our common stock. Our common stock currently trades on the OTCQB, where it is quoted under the symbol “SING.” The public offering price of the shares of common stock will be negotiated between us and the Representative. In determining the public offering price, the following factors to be considered included the following:

•	the information set forth in this prospectus and otherwise available to the Representative;

•	the history and prospects for our Company and the industry in which we compete;

•	our management, its past and present operations, and the prospects for, and timing of, our future revenues;

•	our financial and operating information;

•	our present state of development;

•	valuation multiples of publicly traded companies that the Representative believes comparable to ours; and

•	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

Neither we nor the Representative can assure investors that an active trading market will continue to exist for shares of our common stock, or that the common stock will trade in the public market at or above the public offering price.

Tail Financing

If, during the 12 month period following the closing of this offering, we consummate a financing with investors with whom Alexander Capital had contacted and are set forth on a schedule during the period in which we engaged Alexander Capital, we will pay Alexander Capital a fee equal to 8.25% of the proceeds of such financing and five-year term warrants to purchase a number of shares of our common stock equal to 2% of the aggregate number of shares of our common stock sold in such offering at an exercise price equal to 130% of the offering price of the shares of our common stock sold in such offering.

Lock-Up Agreements

We have agreed that for a period of 90 days (the “Initial Company Lock-Up Period”) after the commencement of sale of securities under this offering, we and any of our successors will not, without the prior written consent of Alexander Capital, which may be withheld or delayed in Alexander Capital’s sole discretion:

•

offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly;

•

enter into any swap or other arrangement that transfers to another entity, in whole or in part, any of the economic consequences of ownership of any of our common stock or such other securities, whether any such transaction described above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise;

•	complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank; or

•

file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock, except in connection with the resale of shares received by the former holders of our preferred stock and convertible debt in connection with the conversion of those securities on the effective date of the registration statement of which this prospectus forms a part.

The Company further agrees that for a period of 90 days after the Initial Lock-Up Period (the “Second Company Lock-Up Period”), it will follow the lock-up restrictions as described above, except that it can conduct and complete an offering of equity or debt securities of the Company where all or substantially all proceeds raised hereto are to be used in connection with a publicly disclosed pending acquisition by the Company.

76

The foregoing restrictions will not apply to (1) the shares of common stock to be sold under this prospectus, (2) the issuance of common stock upon the exercise of warrants or the conversion of outstanding preferred stock or other outstanding convertible securities disclosed as outstanding in the registration statement of which this prospectus is a part, the time of sale disclosure package, and the final prospectus, (3) the issuance of employee stock options not exercisable during the lock-up period and the grant of restricted stock awards or restricted stock units or shares of common stock pursuant to equity incentive plans described in the registration statement (excluding exhibits thereto), or the time of sale disclosure package and final prospectus, (4) the filing of a registration statement on Form S-8 or any successor form thereto, (5) the issuance of unregistered securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising more than $500,000 in capital or to an entity whose primary business is investing in securities, and (6) the issuance of unregistered securities in payment or settlement of trade payables, contractor fees, or legal proceedings.

Each of our directors, executive officers and substantially all holders of more than 5% of our outstanding common stock as of the effective date of this registration statement, has entered into lock-up agreements with the Representative prior to the commencement of this offering pursuant to which each of these persons or entities has agreed that, for a period ending 45 days after the date of this prospectus (subject to the leak-out provisions, as applicable), none of them will, without the prior written consent of the Representative (which may be withheld or delayed in the Representative's sole discretion):

•

enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of, whether any such transaction is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise;

•	make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for shares of common stock; or

•	publicly announce an intention to effect any transaction specified above.

 The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements do not apply, subject in certain cases to various conditions, to the following:

•	transfers as a bona fide gift or gifts, provided that the donee or donees agree to be bound in writing by the above restrictions;

•

transfers to any trust for the direct or indirect benefit of the locked-up person or the immediate family of the locked-up person, provided that the trustee of the trust agrees to be bound in writing by the above restrictions, and provided further that any such transfer will not involve a disposition for value; or

•

the acquisition or exercise of any stock option issued pursuant to the Company’s existing stock option plan, including any exercise effected by the delivery of shares of common stock of the Company held by the locked-up person, or (c) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

77

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Nasdaq Capital Market Listing Application

We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “SING,” which listing is a condition to this offering.

Electronic Distribution

A prospectus in electronic format may be made available on websites maintained by one or more of the underwriters of this offering, or by their affiliates. A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in the offering. The Representative may allocate a number of shares to the underwriters and selling group members, if any, for sale to their online brokerage account holders. Any such allocations for online distributions will be made by the Representative on the same basis as other allocations.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of common stock or the possession, circulation or distribution of this prospectus or any other material relating to us or the shares of common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of common stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the shares of common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each, a Relevant Member State, an offer to the public of any shares of common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representative for any such offer; or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase any shares of common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

78

United Kingdom. Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or FSMA) received by it in connection with the issue or sale of the shares of common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

Switzerland.  The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares of common stock.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or the ASIC, in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of common stock may only be made to persons, the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of common stock must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

79

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by DeMint Law, PLLC. Manatt, Phelps & Phillips LLP, Costa Mesa, California, is acting as counsel for the representative of the underwriters with respect to the offering.

EXPERTS

The audited consolidated financial statements for Singlepoint, Inc. as of December 31, 2022 and 2021 and for the years then ended included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Turner, Stone & Company, L.L.P., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited financial statements for The Boston Solar Company, LLC as of December 31, 2022 and 2021 and for the years then ended included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Turner, Stone & Company, L.L.P., independent auditors, upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete.

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.  You may also request a copy of those filings, excluding exhibits, from us at no cost. These requests should be addressed to us at: Singlepoint Inc., 3104 E Camelback Rd #2137, Phoenix, Arizona 85016. Our website address is www.singlepoint.com. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful. Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our Amended Bylaws provides that the Company shall indemnify its directors and officers from and against any liability arising out of their service as a director or officer of the Corporation or any subsidiary or affiliate of which they serve as an officer or director at the request of the Corporation to the fullest extent not prohibited by NRS Chapter 78.

80

Index to Financial Statements

Singlepoint Inc.

Boston Solar Company, LLC

Boston Solar Company, LLC

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of

Singlepoint, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Singlepoint, Inc. (the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2022 and 2021, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 of the notes to consolidated financial statements, the Company expects to continue incurring operating losses and generating negative cash flows from operations for the foreseeable future.  Additionally, the Company has a significant accumulated deficit and net loss for the period.  These conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting.  Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audits provide a reasonable basis for our opinion.

F-2

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments.  The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Goodwill Impairment Assessment

Critical Audit Matter Description

As described in Notes 1 and 5 of the notes to consolidated financial statements, the Company tests goodwill for impairment annually at the reporting unit level, or more frequently, if events or circumstances indicate it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Reporting units are tested for impairment by comparing the estimated fair value of each reporting unit with its carrying amount. If the carrying amount of a reporting unit exceeds its estimated fair value, an impairment loss is recorded based on the difference between the fair value and carrying amount, not to exceed the associated carrying amount of goodwill. The Company’s annual impairment test occurred on December 31, 2022.

We identified the evaluation of the impairment analysis for goodwill as a critical audit matter because of the significant estimates and assumptions management used in determining the fair value of the reporting unit which is based on market indicators. Performing audit procedures to evaluate the reasonableness of these estimates and assumptions required a high degree of auditor judgment and an increased extent of effort.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to the following:

-	Testing management’s process for developing the fair value estimate.

-	Evaluating the market indicators used by management in developing their fair value estimate.

-	Testing the completeness and accuracy of underlying data used in the fair value estimate.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

March 31, 2023

We have served as the Company’s auditor since 2017.

F-3

SINGLEPOINT INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2021

ASSETS
CURRENT ASSETS:
Cash	$564,242	$191,485
Accounts receivable, net	3,034,070	90,763
Prepaid expenses	261,622	40,847
Inventory, net	2,481,384	70,250
Contract assets	404,849	-
Notes receivable from related party	220,456	63,456
Current portion of deferred compensation, net of discount	-	60,373

Total Current Assets	6,966,623	517,174

NON-CURRENT ASSETS:
Property, net	232,873	54,105
Right of use asset	1,295,690	-
Investment, at fair value	134,376	-
Intangible assets, net	3,291,242	34,485
Goodwill	7,199,567	1,702,119
Deferred compensation, net of current portion	-	60,374

Total Assets	$19,120,371	$2,368,257

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
CURRENT LIABILITIES:
Accounts payable	$4,797,456	$231,816
Accrued expenses, including accrued officer salaries	1,479,656	512,214
Current portion of convertible notes payable, net of debt discount	6,748,396	10,500
Unearned revenue	4,927,240	-
Lease liability, current portion	272,575	42,164
Advances from related party	657,404	415,068
Accrued preferred share dividends	224,760	-
Current portion of notes payable, net of debt discount	2,464,823	1,020,350

Total Current Liabilities	21,572,310	2,232,112

LONG-TERM LIABILITIES:
Convertible notes payable, net of current portion	840,474	-
Lease liability, net of current portion	1,039,207	5,353
Advances from related party, net of current portion	400,897	602,363
Long-term notes payable, net of debt discount	145,357	767,160

Total Liabilities	23,998,245	3,606,988

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS' EQUITY (DEFICIT)
Undesignated preferred stock, par value $0.0001; 19,992,500 and 39,995,000 shares authorized as of December 31, 2022, and December 31, 2021, respectively;

Class A convertible preferred stock, par value $0.0001; 80,000,000 shares authorized; 75,725,981 and 56,353,015 shares issued and outstanding
as of December 31, 2022 and December 31, 2021, respectively	7,573	5,635

Class B convertible preferred stock, par value $0.0001; 1,500 shares
authorized; 0 and 48 shares issued and outstanding as of December 31, 2022	-	-
and December 31, 2021, respectively

Class C convertible preferred stock, par value $0.0001; 1,500 shares
authorized; 19 and 760 shares issued and outstanding as of December 31, 2022	-	-
and December 31, 2021, respectively

Class D convertible preferred stock, par value $0.0001; 2,000 shares
authorized; 2,000 shares issued and outstanding as of December 31, 2022	-	-
and December 31, 2021, respectively

Class E convertible preferred stock, par value $0.0001; 2,500 shares
authorized; 1,920 and no shares issued and outstanding as of December 31, 2022	-	-
and December 31, 2021, respectively

Common stock, par value $0.0001; 5,000,000,000 shares authorized;
114,127,911 and 58,785,924 shares issued and outstanding
as of December 31, 2022, and December 31, 2021, respectively	11,413	5,879

Additional paid-in capital	90,127,315	85,853,388
Accumulated deficit	(95,236,339)	(86,158,902)
Total Singlepoint Inc. stockholders' equity (deficit)	(5,090,038)	(294,000)
Non-controlling interest	212,164	(944,731)
Total Stockholders' Equity (Deficit)	(4,877,874)	(1,238,731)

Total Liabilities and Stockholders' Equity (Deficit)	$19,120,371	$2,368,257

 The accompanying notes are an integral part of these consolidated financial statements.

F-4

SINGLEPOINT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31, 2022	December 31, 2021

REVENUE	$21,786,149	$808,902

Cost of revenue	15,461,282	736,746

Gross profit	6,324,867	72,156

Selling, general and administrative expense ("SG&A")	13,109,333	5,006,718

INCOME (LOSS) FROM OPERATIONS	(6,784,466)	(4,934,562)

OTHER INCOME (EXPENSE):
Interest expense	(234,169)	(152,678)
Amortization of debt discounts	(1,376,934)	(16,772)
Impairment of Goodwill	(1,315,973)	(680,772)
Other income	384,008	-
Gain on settlement of debt	125,001	513,909
Warrant expense	-	(416,445)
Gain (loss) on change in fair value of derivative liability and equity securities	-	(76,627)

Other income (expense)	(2,418,067)	(829,385)

INCOME (LOSS) BEFORE INCOME TAXES	(9,202,533)	(5,763,947)

Income taxes	-	-

NET INCOME (LOSS)	(9,202,533)	(5,763,947)

Loss (income) attributable to non-controlling interests	349,856	390,932

NET INCOME (LOSS) ATTRIBUTABLE TO SINGLEPOINT INC. STOCKHOLDERS	$(8,852,677)	$(5,373,015)

Net income (loss) per share - basic and diluted	$(0.10)	$(0.12)

Weighted average number of common shares outstanding - basic and diluted	89,429,042	43,847,537

 The accompanying notes are an integral part of these consolidated financial statements.

F-5

SINGLEPOINT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

	Preferred Stock Class A Par Value $0.0001		Preferred Stock Class B Par Value $0.0001		Preferred Stock Class C Par Value $0.0001		Preferred Stock Class D Par Value $0.0001		Preferred Stock Class E Par Value $0.0001		Common Stock Par Value $0.0001
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Additional paid-in Capital	Accumulated Deficit	Non-controlling Interest	Stockholders' Equity (Deficit)

Balance, December 31, 2020	60,000,000	$6,000	408	$-	-	-	-	-	-	-	33,075,711	$3,308	$78,132,202	$(80,785,887)	$(553,799)	$(3,198,176)

Issuance of common shares for services											335,106	34	94,974			95,008
Issuance of common shares for services previously accrued											87,776	9	51,266			51,275
Issuance of common shares for cash										-	4,210,577	421	540,478			540,899
Issuance of common shares for acquisition											168,350	17	414,134			414,151
Issuance of common shares for principal and accrued interest on notes											2,550,485	255	3,444,902			3,445,157
Issuance of preferred shares for cash					760	-	2,000	-		-		-	2,760,000			2,760,000
Conversion of preferred shares	(3,646,985)	(365)	(360)	-							10,913,576	1,091	(444)			282
Warrants converted to common shares											5,700,000	570	415,876			416,446
Rounding adjustment in connection with reverse split											1,744,343	174				174
Net loss														(5,373,015)	(390,932)	(5,763,947)

Balance, December 31, 2021	56,353,015	$5,635	48	$-	760	-	2,000	-	-	-	58,785,924	$5,879	$85,853,388	$(86,158,902)	$(944,731)	$(1,238,731)
Issuance of common shares for services and closing costs											14,881,508	1,488	1,510,025			1,502,513
Issuance of common shares for cash											10,289,423	1,029	766,204			767,233
Issuance of common shares related to debt issuance										-	2,620,545	262	(262)			-
Issuance of common shares for convertible note											672,830	67	45,210			45,277
Issuance of common shares for investment											1,066,477	107	134,269			134,376
Issuance of preferred shares for cash									1,920	-		-	1,830,000			1,830,000
Conversion of preferred shares	(627,034)	(62)	(48)	-	(741)	-					25,811,204	2,581	(2,519)			0
Issuance of preferred shares	20,000,000	2,000														2,000
Accrued preferred stock dividends								-		-				(224,760)		(224,760)
Effect of acquisition on non-controlling interest															1,506,751	1,506,751
Net loss														(8,852,677)	(349,856)	(9,202,533)

Balance, December 31, 2022	75,725,981	$7,573	-	$-	19	-	2,000	-	1,920	-	114,127,911	$11,413	$90,127,315	$(95,236,339)	$212,164	$(4,877,874)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

SINGLEPOINT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31, 2022	December 31, 2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to Singlepoint Inc. stockholders	$(8,852,677)	$(5,373,015)

Adjustments to reconcile net loss to net cash used in operating activities:
Loss attributable to non-controlling interests	(349,856)	(390,932)
Common stock issued for services	1,502,513	146,283
Preferred stock issued for services	2,000	-
Bad debt expense	178,958	-
Depreciation	216,623	44,763
Amortization of intangibles	312,543	14,520
Amortization of debt discounts	1,376,934	16,772
Amortization of deferred compensation	120,747	105,652
(Gain) loss on change in fair value of equity securities	-	76,627
Goodwill impairment charge	1,315,973	680,772
(Gain) loss on debt settlement	(125,001)	(513,909)
Common stock issued for warrants	-	416,444
Changes in operating assets and liabilities (net of acquisitions):
Accounts receivable	(1,272,320)	(87,395)
Prepaid expenses	(9,812)	(36,013)
Inventory	(844,213)	(70,250)
Contract assets	(160,549)	-
Accounts payable	1,364,352	(13,546)
Accrued expenses	(53,062)	151,597
Unearned revenue	1,122,013	-

NET CASH USED IN OPERATING ACTIVITIES	(4,164,983)	(4,831,629)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	(1,272,320)	-
Cash paid for acquisition related expenses	-	(25,000)
Cash paid for notes receivable from related party	(157,000)	-
Cash paid for property	(92,922)	(19,700)

NET CASH USED IN INVESTING ACTIVITIES	(1,522,242)	(44,700)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	767,233	540,899
Proceeds from advances from related party	275,878	234,824
Proceeds from notes payable	552,085	1,811,070
Proceeds from issuance of convertible notes	3,777,500	-
Payments on advances to related party	(185,470)	(64,569)
Payments on convertible notes payable	-	(75,000)
Payments on capital lease obligations	(202,982)	(51,365)
Payments on notes payable	(754,262)	(286,518)
Proceeds from sale of preferred stock - Class C	-	760,000
Proceeds from sale of preferred stock - Class D	-	2,000,000
Proceeds from sale of preferred stock - Class E	1,830,000	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	6,059,982	4,869,341

NET CHANGE IN CASH	372,757	(6,988)

Cash at beginning of period	191,485	198,473

Cash at end of period	$564,242	$191,485

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$169,055	$20,853
Income tax paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Recognition of new right of use assets and lease liabilities	$66,969	$-
Common stock issued for purchase of investment	$134,376	$-
Common stock issued for conversion of debt and accrued interest	$45,277	$3,172,918
Conversion of preferred stock to common stock	$2,581	$282
Inventory transferred to related party for note receivable	$-	$63,456
Investment in Jacksam transferred for reduction in related party debt	$-	$547,010
Non-cash portion of termination agreement removing accrued compensation and related party debt in exchange for stock and new related party note	$-	$1,234,052
Deferred stock compensation recognized for acquisitions	$-	$450,000
Discount recognized on deferred stock compensation for acquisitions	$-	$110,402

 The accompanying notes are an integral part of these consolidated financial statements

F-7

SINGLEPOINT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Corporate History

On May 14, 2019, Singlepoint Inc. (“Singlepoint” or “the Company”) established a subsidiary, Singlepoint Direct Solar LLC (“Direct Solar America”), completing the acquisition of certain assets of Direct Solar LLC and AI Live Transfers LLC. The Company owns Fifty One Percent (51%) of the membership interests of Direct Solar America. On January 26, 2021, the Company acquired 100% ownership of EnergyWyze, LLC, a limited liability company (“EnergyWyze”). On February 26, 2021, the Company purchased 51% ownership of Box Pure Air, LLC, (“Box Pure Air”). On April 21, 2022 the Company purchased 80.1% membership interests in The Boston Solar Company, LLC (“Boston Solar”).

Business

The Company is a diversified holding company principally engaged through its subsidiaries on providing renewable energy solutions and energy-efficient applications to drive better health and living. Our primary focus is on sustainability by providing an integrated solar energy solution for our customers and clean environment solutions through our air purification business. We conduct our solar operations primarily through our subsidiary, Boston Solar, in which we hold an 80.1% equity interest.

We conduct our air purification operations through Box Pure Air, in which we hold a 51% equity interest.

We also have ownership interests outside of our primary solar and air purification businesses. We consider these subsidiaries to be noncore businesses of ours. These noncore businesses are:

•

Discount Indoor Garden Supply, Inc. (“DIGS”), in which we hold a 90% equity interest and which provides products and services within the agricultural industry designed to improve yields and efficiencies;

•	EnergyWyze, a wholly owned subsidiary and which is a digital and direct marketing firm focused on customer lead generation in the solar energy industry;
•	ShieldSaver LLC (“ShieldSaver”), in which we hold a 51% equity interest and which focuses on efficiently tracking records of vehicle repairs; and
•

Direct Solar America, in which we hold a 51% equity interest and which works with homeowners and small commercial business to provide solar, battery backup and electric vehicle (“EV”) chargers at their location(s).

We built and plan to continue to build our portfolio through organic growth, synergistic acquisitions, products, and partnerships. We generally acquire majority and/or control stakes in innovative and promising businesses that are expected to appreciate in value over time. We are particularly focused on businesses where our engagement will be potentially significant for that entity’s growth prospects. We strive to create long-term value for our stockholders by helping our subsidiary companies to increase their market penetration, grow revenue and improve operating margins and cash flow. Our emphasis is on building businesses in industries where our management team has in-depth knowledge and experience, or where our management can provide value by advising on new markets and expansion.

Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2022, the Company has yet to achieve profitable operations and is dependent on its ability to raise capital from stockholders or other sources to sustain operations and to ultimately achieve viable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. These factors raise substantial doubt about the Company’s ability to continue as a going concern. As of December 31, 2022, the Company had $564,242 in cash.  The Company’s net losses incurred for the year ended December 31, 2022, were $8,852,677, and working capital deficit was $14,605,687 at December 31, 2022.

F-8

The Company’s ability to continue in existence is dependent on the Company’s ability to develop the Company’s businesses and to achieve profitable operations. Since the Company does not anticipate achieving profitable operations and/or adequate cash flows in the near term, management will continue to pursue additional debt and equity financing.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of Singlepoint, Direct Solar America, Box Pure Air, EnergyWyze, DIGS, and ShieldSaver as of December 31, 2022, and December 31, 2021, and for the years then ended, and the accounts of Boston Solar as of December 31, 2022, and the period from April 21, 2022 (acquisition date) through December 31, 2022. All significant intercompany transactions have been eliminated in consolidation.

                On April 7, 2021, we completed the spin-off of 1606 Corp. whereby each holder of common stock and Class A Preferred Stock of the Company received one share of unregistered and restricted common stock and Class A Preferred Stock of 1606 Corp. for each such share owned of the Company. Inventory of $63,456 went to 1606 Corp. in exchange for a note receivable. All 1606 Corp. brand, web, social, and media content, were included with the spin out for the business to be a fully operational entity at time of completion.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Cash

The Company considers all highly liquid investments with the original maturities of ninety days or less at the time of purchase to be cash equivalents. The Company maintains deposits in financial institutions which are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company had $265,729 of deposits in excess of amounts insured by the FDIC as of December 31, 2022.

Reverse Stock-split

On March 26, 2021, we affected a 1 for 75 reverse stock splits of our common stock. At the effective time of the reverse stock split, every 75 shares of issued and outstanding common stock were converted into one (1) share of issued and outstanding common stock. The number of authorized shares and the par value per share of the common stock and the number of authorized or issued and outstanding shares of the Company’s preferred stock remained unchanged. The reverse stock split did not cause an adjustment to the par value or the authorized shares of the common stock. As a result of the reverse stock split, the Company further adjusted the share amounts under its employee incentive plan which had no outstanding options and common stock warrant agreements with third parties. All disclosures of common shares and per common share data in the accompanying financial statements and related notes reflect this reverse stock split for all periods presented.

F-9

Revenues

The Company records revenue under the adoption of ASC 606 by analyzing exchanges with its customers using a five-step analysis:

(1)	identifies the contract(s) with a customer;

(2)	identifies the performance obligations in the contract(s);

(3)	determines the transaction price;

(4)	allocates the transaction price to the performance obligations in the contract(s); and

(5)	recognizes revenue when (or as) the entity satisfies a performance obligation.

The Company incurs costs associated with product distribution, such as freight and handling costs. The Company has elected to treat these costs as fulfillment activities and recognizes these costs at the same time that it recognizes the underlying product revenue. In accordance with ASC 606, the Company recognizes revenue at an amount that reflects the consideration that the Company expects to be entitled to receive in exchange for transferring goods or services to its customers. The Company’s policy is to record revenue when control of the goods transfers to the customer.

The Company uses three categories for disaggregated revenue classification:

(1)	Retail Sales (Box Pure Air, DIGS, Singlepoint (parent company)),

(2)	Distribution (DIGS) and,

(3)	Services Revenue (Boston Solar, Direct Solar, EnergyWyze).

Additionally, the Company also disaggregates revenue by subsidiary:

(1)	Singlepoint (parent company)

(2)	Boston Solar

(3)	Box Pure Air

(4)	DIGS

(5)	Direct Solar

(6)	EnergyWyze

Retail Sales. Our retail sales include our products sold directly to consumers, with sales recognized upon delivery of the product to the customer, with the customer taking risk of ownership and assuming risk of loss. Payment is due upon delivery. Box Pure Air provides advanced air purification devices to businesses and consumers. DIGS operates an online store and sells nutrients, lights, HVAC systems and other products to consumers.

F-10

Distribution Revenue. Our distribution revenue includes Singlepoint, DIGS, and related product sales to third-party resellers with revenue recognized upon delivery of the product to the reseller, with the reseller taking risk of ownership and assuming risk of loss. Payment is due upon delivery or within 30 days of invoicing. Except for when sold direct to consumer upon which payment is due immediately.

Services Revenue. Our services revenue includes services provided by Direct Solar America, which earns commission revenue for solar services placed with third-party contractors and recognizes revenue upon date of completion of installation. Cash received in advance of contract completion is recognized as deferred revenue until contracts are complete. Singlepoint’s merchant services provides payment services to businesses with revenue recognized upon the close and remittance of commissions each month. ShieldSaver offers business-to business services related to windshield repair and replacement for consumers. EnergyWyze generates and sells marketing leads to the solar industry. Service revenue is recognized as the performance obligations are fulfilled, with the customer taking risk of ownership and assuming risk of loss. Payment for service revenue is generally due upon completion.

Returns and other adjustments. The Company records an estimate for provisions of discounts, returns, allowances, customer rebates and other adjustments for each shipment, and are netted with gross sales.  The Company’s discounts and customer rebates are known at the time of sale and the Company appropriately debits net product revenues for these transactions based on the known discount and customer rebates.  The Company estimates for customer returns and allowances based on estimates of historical transactions and accounts for such provisions during the same period in which the related revenues are earned.  Customer discounts, returns and rebates on product revenues during the year ended December 31, 2022, and 2021 are not material.

Construction Contract Performance Obligations, Revenues and Costs. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account. The Company evaluates whether two or more contracts should be combined and accounted for as one performance obligation and whether the combined or single contract should be accounted for as more than one performance obligation. This evaluation requires significant judgment, and the decision to combine a group of contracts or separate a single contract into multiple performance obligations could change the amount of revenue and profit recorded in a given period. The Company’s installation contracts have a single performance obligation as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contract and integrated and, therefore, not distinct. Less commonly, the Company may promise to provide distinct goods or services within a contract, in which case the contract is separated into more than one performance obligation. If a contract is separated into more than one performance obligation, the total transaction price is allocated to each performance obligation in an amount based on the estimated relative standalone selling prices of the promised goods or services underlying each performance obligation.

The primary method used to estimate standalone selling price of each performance obligation is the expected cost plus a margin approach, under which the Company estimates the costs of satisfying the performance obligations and then adds appropriate margins.

The Company recognizes revenue over time on its contracts when it satisfies a performance obligation by continuously transferring control to a customer. The customer typically controls the contract and related service, as evidenced by contractual termination clauses or by contract terms specifying the Company’s rights to payment for work performed to date, plus a reasonable profit to deliver products or services that do not have an alternative use to the Company.

Management has determined that using contract costs as an input method depicts the continuous transfer of control to customers as the Company incurs these costs from fixed-price or lump-sum contracts.

F-11

Under this method, actual direct contract costs incurred are compared to total estimated contract costs for each contract to determine a percentage depicting progress toward contract completion or satisfaction of performance obligations. This percentage is applied to the contract price or allocated transaction price to determine the amount of cumulative revenue to recognize.

Contract costs include all installed materials, direct labor and subcontract costs. Operating costs are charged to expense as incurred.

Contract costs incurred that do not contribute to satisfying performance obligations and are not reflective of transferring control to the customer, such as uninstalled materials and rework labor, are excluded from the percent complete calculation.

Contract Estimates

The estimation of total revenue and cost at completion requires significant judgment and involves the use of various estimation techniques. Management must make assumptions and estimates regarding labor productivity and availability, the complexity of the work to be performed, the cost and availability of materials, and the performance of subcontractors. Changes in job performance, job conditions and estimated profitability, including those changes arising from contract penalty provisions and final contract settlements, may result in revisions to costs and revenue. Such changes are recognized in the period in which the revisions are determined. If, at any time, the estimate of contract profitability indicates an anticipated loss on the contract, a provision for the entire loss is recognized in the period in which it is identified.

Contract Modifications

Contract modifications are routine in the performance of the Company’s contracts. Contracts are often modified to account for changes in the contract specifications or requirements. In most instances, contract modifications are for goods or services that are not distinct and are accounted for as part of the existing contract.

Contract Assets and Liabilities

Billing practices are governed by the contract terms of each project based primarily on costs incurred, achievement of milestones or predetermined schedules. Billings do not necessarily correlate with revenue recognized over time. Contract assets represent revenues recognized in excess of amounts billed. Contract liabilities represents billings in excess of revenues recognized.

Accrued revenue includes amounts which have met the criteria for revenue recognition and have not yet been billed to the client.

The Company’s residential contracts include payments terms that call for payment upon receipt of the invoice, and their commercial contracts call for payment between 15 and 60 days from the invoice date, primarily within 30 days.

Accounts Receivable

The Company carries its accounts receivable at the amount management expects to collect from outstanding receivables. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on historic write offs and collections and current credit conditions.

Accounts receivable is net of an allowance for doubtful accounts of $51,706 and $0 as of December 31, 2022, and December 31, 2021, respectively. During the twelve months ended December 31, 2022 and 2021, the Company did not write off any receivables.

F-12

Inventory

Inventory consists primarily of photovoltaic modules, inverters, racking and associated finished parts required for the assembly of photovoltaic systems. Inventories are valued at the lower of cost or net realizable value determined by the first-in, first-out method. The Company writes down its inventory for estimated obsolescence equal to the difference between the carrying value of the inventory and the estimated net realizable value based upon assumptions about future demand and market conditions. If actual future demand or market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

Inventory is net of a reserve for obsolescence of $326,239 and $0 as of December 31, 2022, and December 31, 2021, respectively.

Accrued Warranty and Production Guarantee Liabilities

As a standard practice, the Company warranties its labor for ten years from the completion date of their installation projects and passes through manufacturer warranties on products installed. These warranties are not separately priced, therefore, costs related to the warranties are accrued when management determines they are able to estimate them. Management has not separately accounted for the actual warranty costs each year, and has accrued based on their best estimates as of each year end.

As a standard practice, the Company provides a two-year production guarantee on installed solar systems. These production guarantees are not separately priced, therefore, costs related to production guarantees are accrued based on management’s best estimates as of each year end. Separately, the Company offers customers an optional ten-year production guarantee that can be purchased for $1,000. Such amounts are deferred when received and recognized ratably over the guarantee period.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with the Accounting Standards Committee (“ASC”) 815 “Derivatives and Hedging”. It provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative financial instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or other expense. Upon conversion or exercise of a derivative financial instrument, the instrument is marked to fair value at the conversion date and is reclassified to equity. The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of notes redemption.

F-13

Leases

ASC 842 requires recognition of leases on the consolidated balance sheets as right-of-use (“ROU”) assets and lease liabilities. ROU assets represent the Company’s right to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and operating lease liabilities are recognized based on the present value and future minimum lease payments over the lease term at commencement date. As the Company’s leases do not provide an implicit rate, the Company used its estimated incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. A number of the lease agreements may contain options to renew and options to terminate the leases early. The lease term used to calculate ROU assets and lease liabilities only includes renewal and termination options that are deemed reasonably certain to be exercised. The Company recognized lease liabilities, with corresponding ROU assets, based on the present value of unpaid lease payments for existing operating leases longer than twelve months. The ROU assets were adjusted per ASC 842 transition guidance for existing lease-related balances of accrued and prepaid rent, and unamortized lease incentives provided by lessors. Operating lease cost is recognized as a single lease cost on a straight-line basis over the lease term and is recorded in selling, general and administrative expenses. Variable lease payments for common area maintenance, property taxes and other operating expenses are recognized as expense in the period when the changes in facts and circumstances on which the variable lease payments are based occur. The Company has elected not to separate lease and non-lease components for all property leases for the purposes of calculating ROU assets and lease liabilities.

Income Taxes

The Company accounts for its income taxes in accordance with ASC 740 “Income Taxes”, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. The Company has a net operating loss carryforward, however, due to the uncertainty of realization, the Company has provided a full valuation allowance for deferred tax assets resulting from this net operating loss carryforward.

Earnings (loss) Per Common Share

Basic loss per common share has been calculated based upon the weighted average number of common shares outstanding during the period in accordance with the ASC 260-10, “Earnings per Share”. Common stock equivalents are not used in the computation of loss per share, as their effect would be antidilutive. Diluted EPS includes the effect from potential issuance of common stock, including stock issuable pursuant to the assumed exercise of warrants and conversion of convertible notes and Class A Preferred Stock. Dilutive EPS is computed by dividing net income (loss) by the sum of the weighted average number of common stock outstanding, and the dilutive shares.

The following table summarizes the number of shares of common stock issuable pursuant to our convertible securities that were excluded from the diluted per share calculation because the effect of including these potential shares was antidilutive even though the exercise price could be less than the average market price of the common shares:

	Year Ended December 31, 2022	Year Ended December 31, 2021

Class A Preferred Stock	1,893,149,525	1,408,825,375
Class B Preferred Stock	-	314,754
Class C Preferred Stock, including accrued dividends	688,598	747,540
Class D Preferred Stock, Including accrued dividends	47,352,673	1,395,349
Class E Preferred Stock, including accrued dividends	45,053,832	-
Convertible Notes	18,175,060	20,000
Warrants	4,129,091	-
Potentially dilutive securities	2,008,548,779	1,411,303,018

F-14

Fair Value Measurements

On January 1, 2011, the Company adopted guidance which defines fair value, establishes a framework for using fair value to measure financial assets and liabilities on a recurring basis, and expands disclosures about fair value measurements. Beginning on January 1, 2011, the Company also applied the guidance to non-financial assets and liabilities measured at fair value on a non-recurring basis, which includes goodwill and intangible assets. The guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from independent sources. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1 - Valuation is based upon unadjusted quoted market prices for identical assets or liabilities in accessible active markets.

Level 2 - Valuation is based upon quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in inactive markets; or valuations based on models where the significant inputs are observable in the market.

Level 3 - Valuation is based on models where significant inputs are not observable. The unobservable inputs reflect a company’s own assumptions about the inputs that market participants would use.

The Company’s financial instruments consist of cash, accounts receivable, investments, accounts payable, convertible notes payable, advances from related parties, and derivative liabilities. The estimated fair value of cash, accounts receivable, accounts payable, convertible notes payable and advances from related parties approximate their carrying amounts due to the short-term nature of these instruments.

Certain non-financial assets are measured at fair value on a nonrecurring basis. Accordingly, these assets are not measured and adjusted to fair value on an ongoing basis but are subject to periodic impairment tests.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, or FASB, or other standard setting bodies and adopted by us as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 significantly changes the impairment model for most financial assets and certain other instruments. ASU 2016-13 will require immediate recognition of estimated credit losses expected to occur over the remaining life of many financial assets, which will generally result in earlier recognition of allowances for credit losses on loans and other financial instruments. ASU 2016-13 is effective for the Company's fiscal year beginning March 1, 2023 and subsequent interim periods. The Company is currently evaluating the impact the adoption of ASU 2016-13 will have on the Company's consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. ASU 2017-04 simplifies the manner in which an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Under the amendments in ASU 2017- 04, an entity should (1) perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount, and (2) recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value, with the understanding that the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Additionally, ASU 2017-04 requires any reporting unit with a zero or negative carrying amount to perform Step 2 of the goodwill impairment test. We adopted ASU 2017-04 effective March 1, 2020 (the first quarter of our 2021 fiscal year).

F-15

Subsequent Events

Other than the events described in Note 12, there were no subsequent events that required recognition or disclosure. The Company evaluated subsequent events through the date the financial statements were issued and filed with the Securities and Exchange Commission.

NOTE 3 – CONTRACT ASSETS

Deferred costs and estimated earnings and billings on uncompleted contracts consist of the following as of December 31, 2022 and December 31, 2021:

	2022	2021
Deferred costs	$311,911	$-
Estimated earnings	-	-
	311,911	-
Add: billings to date	92,938	-
Deferred costs and costs and estimated earnings in excess of related billings on uncompleted contracts	$404,849	$-

Deferred costs include permitting costs to fulfill contracts on installations in progress.

NOTE 4 – ACQUISITIONS, GOODWILL,  INTANGIBLE ASSETS, AND INVESTMENTS

Boston Solar Acquisition

On April 21, 2022, the Company completed the acquisition of 80.1% of the membership interests in Boston Solar, a leading residential, small commercial solar energy, procurement, and construction (“EPC”) company focused on customers in the greater Boston area. This acquisition solidifies the Company’s EPC acquisition strategy. The total consideration paid for the purchased interests was $6,064,858 consisting of: $2,287,168 of cash paid at closing; issuance of a note payable in 14,781,938 shares of Company common stock with a fair value of $1,252,273; issuance of a promissory note with a fair value of $897,306; issuance of a convertible promissory note with a fair value of $1,378,111 payable in cash or shares of Company common stock at the holder’s option; and a $250,000 holdback of additional cash. The Company incurred acquisition related expenses of approximately $587,000 during the twelve months ended December 31, 2022, which were recognized in SG&A within the Company’s consolidated statement of operations.

F-16

The Company accounted for the acquisition as a purchase of a business and recorded the excess of the purchase price over the estimated fair value of the assets acquired and liabilities assumed as goodwill. The total purchase price was  allocated as follows:

Goodwill	$6,785,416
Tangible assets	4,787,928
Intangible asset – tradename/trademarks (10-year life)	3,008,100
Intangible asset – IP/technology (7-year life)	438,000
Intangible asset – non-competes (3-year life)	123,200
Total liabilities	(7,571,036)
Non-controlling interest	(1,506,750)
Total consideration paid for 80.1% interest	$6,064,858

Revenue of $19,124,124 and net loss of $332,995 related to Boston Solar for the period from the April 21, 2022 acquisition date through the end December 31, 2022 are included in the Company’s consolidated statement of operations for the twelve-months ended December 31, 2022. These results are prior to consideration for non-controlling interest.

The following supplemental unaudited pro forma information presents the consolidated results of the Company’s operations as if the acquisition of Boston Solar on April 21, 2022 had been consummated on January 1, 2021. This supplemental unaudited pro forma information is based solely on the historical unaudited financial results for the Boston Solar acquisition and does not include operational or other changes which might have been affected by the Company. The supplemental unaudited pro forma information presented below is for illustrative purposes only and is not necessarily indicative of the results which would have been achieved or results which may be achieved in the future:

	Twelve Months Ended December 31,
	2022	2021
Revenue, net	$27,385,051	$18,500,837
Net loss	$(9,609,240)	$(6,148,422)

Goodwill

The following table presents details of the Company’s goodwill as of December 31, 2022, and December 31, 2021:

	Boston Solar	Direct Solar America	Box Pure Air	EnergyWyze	Total
Balances at December 31, 2021:	$-	$1,212,969	$414,151	$75,000	$1,702,119
Aggregate goodwill acquired	6,785,416	-	-	-	6,785,416
Impairment losses	-	(1,212,969)	-	(75,000)	(1,287,969)
Balances at December 31, 2022:	$6,785,416	$-	$414,151	$-	$7,199,567

F-17

The Company periodically reviews the carrying value of intangible assets not subject to amortization, including goodwill, to determine whether impairment may exist. Goodwill and certain intangible assets are assessed annually, or when certain triggering events occur, for impairment using fair value measurement techniques. These events could include a significant change in the business climate, legal factors, a decline in operating performance, competition, sale or disposition of a significant portion of the business, or other factors. Specifically, a goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill. The Company uses level 3 inputs and a discounted cash flow methodology to assess impairment. A discounted cash flow analysis requires various judgmental assumptions to be made including future cash flows, growth rates, and discount rates. The assumptions about future cash flows and growth rates are based on the Company’s budget and long-term plans. Discount rate assumptions are based on an assessment of the risk inherent in the respective reporting units. As a result of changes in legal factors and decline in operating performances related to Direct Solar America and EnergyWyze, the Company determined there were indicators of impairment in goodwill during the year ended December 31, 2022, and impaired goodwill by $1,287,969.

Intangible Assets

The following table presents details of the Company’s intangible assets (excluding goodwill) as of December 31, 2022 and 2021:

	IP/ Technology	Tradename Trademarks	Non- Competes	Other	Total
Balances at December 31, 2021:	$-	$-	$-	$34,485	$34,485
Intangibles acquired	438,000	3,008,100	123,200	-	3,569,300
Less: Amortization	43,016	206,810	28,232	34,485	312,543
Balances at December 31, 2022	$394,984	$2,801,290	$94,968	$-	$3,291,242

Estimated amortization expense:
Year Ending
December 31,
2023	$404,448
2024	404,448
2025	376,224
2026	363,384
2027	363,384
Thereafter	1,379,354
Total	$3,291,242

Investments

On August 9, 2022, the Company acquired a minority interest, with the right to acquire the remaining interests, of Frontline Power Solutions LLC (“Frontline”), a Multi-state Licensed Energy Services Company (ESCO). Frontline  is a comprehensive energy service Company with the ability to operate in deregulated markets across the country and provide energy supply agreements to all sizes of commercial, industrial, and institutional properties. The Company signed a Membership Interest Purchase Agreement (“MIPA”) with Frontline whereby the Company agreed to: (i) make an investment in Frontline for a 13.3% membership interest in exchange for $100,000 of the Company’s shares (the number of shares determined by a 30-day vwap calculation, which were subsequently fair valued on August 9, 2022); (ii) issue a Promissory Note to Frontline for $150,000 ; and (iii) purchase the remaining interest (86.7%) membership interest for a Cash Consideration of $500,000 minus any outstanding principal and interest outstanding under the Promissory Note, subject to certain closing conditions (the “Second Closing”). In the event that Second Closing does not occur then the Promissory Note would convert into an additional 6.6% membership interest of Frontline for a total ownership interest of 19.9% for the Company.

F-18

NOTE 5 - NOTES PAYABLE

Notes Payable

Seller Note Payable. On April 21, 2022 the Company entered into an unsecured note payable with a former owner of Boston Solar as part of the Boston Solar acquisition. The face value of the note is $1,000,000 with no stated interest. Principal payments are due as follows: $250,000 due October 31, 2022, $250,000 due April 30, 2023, and $500,000 due October 31, 2023. The fair value of the note was determined to be $897,306 at the date of acquisition with the difference between the stated value and the fair value being amortized to interest expense over the 18-month period. At December 31, 2022, all of the remaining balance, $705,764 is included in current portion of notes payable.

Note Purchase Agreement. In July 2021, the Company entered into a Note Purchase Agreement with Bucktown Capital LLC (“BCL”) whereby the Company agreed to issue and sell to BCL a promissory note in the principal amount of $1,580,000 (the “Note”). The Note bears interest at the rate of Eight Percent (8%) per annum, and provides that for the calendar quarter beginning on January 1, 2022 and continuing for each calendar quarter thereafter until the Note is paid in full, the Company will make quarterly cash payments to BCL equal to $250,000. The Company may choose the frequency and amount of each payment (subject to a minimum payment of $50,000) during each applicable quarter so long as the aggregate amount paid during each quarter is equal to $250,000. The Note matures in July 2023. The Note contains the following covenants: (i) Company will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) the common stock shall be listed or quoted for trading on any of (a) NYSE, (b) NASDAQ, (c) OTCQX, (d) OTCQB, or (e) OTC Pink; (iii) trading in Company’s common stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on Company’s principal trading market for more than two (2) consecutive Trading Days; and (iv) Company will not enter into any financing transaction with John Kirkland or any of his affiliated entities. The Note is not convertible into any securities of the Company. At December 31, 2022, all of the remaining balance, $1,166,126, is included in current portion of notes payable.

OID Purchase Agreement. On October 25, 2022, the Company entered a Securities Purchase Agreement (the “OID Purchase Agreement”) with 622 Capital, LLC (“622 Capital”), whereby 622 Capital purchased from the Company, and the Company issued, (i) an aggregate principal amount of $600,000 of 20% original issue discount senior notes (each, a “Note” and collectively, the “Notes”), and (ii) 2,620,545 shares of common stock, par value $0.0001 per share, of the Company.

Each Note was designated as a 20% Original Issue Discount Senior Note due the earlier of January 21, 2023 or upon the occurrence of the Liquidity Event (as defined in the Note). If the Notes remain outstanding after the Maturity Date or an Event of Default (each as defined in the Note), then the Notes are subject to an interest rate of 15% per annum, provided that if (x) the Liquidity Event occurs on or prior to January 21, 2023 and (y) the Company pays the outstanding principal of the Notes to the holder, then such interest will be waived retroactive to the date of the first issuance of the Notes (the “Original Issue Date”). Upon an Event of Default, the sum of the outstanding principal amount of the Notes and any accrued and unpaid interest thereon shall become, at the election of the holder of the Notes, immediately due and payable in cash. The Company shall have the option to prepay the Notes at any time after the Original Issue Date prior to or on the Maturity Date at an amount equal to the sum of the outstanding principal amount of the Notes and any accrued and unpaid interest thereon, without any prepayment premium or penalty.  At December 31, 2022 all of the note, $562,011, net of the original issue discount and debt issuance costs, is included in current portion of notes payable.

F-19

SBA Loan. In May 2020, the Company received loan proceeds of $150,000 under the SBA’s Economic Injury Disaster Loan program (“EIDL”). The EIDL dated May 22, 2020, bears interest at 3.75%, has a 30-year term, is secured by substantially all assets of the Company, and is due in monthly installments of $731 beginning May 1, 2021. At December 31, 2022, $23,392 is included current portion of notes payable and $126,608 is included in long-term notes payable.

Convertible Notes Payable

Purchase Agreement. On April 21, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Cameron Bridge LLC, Target Capital LLC, and Walleye Opportunities Master Fund Ltd. (collectively the “Investors”), whereby the Investors purchased from the Company, and the Company issued, an aggregate principal amount of $4,885,353 of 15% original issue discount convertible promissory notes (each, a “Note” and collectively, the “Notes”), and (ii) warrants to purchase shares of common stock of the Company (each, a “Warrant” and collectively, the “Warrants”). Pursuant to the terms of the Purchase Agreement the Company (and or Boston Solar) also entered into the following agreements (also collectively referred to as the “Transaction Documents”): Registration Rights Agreement, Assignment of Boston Solar Membership Interest, Guarantor Security Agreement, Guaranty, and Pledge and Escrow Agreement. In order to secure the full and timely payment and performance of all of the Company’s obligations to the Investors under the Transaction Documents, the Company agreed to transfer, pledge, assign, and grant to the Investors a continuing lien and security interest in all right, title and interest of the Company’s 80.1% of the issued and outstanding Membership Interests of Boston Solar. Boston Solar guaranteed the obligations of the Company under the Notes and granted the Investors a security interest in and pledged its assets as collateral for the Notes, in the event of a default on the terms of the Notes. The Company agreed that it will prepare and, as soon as practicable, but in no event later than the Filing Deadline (as defined below), file with the SEC a registration statement; registering for resale (a) at least the number of shares of common stock equal to 125% of the sum of the maximum number of shares of common stock issuable upon conversion of the Notes at the initial conversion price thereof, and (b) 100% of the Warrant Shares (the “Initial Required Registration Amount”). The Registration Statement filed hereunder shall be on Form S-1 in connection with the Liquidity Event. “Liquidity Event” means a public offering of common stock (or units consisting of common stock and warrants to purchase common stock), resulting in the listing for trading of the common stock on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing). “Filing Deadline” means: (i) with respect to the Initial Registration Statement, the earlier of (a) the date that a Registration Statement is filed in connection with the Liquidity Event and (b) 180 days. Each Note was designated as a 15% Convertible Promissory Note due the earlier of January 21, 2023 or upon the occurrence of the Liquidity Event. Upon an Event of Default, interest on the Notes immediately accrues thereafter at a rate equal to 18% per annum which shall be paid in cash monthly until the Default is cured. The Company shall have the option to prepay the Notes at any time after the Original Issue Date prior to or on the Maturity Date at an amount equal to 120% of the Prepayment Amount. Upon or following the occurrence of a Liquidity Event or an Event of Default, at the option of the holder, the Notes are convertible into Conversion Shares. The number of Conversion Shares to be issued upon each conversion is determined by dividing the Conversion Amount by the applicable Conversion Price then in effect, if the holder does not exercise its option to convert this Note upon or following the occurrence of a Liquidity Event, the Company shall be required to pay the amounts owing thereunder on the Liquidity Date in cash, as required therein. The Company shall not affect any conversion of the Notes, and a holder shall not have the right to convert any portion of the Notes, to the extent that after giving effect to the conversion, the holder (together with the holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the holder’s Affiliates would beneficially own in excess of 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion thereof. The holder, upon notice to the Company, may increase or decrease such percentage, but in no event shall it exceed 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Note held by the holder. At December 31, 2022 all of the note, $4,790,286, net of the original issue discount and debt issuance costs, is included in current portion of convertible notes payable. Additionally, at December 31, 2022, there has been no Liquidity Event or event of default, and as such, the note is not convertible, and no warrants have been issued.

F-20

Seller Note Payable in Shares. On April 21, 2022, the Company issued an unsecured 36-month seller note to the chief executive officer of Boston Solar in the amount of $1,940,423 payable in shares of the Company’s common stock based on the volume weighted average closing share price of the Company’s common stock over the 60 trading days prior to April 21, 2022. The payments begin six months after April 21, 2022 and are paid quarterly over 30 months. The fair value of the note was determined to be $1,252,272. The difference between the stated value and the fair value is being amortized to interest expense over the 36-month period. At December 31, 2022, $569,499 is included in current portion of convertible notes payable, and $840,474 is included in long-term portion of convertible notes payable.

Seller Convertible Note. On April 21, 2022, the Company issued an unsecured convertible note of $976,016 to the chief executive officer of Boston Solar, payable in cash or in shares of the Company’s common stock at the holder’s option at a 20% discount to the market based on a predetermined formula. The stated interest rate on the note is 12.5 percent. The fair value of the note on April 21, 2022, was determined to be $1,378,111, a premium of $409,095. The note is due March 31, 2023. At December 31, 2022, all of the note, $1,378,111 is included in current portion of convertible notes payable.

EnergyWyze. Related to the acquisition of EnergyWyze, the Company incurred an initial purchase consideration obligation of $450,000 with a fair value of $339,599. During the fourth quarter of 2022 the Company entered into an agreement with the holders of the purchase obligation which settled all remaining purchase obligations.

Other. In October 2016 the Company issued a convertible note payable in the amount of $10,500 to an accredited investor with interest at 0%, due October 2017, convertible at $0.525 per share. This note is currently in default and included in current portion of convertible notes payable.

As of December 31, 2022, the Company was in compliance with all covenants of its debt agreements, except for the $10,500 convertible note that is currently in default and included in Current Portion of convertible notes payable.

NOTE 6 – LEASES

Boston Solar was acquired on April 21, 2022 and has fixed rate non-cancelable operating lease agreements for office, warehouse, and parking real estate, vehicles, and tools. The monthly operating lease payments for real estate are from $4,372 to $18,466 and end September 2027. Vehicle leases range from $644 to $973 per month, and their end dates from December 2023 to September 2026. Tools lease payments are $1,285 per month and end March 2027. Total lease expense for the year ended December 31, 2022 was $81,420. At April 21, 2022, as part of the acquisition, the Company recognized initial ROU assets and lease liabilities related to Boston Solar of $1,400,278 and $(1,400,278), respectively.

Future minimum lease payments are as follows:
Year Ending
December 31
2023	$362,284
2024	332,345
2025	328,359
2026	303,923
2027	215,819
Thereafter	-
Total	1,542,730
Less: Interest	(230,949)
Present value of lease liabilities	$1,311,781
Less: Current portion	(272,575)
Lease liability, net of current portion	$1,039,207

F-21

NOTE 7 - STOCKHOLDERS’ EQUITY

Class A Convertible Preferred Shares

As of December 31, 2022, and December 31, 2021, the Company had authorized 100,000,000 shares of preferred stock, $0.0001 par value per share, of which 80,000,000 shares are designated as Class A Convertible Preferred Stock (“Class A Stock”) with $0.0001 par value per share, of which 75,725,981 and 56,353,015 shares were issued and outstanding as of December 31, 2022, and December 31, 2021, respectively.

Each share of Class A Stock is convertible at any time into 25 shares of common stock, totaling 1,893,149,525 shares of common stock assuming full conversion of all outstanding shares as of December 31, 2022. No dividends are payable unless declared by the Board of Directors. Each share of Class A Stock votes with the shares of common stock and is entitled to 50 votes per share and ranks senior to all other classes of stock in liquidation in the amount of $1 per share.

On July 12, 2022, the Company awarded a bonus to each of its Chief Executive Officer and President, of 10 million shares of Class A Preferred Stock (the “Preferred Stock”). On July 15, 2022 the Company entered into an agreement with its CEO and President whereby the CEO and President agreed to certain restrictive covenants relating to these shares of Preferred Stock including but not limited to: agreeing to a three year restriction on the ability to sell the Preferred Stock, and a reduction of the conversion ratio under certain circumstances.

On July 14, 2022 the Company filed with the State of Nevada an Amended Certificate of Designation for its Class A Preferred Stock of the Company which provided for an increase of the number of authorized shares of Class A Preferred Stock to 80 million

Class B Convertible Preferred Stock

As of December 31, 2022, and December 31, 2021, the Company had authorized 1,500 shares of Class B Preferred Stock, $0.0001 par value per share, of which 0 and 48 shares were issued and outstanding as of December 31, 2022, and December 31, 2021, respectively.

Class C Convertible Preferred Stock

On January 28, 2021, the Company amended its Articles of Incorporation to designate 1,500 shares of undesignated preferred stock as Class C Preferred Stock, of which 19 and 760 shares were issued and outstanding as of December 31, 2022 and December 31, 2021, respectively.

The Company has the right to redeem the Class C Preferred Stock, in accordance with the terms stated by the Certificate of Designation.

The Company shall pay a dividend of three percent (3%) per annum on the Class C Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class C Preferred Stock calculated at the purchase price. The Stated Value (as defined by the Certificate of Designation) of the Class C Preferred Stock is $1,200 per share.

On June 8, 2022, the Company amended the conversion rights so that each share of the Class C Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of common stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by the lesser of (a) $0.1055; and (b) where applicable, a fixed price equaling one hundred percent (100%) of the lowest traded volume weighted average price (“VWAP”) for the fifteen (15) trading days preceding a conversion.

F-22

Class D Convertible Preferred Shares

On March 11, 2021, the Company amended its Articles of Incorporation to designate 2,000 shares of undesignated preferred stock as Class D Preferred Stock, of which 2,000 shares were issued and outstanding as of December 31, 2022, and December 31, 2021.

The Company has the right to redeem the Class D Preferred Stock, in accordance with the terms stated by the Certificate of Designation.

The Company shall pay a dividend of three percent (3%) per annum on the Class D Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class D Preferred Stock calculated at the purchase price. The Stated Value of the Class D Preferred Stock is $1,200 per share.

On June 8, 2022, the Company amended the conversion rights so that each share of the Class D Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of common stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by (a) $0.1055; and (b) where applicable, a fixed price equaling one hundred percent (100%) of the lowest traded VWAP for the fifteen (15) trading days preceding a conversion.

Class E Convertible Preferred Shares

On November 3, 2022 the Company filed with the State of Nevada, an Amended and Restated Certificate of Designation for the Class E Preferred Stock to increase the number of authorized shares of Class E Preferred Stock to 2,500, of which 1,920 and no shares were issued and outstanding as of December 31, 2022, and December 31, 2021, respectively.

On April 7, 2022, the Company entered a Securities Purchase Agreement (the “GHS Purchase Agreement”) with GHS Investments, LLC (“GHS”), whereby GHS agreed to purchase, in three separate tranches, up to $1.5 million of the Company’s Class E Preferred Stock. The first tranche (the “Initial Closing Date”), which closed upon execution of the GHS Purchase Agreement, was for the purchase 707 shares of Class E Preferred Stock for $707,000. The second tranche, which closed 30 days after the Initial Closing Date, was for the purchase of 500 shares of Class E Preferred Stock for $500,000, and the third tranche, which closed approximately 60 days following the Initial Closing Date, was for the purchase of 293 shares of Class E Preferred Stock for $293,000. In addition, the Company issued to GHS (i) an additional 50 shares of Class E Preferred Stock on the Initial Closing Date as an equity incentive and (ii) warrants to purchase 4,129,091 shares of the Company’s common stock at an exercise price of $0.11 per share for a period of five years.

On November 3, 2022, the Company entered a Securities Purchase Agreement (the “Purchase Agreement”) with GHS, whereby GHS agreed to purchase 350 shares of the Company’s Class E Preferred Stock in two equal tranches of $175,000. The first tranche (the “Initial Closing Date”), occurred promptly upon execution of the Purchase Agreement, is the purchase of 175 shares of Class E Preferred Stock for $175,000. The second tranche, scheduled for 15 trading days following the Initial Closing Date, upon satisfaction of the applicable deliveries and closing conditions set forth in the Purchase Agreement, is the purchase of 175 shares of Class E Preferred Stock for $175,000. In addition, the Company issued GHS ten shares of Class E Preferred Stock upon the Initial Closing Date as an equity incentive and agreed to issue ten shares of Class E Preferred Stock upon the closing of the second tranche as an equity incentive.

F-23

The Company has the right to redeem the Class E Preferred Stock, in accordance with the terms stated by the Certificate of Designation.

The Company shall pay a dividend of eight percent (8%) per annum on the Class E Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class E Preferred Stock calculated at the purchase price. The Stated Value of the Class E Preferred Stock is $1,200 per share.The Class E Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).The conversion price (the “Conversion Price”) for the Class E Preferred Stock is the amount equal to the lower of (1) a fixed price equaling the closing price of the common stock on the trading day immediately preceding the date of the GHS Purchase Agreement, and (2) 100% of the lowest VWAP of the Company’s common stock during the fifteen (15) trading days immediately preceding, but not including, the Conversion Date.

From the date of issuance until the date when the original holder no longer holds any shares of Class E Preferred Stock, upon any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), such holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Class E Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. Upon a Subsequent Financing, such holder of at least one hundred (100) shares of Class E Preferred Stock shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

As of December 31, 2022, a total of 19,992,500 shares of preferred stock remains undesignated and unissued.

Common Stock

As of December 31, 2022, and 2021, the Company’s authorized common stock was 5,000,000,000 shares, at $0.0001 par value per share, with 114,127,911 and 58,785,924 shares issued and outstanding, respectively.

Equity Financing Agreement

On September 16, 2021, the Company entered into an equity financing agreement (the “Equity Financing Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with GHS, pursuant to which GHS shall purchase from the Company, up to that number of shares of common stock of the Company (the “Shares”) having an aggregate Purchase Price of Ten Million Dollars ($10,000,000), subject to certain limitations and conditions set forth in the Equity Financing Agreement from time to time over the course of twelve (12) months after an effective registration of the Shares with the SEC pursuant to the Registration Rights Agreement, is declared effective by the SEC.

Shares issued during the year ended December 31, 2022

On January 3, 2022, the Company issued 1,620,000 shares of common stock pursuant to the Equity Financing Agreement.

On January 6, 2022, the Company issued 2,852,925 shares of common stock to a former officer of the Company in exchange for conversion of 114,117 shares of Class A Preferred Stock.

On February 1, 2022, the Company issued 2,012,390 shares of common stock pursuant to the Equity Financing Agreement.

F-24

On February 15, 2022, the Company issue 3,000,000 shares of common stock pursuant to the Equity Financing Agreement.

In April 2022, the Company issued 3,257,035 shares of common stock of the Company in exchange for conversion of 130,281 shares of Class A Preferred Stock.

In May and June of 2022, the Company issued a total of 6,613,017 shares of common stock to GHS in exchange for conversion of 71 shares of Class B Preferred Stock and 478 shares of Class C Preferred Stock.

In May 2022 the Company issued 183,600 shares of common stock each to two former employees for services rendered.

In June 2022 the Company issued a total of 2,530,365 shares of common stock to two former owners of Boston Solar as part of an extension agreement.

In June 2022 the Company issued 672,830 shares of common stock from a convertible note payable to the former owners of EnergyWyze.

In June 2022 the Company issued 8,228,434 shares of common stock to several current and former employees and advisors for services rendered and for closing costs related to Box Pure Air.

In July 2022 the Company issued 208,551 shares of common stock to a former employee for services rendered.

In August 2022 the Company issued 1,066,477 shares of common stock for an investment.

In September 2022, the Company issued 3,522,322 shares of common stock of the Company to GHS in exchange for conversion of 263 shares of Class C Preferred Stock.

In September 2022, the Company issued a total of 1,397,461 shares of common stock pursuant to the Equity Financing Agreement.

In September 2022 the Company issued 70,955 shares of common stock to a former employee for services rendered.

In September 2022 the Company issued 1,298,701 shares of common stock to an investor relations firm for services rendered.

In September 2022 the Company issued 304,642 shares of common stock to board members for board related services.

In October 2022, the Company issued 4,372,150  shares of common stock to a former officer of the Company in exchange for conversion of  174,886 shares of Class A Preferred Stock.

In October 2022, the Company issued 2,620,545 shares of common stock as part of the OID Purchase Agreement.

In October 2022, the Company issued 1,872,659 shares of common stock as a bonus to the minority owner of Boston Solar.

In November 2022, the Company issued 2,259,572 shares of common stock pursuant to the Equity Financing Agreement.

In December 2022, the Company issued 5,193,756 shares of common stock to a former officer of the Company in exchange for conversion of 207,750 shares of Class A Preferred Stock.

NOTE 8 - RELATED PARTY TRANSACTIONS

Accrued Officer Compensation

As of December 31, 2022, and 2021, a total of $38,880 and $116,583, respectively, was accrued for unpaid officer wages and bonuses due the Company’s CEO, CFO and President under their respective employment agreements.

F-25

Other

On April 26, 2021, the Company completed a debt reduction through the sale of Jacksam Corporation owned by the Company with Gregory Lambrecht, former CEO, resulting in the decrease of $547,010 in current liabilities. No gain or losses were incurred with this debt settlement.

On May 18, 2021, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Gregory Lambrecht. Pursuant to the Separation Agreement Mr. Lambrecht resigned as an officer and director of the Company and agreed to terminate his employment agreement with the Company. The Company agreed to pay Mr. Lambrecht $764,480 due in unpaid accrued compensation and $606,372 in indebtedness plus accrued interest through the date of the Agreement (the “Accrued Debt”) as follows: (i) the Company agreed to issue Mr. Lambrecht 362,987 shares of Common Stock (with standard restrictive legend) valued at $0.75 per share, equaling $272,240 (the “Shares”), (ii) the Company agreed to pay Mr. Lambrecht $250,000 within two business days of the date of the Separation Agreement, and (iii) the remaining amount of Accrued Debt of $848,612 will be satisfied through the issuance by the Company of a promissory note (the “Note”). The Note provides for ten percent (10%) per annum interest commencing as of August 1, 2021. The monthly payment amount of principal and interest shall be $21,523, with the first payment of $21,523 due September 1, 2021, and a final payment amount of $21,523 due on August 1, 2025.

As of December 31, 2022 and 2021, a total of  $0 and $109,385 was accrued for unpaid wages due to two EnergyWyze managers.

As of December 31, 2022, the Chief Executive Officer had advances outstanding of $100,000 to Box Pure Air and such amount is included in advances from related party.

Boston Solar provides services and is remunerated from a non-profit organization controlled by the minority owner of Boston Solar.  The amounts incurred during 2022 were negligible.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, we are a party to claims and actions for matters arising out of our business operations. We regularly evaluate the status of the legal proceedings and other claims in which we are involved to assess whether a loss is probable or there is a reasonable possibility that a loss, or an additional loss, may have been incurred and determine if accruals are appropriate. If accruals are not appropriate, we further evaluate each legal proceeding to assess whether an estimate of possible loss or range of possible loss can be made for disclosure. Although the outcome of claims and litigation is inherently unpredictable, we believe that we have adequate provisions for any probable and estimable losses. It is possible, nevertheless, that our consolidated financial position, results of operations or liquidity could be materially and adversely affected in any particular period by the resolution of a claim or legal proceeding. Legal expenses related to defense, negotiations, settlements, rulings and advice of outside legal counsel are expensed as incurred.

On July 9, 2021 the Company and Singlepoint Direct Solar, LLC (“SDS” or “Direct Solar”) served a complaint (the “Company Complaint”) in the United States District Court for the District of Arizona against Pablo Diaz Curiel, Kjelsey Johnson, and Brian Odle alleging, amongst other things, that the aforementioned individuals: (i) Interference with Direct Solar America’s existing and prospective business opportunities; (ii) Made unauthorized use of, claims of ownership, and/or offers for sale under direct Solar America’s commercial identity; (iii) Misappropriated trade secrets of Direct Solar America; (iv) Breach of the Asset Purchase Agreement originally entered into between the Company and Mr. Diaz and Ms. Johnson (Mr. Diaz and Ms. Johnson); and (v) Breach of the Employment Agreement originally entered into between Direct Solar America and Mr. Diaz.

F-26

Also on July 9, 2021 the Company was served with a Complaint by Mr. Diaz (and certain other parties) against the Company and certain officers (and former officers) of the Company (the “Diaz Complaint”). On August 11, 2021, an Order was issued consolidating the Company Complaint and the Diaz Complaint which results in the two legal actions being consolidated into one matter, and requiring Defendants to refile their Complaint as a counterclaim. A Counterclaim was submitted by Pablo Diaz Curiel, Kjelsey Johnson, Elijah Chaffino, Dan Shikiar, Jagusa Holdings, Inc. and Brian Odle against the Company and SDS, Greg Lambrecht, Wil Ralston and Corey Lambrecht. The Counterclaim includes but is not limited to the following material allegations: (i) violation of Section 10b-5 of the Exchange Act; (ii) Breach of Contract; (iii) Tortious Interference; (iv) Breach of Fiduciary Duty; (v) Unlawful diversion of ownership, earnings and monies; (vi) Intentional Misrepresentations; and (vii) Engaging in a pattern and practice of acquisitions based on false promises. The Counterclaim was filed September 11, 2021.

On July 14, 2021, the Company filed a First Amended Complaint (the “FAC”) adding parties Solar Integrated Roofing Corporation, USA Solar Network, LLC, David Massey, Christina Berume and Jessica Hernandez in addition to Pablo Diaz Curiel, Kjelsey Johnson and Brian Odle as defendants. In the FAC, the Company alleges (amongst other things) that the defendants: (i) Misappropriated trade secrets; (ii) Breached the Asset Purchase Agreement (Mr. Diaz and Ms. Johnson); (iii) Breached the Employment Agreement (Mr. Diaz); (iv) Breached the Implied Covenant of Good Faith and Fair Dealing (Mr. Diaz and Ms. Johnson); (v) Breached Fiduciary Duties (Mr. Diaz); (vi) Engaged in Unfair Competition; (vii) Violated the Arizona Uniform Trade Secrets Act; (viii) Intentionally Interfered with Contract/Business Expectancy; (ix) Converted assets of the Company; (x) Were Unjustly Enriched; and (xi) Committed Violations of the Lanham Act. On August 27, 2021, the Company filed a Second Amended Compliant which includes additional causes of action including Copyright Infringement (USA Solar Network, LLC) and Defamation (Mr. Diaz).

On September 10, 2021 Solar Integrated Roofing Corporation, USA Solar Network, LLC and David Massey filed a motion to dismiss the claims as it relates to such parties.

On February 22, 2022, a Senior Judge signed the order stating that Defendants SIRC and Massey's Motion to Dismiss was granted in part and denied in part. With respect to Defendant Massey, the Court dismissed all claims against him for lack of personal jurisdiction. With respect to Defendant SIRC, the Court dismissed the following claims from the Second Amended Complaint under Federal Rule of Civil Procedure 12(b)(6): (a) unfair competition (count seven); (b) intentional interference with contract/business expectancy (count nine); (c) conversion (count ten); and (d) unjust enrichment (count eleven). The remaining claims against Defendant SIRC survived the Motion to Dismiss and remain before the Court. The court ordered that Plaintiffs' Motion to Compel Arbitration of all of Defendant Diaz's counterclaims under his Employment Agreement with SDS was granted. The Court ordered the dismissal of the following claims from the FAC: count three in its entirety, count six as to Defendant Diaz, and counts five, nine, ten, eleven, and thirteen as to Diaz, to the extent those claims are based on Diaz's rights and responsibilities under the Employment Agreement subject to arbitration. The court further ordered that Counterdefendants' Motion to Dismiss was granted in part and denied in part.

On January 9, 2023, the Company announced that it and Direct Solar America have resolved their claims against Pablo Diaz Curiel, Kjelsey Johnson, Brian Odle, Elijah Chaffino, Christina Berume and Jessica Hernandez in the United States District Court, District of Arizona. The claims filed by Pablo Diaz, individually and derivatively on behalf of SinglePoint Direct Solar, LLC, JAGUSA Holdings, LLC, Elijah Chaffino, Kjelsey Johnson, Brian Odle, Direct Solar, LLC and AI Live Transfers against the Company, SinglePoint Direct Solar, LLC, Greg Lambrecht, Wil Ralston and Corey Lambrecht filed in the United States District Court, District of Arizona have also been resolved. The Company and SinglePoint Direct Solar, LLC maintains its claims against SIRC and USA Solar Network. The Company, SinglePoint Direct Solar, LLC and Pablo Diaz Curiel have also resolved the arbitration matter pending before the American Arbitration Association, whereby Mr. Diaz brought wage related claims.

F-27

Equity Incentive Plan

On January 30, 2020, the Company adopted the 2019 Equity Incentive Plan (the “Plan”) to provide additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. As of the date of this report the Company has not issued any awards under the Plan.

Employment Agreements

Except for the following agreements, the Company does not have any written agreements with any of its executive officers. The following discussion is a summary of the material terms of the employment agreements and is subject to the full copy of the respective employment agreement (all capitalized terms not otherwise defined herein are defined in the respective employment agreement):

In November 2021 the Company entered into an Amendment to Employment Agreement with our CEO, Wil Ralston (the “Ralston Amendment”). The Ralston Amendment includes the following: (i) that the term of the original employment agreement is extended to May 30, 2024 (automatically be extended for additional three-year periods unless either party has provided written termination at least 90 days prior to the expiration of such Term), (ii) Base Salary equal to Two Hundred Eighty Thousand Dollars ($280,000.00) per year, with a minimum automatic Cost of Living increase of 3.0% per year, beginning on January 1, 2022, (iii) one-time cash retention bonus of $5,083,333 and (iv) waiver by Mr. Ralston of any unpaid allowances (estimated $61,500.00) afforded to Mr. Ralston through October 31, 2021

In November 2021 the Company entered into an Amendment to Employment Agreement with Corey Lambrecht (the “Lambrecht Amendment”). The Lambrecht Amendment includes the following: (i) that the term of the original employment agreement is extended to November 23, 2023 (automatically be extended for additional three-year periods unless either party has provided written termination at least 90 days prior to the expiration of such Term), (ii) Base Salary equal to Two Hundred Twenty Five Thousand Dollars ($225,000.00) per year, with a minimum automatic Cost of Living increase of 3.0% per year, beginning on January 1, 2022, (iii) one-time cash retention bonus equal to twenty percent (20%) of the Base Salary, and (iv) waiver by Mr. Lambrecht of any unpaid compensation owed by the Company through October 31, 2021. On January 17, 2020 the Company entered into an employment agreement with Corey Lambrecht to serve as the Chief Financial Officer. The term is for a period of one year; salary is Eighty Thousand Dollars ($80,000.00) per year; if employment is terminated as a result of his death or Disability, the Company shall pay the Base Salary and any accrued but unpaid Bonus and expense reimbursement amounts through the date of his Death or Disability and a lump sum payment equal to $40,000 (at the time his Death or Disability occurs) within 30 days of his Death or Disability; If employment is terminated by the Board for Cause, then the Company shall pay the Base Salary and Bonus earned through the date of his termination; If employment is terminated by the upon the occurrence of a Change of Control or within six (6) months thereafter, the Company (or its successor, as applicable) shall (i) continue to pay to the Base Salary for a period of six (6) months following such termination, (ii) pay any accrued and any earned but unpaid Bonus, (iii) pay the Bonus he would have earned had he remained with the Company for six (6) months from the date which such termination occurs, and (iv) pay expense reimbursement amounts through the date of termination.

F-28

NOTE 10 - REVENUE CLASSES AND CONCENTRATIONS

Selected financial information for the Company’s operating revenue for disaggregated revenue purposes are as follows:

	Year Ended December 31, 2022	Year Ended December 31, 2021

Revenue by product/service lines:

Retail	$2,309,535	$405,970
Distribution	2,931	15,591
Services	19,473,683	387,341
Total	$21,786,149	$808,902

Revenue by subsidiary:

SinglePoint (parent company)	$26,888	$35,326
Boston Solar	19,124,124	-
Box Pure Air	2,277,732	348,877
Direct Solar America	177,879	241,042
DIGS	7,846	37,358
Energy Wyze	171,680	146,299
Total	$21,786,149	$808,902

No customers comprised 10% or greater of the Company's revenue for the years ended December 31, 2022 and 2021. One customer comprised 27% of the Company’s accounts receivable as of December 31, 2022. No customer comprised 10% or greater of the Company’s accounts receivable as of December 31, 2021.

NOTE 11 – INCOME TAXES

The components of income tax expense for the years ended December 31, 2022, and 2021 consist of the following:

	2022	2021
Federal tax statutory rate	21.0%	21.0%
Permanent differences	(6.8)%	(0.2)%

Temporary differences	(5.9)%	(2.9)%
Valuation allowance	(8.3)%	(17.9)%
Effective rate	0%	0%

F-29

Significant components of the Company’s estimated deferred tax assets and liabilities as of December 31, 2022 and 2021 are as follows:

	2022	2021
Deferred tax assets:
Net operating loss carryforwards	$3,700,000	$2,440,000
Temporary differences	(520,000)	(160,000)

Total deferred tax asset	3,180,000	2,280,000

Valuation allowance	(3,180,000)	(2,280,000)
	$-	$-

The Company has net operating losses (“NOLs”) as of December 31, 2022, of approximately $18,000,000 for federal tax purposes, which will expire in varying amounts through 2040. The Company may be able to utilize its NOLs to reduce future federal and state income tax liabilities. However, these NOLs are subject to various limitations under Internal Revenue Code ("IRC") Section 382. IRC Section 382 limits the use of NOLs to the extent there has been an ownership change of more than 50 percentage points. In addition, the NOL carry-forwards are subject to examination by the taxing authority and could be adjusted or disallowed due to such exams. Although the Company has not undergone an IRC Section 382 analysis, it is possible that the utilization of the NOLs could be substantially limited. The Company has no tax provision for the years ended December 31, 2022 and 2021 due to the net losses and full valuation allowances against net deferred tax assets.

NOTE 12 - SUBSEQUENT EVENTS

Litigation

On January 9, 2023, the Company announced that it and Direct Solar America have resolved their claims against Pablo Diaz Curiel, Kjelsey Johnson, Brian Odle, Elijah Chaffino, Christina Berume and Jessica Hernandez in the United States District Court, District of Arizona. The claims filed by Pablo Diaz, individually and derivatively on behalf of SinglePoint Direct Solar, LLC, JAGUSA Holdings, LLC, Elijah Chaffino, Kjelsey Johnson, Brian Odle, Direct Solar, LLC and AI Live Transfers against the Company, SinglePoint Direct Solar, LLC, Greg Lambrecht, Wil Ralston and Corey Lambrecht filed in the United States District Court, District of Arizona have also been resolved. The Company and SinglePoint Direct Solar, LLC maintains its claims against SIRC and USA Solar Network. The Company, SinglePoint Direct Solar, LLC and Pablo Diaz Curiel have also resolved the arbitration matter pending before the American Arbitration Association, whereby Mr. Diaz brought wage related claims.

Securities Purchase Agreement

On January 13, 2023, the Company entered a Securities Purchase Agreement (the “Purchase Agreement”) with GHS Investments, LLC (“GHS”), whereby GHS agreed to purchase up to Seven Hundred Fifty (750) shares of the Company’s Class E Convertible Preferred Stock (the “Class E Preferred Stock”).  Upon the execution of the Purchase Agreement, the Company agreed to sell, and GHS agreed to purchase, one hundred (100) shares of Class E Preferred Stock at price of $1,000 per share of Class E Preferred Stock.  Upon the terms and subject to the conditions set forth in the Purchase Agreement, upon satisfaction of the applicable deliveries and closing conditions, the Company agreed to sell, and GHS agreed to purchase, upon a mutually agreed upon date determined by the Company and GHS, three Additional Closings (as defined in the Purchase Agreement), each for the purchase of up-to two hundred and fifty (250) shares of Class E Preferred Stock at price of $1,000 per share of Class E Preferred Stock.  In addition, the Company issued GHS twenty-five shares of Class E Preferred Stock upon the Initial Closing Date as an equity incentive.

Certificate of Designation

On January 24, 2023 the Company filed with the State of Nevada an Amended and Restated Certificate of Designation for its Class E Convertible Preferred Stock of the Company which provided for an increase of the number of authorized shares of Class E Preferred Stock to five thousand (5,000).

F-30

Equity Financing and Registration Rights Agreements

On January 26, 2023 (the “Effective Date”), the Company entered into an equity financing agreement (the “Equity Financing Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with GHS Investments LLC (“GHS”) pursuant to which GHS shall purchase from the Company, up to that number of shares of common stock of the Company (the “Shares”) having an aggregate Purchase Price of Ten Million Dollars ($10,000,000), subject to certain limitations and conditions set forth in the Equity Financing Agreement from time to time over the course of twenty four (24) months after an effective registration of the Shares with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC (the “Contract Period”).

The Equity Financing Agreement grants the Company the right, from time to time at its sole discretion (subject to certain conditions) during the Contract Period, to direct GHS to purchase shares of Common Stock on any business day (a “Put”), provided that at least ten trading days has passed since the most recent Put. The Purchase Price of the Put shall be eighty percent (80%) percent of the traded price of the Common Stock during the ten (10) consecutive Trading Days preceding the relevant Trading Day on which GHS receives a Put Notice. Following an up-list of the Company’s Common Stock to the NASDAQ or equivalent national exchange, the Purchase Price shall be ninety percent (90%) of the Market Price, subject to a floor price of $.02 per share, below which the Company shall not deliver a Put.

The maximum dollar amount of each Put will not exceed five hundred thousand dollars ($500,000) and the minimum dollar amount of each Put is ten thousand dollars ($10,000). In the event the Company becomes listed on an exchange which limits the number of shares of Common Stock that may be issued without shareholder approval, then the number of Shares issuable by the Company and purchasable by GHS, shall not exceed that number of the shares of Common Stock that may be issuable without shareholder approval.  Puts are further limited to GHS owning no more than 4.99% of the outstanding stock of the Company at any given time.

The Company will pay a fee of 2% of the gross proceeds the Company receives from sales of common stock under the Purchase Agreement, to Icon Capital Group, LLC (“Icon”) pursuant to a placement agent agreement between the Company and Icon (the “Placement Agent Agreement”).

The Equity Financing Agreement, Placement Agent Agreement and the Registration Rights Agreement contain customary representations, obligations, rights, warranties, agreements, and conditions of the parties. The Equity Financing Agreement terminates upon any of the following events: when GHS has purchased an aggregate of Ten Million Dollars ($10,000,000) in the Common Stock of the Company pursuant to the Equity Financing Agreement; or on the date that is twenty-four (24) calendar months from the date the Equity Financing Agreement was executed.

Actual sales of shares of Common Stock to GHS under the Equity Financing Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

The Registration Rights Agreement provides that the Company shall (i) use its best efforts to file with the Commission the Registration Statement within 30 days of the date of the Registration Rights Agreement; and (ii) have the Registration Statement declared effective by the Commission within 30 days after the date the Registration Statement is filed with the Commission, but in no event more than 90 days after the Registration Statement is filed.

F-31

SINGLEPOINT INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2023	December 31, 2022

ASSETS
CURRENT ASSETS:
Cash	$497,022	$564,242
Accounts receivable, net	1,996,044	3,034,070
Prepaid expenses	234,709	261,622
Inventory, net	3,224,819	2,481,384
Contract assets	357,680	404,849
Notes receivable from related party	272,456	220,456

Total Current Assets	6,582,730	6,966,623

NON-CURRENT ASSETS:
Property, net	197,081	232,873
Right of use asset	1,233,601	1,295,690
Investment, at fair value	134,376	134,376
Intangible assets, net	3,190,130	3,291,242
Goodwill	7,199,567	7,199,567

Total Assets	$18,537,485	$19,120,371

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
CURRENT LIABILITIES:
Accounts payable	$3,819,578	$4,797,456
Accrued expenses, including accrued officer salaries	2,298,467	1,479,656
Current portion of convertible notes payable, net of debt discount	7,152,426	6,748,396
Unearned revenue	6,188,810	4,927,240
Lease liability, current portion	269,735	272,575
Advances from related party	688,899	657,404
Accrued preferred share dividends	296,000	224,760
Current portion of notes payable, net of debt discount	2,489,441	2,464,823

Total Current Liabilities	23,203,356	21,572,310

LONG-TERM LIABILITIES:
Convertible notes payable, net of current portion	634,455	840,474
Lease liability, net of current portion	974,604	1,039,207
Advances from related party, net of current portion	344,858	400,897
Long-term notes payable, net of debt discount	141,825	145,357

Total Liabilities	25,299,098	23,998,245

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS’ EQUITY (DEFICIT)
Undesignated preferred stock, par value $0.0001; 19,990,000 and 19,992,500 shares authorized as of March 31, 2023, and December 31, 2022, respectively

Class A convertible preferred stock, par value $0.0001; 80,000,000 shares authorized; 79,763,999 and 75,725,981 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	7,976	7,573
Class B convertible preferred stock, par value $0.0001; 1,500 shares authorized; no shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	-	-
Class C convertible preferred stock, par value $0.0001; 1,500 shares authorized; 1 and 19 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	-	-
Class D convertible preferred stock, par value $0.0001; 2,000 shares authorized; 1,900 and 2,000 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	-	-
Class E convertible preferred stock, par value $0.0001; 5,000 shares authorized; 2,195 and 1,920 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	-	-
Common stock, par value $0.0001; 5,000,000,000 shares authorized; 132,094,591 and 114,127,911 shares issued and outstanding as of March 31, 2023, and December 31, 2022, respectively	13,209	11,413

Additional paid-in capital	90,733,213	90,127,315
Accumulated deficit	(97,494,271)	(95,236,339)
Total Singlepoint Inc. stockholders’ equity (deficit)	(6,739,873)	(5,090,038)
Non-controlling interest	(21,740)	212,164
Total Stockholders’ Equity (Deficit)	(6,761,613)	(4,877,874)

Total Liabilities and Stockholders’ Equity (Deficit)	$18,537,485	$19,120,371

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-32

SINGLEPOINT INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	March 31, 2023	March 31, 2022

REVENUE	$5,719,370	$1,551,542

Cost of revenue	4,066,294	1,369,516

Gross profit	1,653,076	182,026

Selling, general and administrative expense (“SG&A”)	3,479,773	1,619,462

INCOME (LOSS) FROM OPERATIONS	(1,826,697)	(1,437,436)

OTHER INCOME (EXPENSE):
Interest expense	(452,819)	(54,178)
Amortization of debt discounts	(175,314)	(6,159)
Other income	34,234	-

Other income (expense)	(593,899)	(60,337)

INCOME (LOSS) BEFORE INCOME TAXES	(2,420,596)	(1,497,773)

Income taxes	-	-

NET INCOME (LOSS)	(2,420,596)	(1,497,773)

Loss (income) attributable to non-controlling interests	233,904	75,310

NET INCOME (LOSS) ATTRIBUTABLE TO SINGLEPOINT INC. STOCKHOLDERS	$(2,186,692)	$(1,422,463)

Net income (loss) per share - basic and diluted	$(0.02)	$(0.02)

Weighted average number of common shares outstanding - basic and diluted	125,443,947	66,578,194

 The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-33

SINGLEPOINT INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

(unaudited)

	Preferred Stock Class A Par Value $0.0001		Preferred Stock Class B Par Value $0.0001		Preferred Stock Class C Par Value $0.0001		Preferred Stock Class D Par Value $0.0001		Preferred Stock Class E Par Value $0.0001		Common Stock Par Value $0.0001		Additional		Non-	Stockholders'
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	paid-in Capital	Accumulated Deficit	controlling Interest	Equity (Deficit)
Balance, December 31, 2022	75,725,981	$7,573	-	$-	19	-	2,000	-	1,920	-	114,127,911	$11,413	$90,127,315	$(95,236,339)	$212,164	$(4,877,874)

Issuance of common shares for cash											1,461,503	146	37,931			38,077
Issuance of common shares for acquisition expenses											633,647	63	36,055			36,118
Issuance of common shares for principal and accrued interest on notes											1,512,882	151	176,251			176,402
Conversion of preferred shares	(436,000)	(44)			(52)	-	(100)	-			14,358,648	1,436	(1,392)			(0)
Issuance of preferred shares	4,474,018	447											(447)			-
Issuance of preferred shares for cash					34				275				357,500			357,500
Accrued preferred stock dividends														(71,240)		(71,240)
Net loss														(2,186,692)	(233,904)	(2,420,596)

Balance, March 31, 2023	79,763,999	$7,976	-	$-	1	-	1,900	-	2,195	-	132,094,591	$13,209	$90,733,213	$(97,494,271)	$(21,740)	$(6,761,613)

Balance, December 31, 2021	56,353,015	$5,635	48	$-	760	-	2,000	-	-	-	58,785,924	$5,879	$85,853,388	$(86,158,902)	$(944,731)	$(1,238,731)

Issuance of common shares for services											1,500,000	150	239,850			240,000
Issuance of common shares for services previously accrued																-
Issuance of common shares for cash											6,632,390	663	498,609			499,272
Issuance of common shares for acquisition																-
Issuance of common shares for principal and accrued interest on notes																-
Conversion of preferred shares	(114,117)	(11)									2,852,925	285	(274)			-
Warrants converted to common shares																-
Rounding adjustment in connection with reverse split																-
																-
Net loss														(1,422,463)	(75,310)	(1,497,773)

Balance, March 31, 2022	56,238,898	$5,624	48	$-	760	-	2,000	-	-	-	69,771,239	$6,977	$86,591,573	$(87,581,365)	$(1,020,041)	$(1,997,233)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-34

SINGLEPOINT INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended
	March 31, 2023	March 31, 2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to Singlepoint Inc. stockholders	$(2,186,692)	$(1,422,463)

Adjustments to reconcile net loss to net cash used in operating activities:
Loss attributable to non-controlling interests	(233,904)	(75,310)
Common stock issued for services	36,118	240,000
Bad debt expense	22,326	15,850
Depreciation	81,902	15,195
Amortization of intangibles	101,112	3,630
Amortization of debt discounts	175,314	6,159
Amortization of deferred compensation	-	15,095
Changes in operating assets and liabilities (net of acquisitions):
Accounts receivable	1,015,700	25,241
Prepaid expenses	26,913	10,773
Inventory	(743,435)	11,144
Contract assets	47,169	-
Accounts payable	(961,899)	53,054
Accrued expenses	818,811	442,754
Unearned revenue	1,261,570	24,023

NET CASH USED IN OPERATING ACTIVITIES	(538,995)	(634,855)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for notes receivable from related party	(52,000)	-

NET CASH USED IN INVESTING ACTIVITIES	(52,000)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	38,077	499,271
Proceeds from advances from related party	76,685	69,538
Proceeds from issuance of convertible notes	250,000	-
Payments on advances to related party	(101,229)	-
Payments on convertible notes payable	(28,476)	-
Payments on capital lease obligations	(67,443)	(5,353)
Payments on notes payable	(1,339)	-
Proceeds from sale of preferred stock - Class C	100,000	-
Proceeds from sale of preferred stock - Class E	257,500	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	523,775	563,456

NET CHANGE IN CASH	(67,220)	(71,399)

Cash at beginning of period	564,242	191,485

Cash at end of period	$497,022	$120,086

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$3,417	$-
Income tax paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for conversion of debt and accrued interest	$176,402	$-
Conversion of preferred stock to common stock	$1,436	$-
Accrual of preferred stock dividends	$71,240	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-35

SINGLEPOINT INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Corporate History

 On May 14, 2019, Singlepoint Inc. (“Singlepoint” or “the Company”) established a subsidiary, Singlepoint Direct Solar LLC (“Direct Solar America”), completing the acquisition of certain assets of Direct Solar, LLC and AI Live Transfers LLC. The Company owns Fifty One Percent (51%) of the membership interests of Direct Solar America. On January 26, 2021, the Company acquired 100% ownership of EnergyWyze, LLC, a limited liability company (“EnergyWyze”). On February 26, 2021, the Company purchased 51% ownership of Box Pure Air, LLC, (“Box Pure Air”). On April 21, 2022 the Company purchased 80.1% membership interests in The Boston Solar Company, LLC (“Boston Solar”).

Business

 The Company is a diversified holding company principally engaged through its subsidiaries on providing renewable energy solutions and energy-efficient applications to drive better health and living. Our primary focus is on sustainability by providing an integrated solar energy solution for our customers and clean environment solutions through our air purification business. We conduct our solar operations primarily through our subsidiary, Boston Solar, in which we hold an 80.1% equity interest.

We conduct our air purification operations through Box Pure Air, in which we hold a 51% equity interest.

We also have ownership interests outside of our primary solar and air purification businesses. We consider these subsidiaries to be noncore businesses of ours. These noncore businesses are:

•

Discount Indoor Garden Supply, Inc. (“DIGS”), in which we hold a 90% equity interest and which provides products and services within the agricultural industry designed to improve yields and efficiencies;

•	EnergyWyze, a wholly owned subsidiary and which is a digital and direct marketing firm focused on customer lead generation in the solar energy industry;
•	ShieldSaver, LLC (“ShieldSaver”), in which we hold a 51% equity interest and which focuses on efficiently tracking records of vehicle repairs; and
•

Direct Solar America, in which we hold a 51% equity interest and which works with homeowners and small commercial businesses to provide solar, battery backup and electric vehicle (“EV”) chargers at their location(s).

We built and plan to continue to build our portfolio through organic growth, synergistic acquisitions, products, and partnerships. We generally acquire majority and/or controlling stakes in innovative and promising businesses that are expected to appreciate in value over time. We are particularly focused on businesses where our engagement will be potentially significant for that entity’s growth prospects. We strive to create long-term value for our stockholders by helping our subsidiary companies to increase their market penetration, grow revenue and improve operating margins and cash flow. Our emphasis is on building businesses in industries where our management team has in-depth knowledge and experience, or where our management can provide value by advising on new markets and expansion.

Going Concern

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of March 31, 2023, the Company has yet to achieve profitable operations and is dependent on its ability to raise capital from stockholders or other sources to sustain operations and to ultimately achieve viable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. These factors raise substantial doubt about the Company’s ability to continue as a going concern. As of March 31, 2023, the Company had $497,022 in cash. The Company’s net loss incurred for the three months ended March 31, 2023, was $2,186,692 and its working capital deficit was $16,620,626 at March 31, 2023.

The Company’s ability to continue in existence is dependent on its ability to develop the existing businesses and to achieve profitable operations. Since the Company does not anticipate achieving profitable operations and/or adequate cash flows in the near term, management will continue to pursue additional debt and equity financing.

F-36

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed consolidated financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly our consolidated financial position as of March 31, 2023, and December 31, 2022, and the results of our consolidated operations for the interim periods presented. We follow the same accounting policies when preparing quarterly financial data as we use for preparing annual data. These statements should be read in conjunction with the consolidated financial statements and the notes included in our latest annual report on Form 10-K for the year ended December 31, 2022, and our other reports on file with the Securities and Exchange Commission (“SEC”).

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of Singlepoint, Direct Solar America, Box Pure Air, EnergyWyze, DIGS, and ShieldSaver as of March 31, 2023, and December 31, 2022, and for the three months ended March 31, 2023 and 2022, and the accounts of Boston Solar as of March 31, 2023, and December 31, 2022, and for the three months ended March 31, 2023. All significant intercompany transactions have been eliminated in consolidation.

Use of Estimates in the Preparation of Financial Statements

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of ninety days or less at the time of purchase to be cash equivalents. The Company maintains deposits in financial institutions which are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company had $330,571 of deposits in excess of amounts insured by the FDIC as of March 31, 2023.

Revenues

The Company records revenue in accordance with ASC 606 by analyzing exchanges with its customers using a five-step analysis:

(1)	identifies the contract(s) with a customer;

(2)	identifies the performance obligations in the contract(s);

(3)	determines the transaction price;

(4)	allocates the transaction price to the performance obligations in the contract(s); and

(5)	recognizes revenue when (or as) the entity satisfies a performance obligation.

F-37

The Company incurs costs associated with product distribution, such as freight and handling costs. The Company has elected to treat these costs as fulfillment activities and recognizes these costs at the same time that it recognizes the underlying product revenue. In accordance with ASC 606, the Company recognizes revenue at an amount that reflects the consideration that the Company expects to be entitled to receive in exchange for transferring goods or services to its customers. The Company’s policy is to record revenue when control of the goods transfers to the customer.

The Company uses three categories for disaggregated revenue classification:

(1)	Retail Sales (Box Pure Air, DIGS, Singelpoint (parent company)),

(2)	Distribution (DIGS) and,

(3)	Services Revenue (Boston Solar, Direct Solar of America, EnergyWyze).

Additionally, the Company also disaggregates revenue by subsidiary:

(1)	Singlepoint (parent company)

(2)	Boston Solar

(3)	Box Pure Air

(4)	DIGS

(5)	Direct Solar of America

(6)	EnergyWyze

Retail Sales. Our retail sales include our products sold directly to consumers, with sales recognized upon delivery of the product to the customer, with the customer taking risk of ownership and assuming risk of loss. Payment is due upon delivery. Box Pure Air provides advanced air purification devices to businesses and consumers. DIGS operates an online store and sells nutrients, lights, HVAC systems and other products to consumers.

Distribution Revenue. Our distribution revenue DIGS, and related product sales to third-party resellers with revenue recognized upon delivery of the product to the reseller, with the reseller taking risk of ownership and assuming risk of loss. Payment is due upon delivery or within 30 days of invoicing, except for when sold direct to consumer upon which payment is due immediately.

Services Revenue. Our services revenue includes services provided by Direct Solar America, which earns commission revenue for solar services placed with third-party contractors and recognizes revenue upon date of completion of installation. Cash received in advance of contract completion is recognized as deferred revenue until contracts are complete. Singlepoint’s merchant services provides payment services to businesses with revenue recognized upon the close and remittance of commissions each month. ShieldSaver offers business-to business services related to windshield repair and replacement for consumers. EnergyWyze generates and sells marketing leads to the solar industry. Service revenue is recognized as the performance obligations are fulfilled, with the customer taking risk of ownership and assuming risk of loss. Payment for service revenue is generally due upon completion.

F-38

Returns and other adjustments. The Company records an estimate for provisions of discounts, returns, allowances, customer rebates and other adjustments for each shipment, and are netted with gross sales. The Company’s discounts and customer rebates are known at the time of sale and the Company appropriately reduces net product revenues for these transactions based on the known discount and customer rebates. The Company estimates for customer returns and allowances based on estimates of historical transactions and accounts for such provisions during the same period in which the related revenues are earned. Customer discounts, returns and rebates on product revenues during the quarter ended March 31, 2023, are not material.

Construction Contract Performance Obligations, Revenues and Costs. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account. The Company evaluates whether two or more contracts should be combined and accounted for as one performance obligation and whether the combined or single contract should be accounted for as more than one performance obligation. This evaluation requires significant judgment, and the decision to combine a group of contracts or separate a single contract into multiple performance obligations could change the amount of revenue and profit recorded in a given period. The Company’s installation contracts have a single performance obligation as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contract and integrated and, therefore, not distinct. Less commonly, the Company may promise to provide distinct goods or services within a contract, in which case the contract is separated into more than one performance obligation. If a contract is separated into more than one performance obligation, the total transaction price is allocated to each performance obligation in an amount based on the estimated relative standalone selling prices of the promised goods or services underlying each performance obligation.

The primary method used to estimate standalone selling price of each performance obligation is the expected cost plus a margin approach, under which the Company estimates the costs of satisfying the performance obligations and then adds appropriate margins.

The Company recognizes revenue over time on its contracts when it satisfies a performance obligation by continuously transferring control to a customer. The customer typically controls the contract and related service, as evidenced by contractual termination clauses or by contract terms specifying the Company’s rights to payment for work performed to date, plus a reasonable profit to deliver products or services that do not have an alternative use to the Company.

Management has determined that using contract costs as an input method depicts the continuous transfer of control to customers as the Company incurs these costs from fixed-price or lump-sum contracts.

Under this method, actual direct contract costs incurred are compared to total estimated contract costs for each contract to determine a percentage depicting progress toward contract completion or satisfaction of performance obligations. This percentage is applied to the contract price or allocated transaction price to determine the amount of cumulative revenue to recognize.

Contract costs include all installed materials, direct labor and subcontract costs. Operating costs are charged to expense as incurred.

Contract costs incurred that do not contribute to satisfying performance obligations and are not reflective of transferring control to the customer, such as uninstalled materials and rework labor, are excluded from the percent complete calculation.

Contract Estimates

The estimation of total revenue and cost at completion requires significant judgment and involves the use of various estimation techniques. Management must make assumptions and estimates regarding labor productivity and availability, the complexity of the work to be performed, the cost and availability of materials, and the performance of subcontractors. Changes in job performance, job conditions and estimated profitability, including those changes arising from contract penalty provisions and final contract settlements, may result in revisions to costs and revenue. Such changes are recognized in the period in which the revisions are determined. If, at any time, the estimate of contract profitability indicates an anticipated loss on the contract, a provision for the entire loss is recognized in the period in which it is identified.

F-39

Contract Modifications

Contract modifications are routine in the performance of the Company’s contracts. Contracts are often modified to account for changes in the contract specifications or requirements. In most instances, contract modifications are for goods or services that are not distinct and are accounted for as part of the existing contract.

Contract Assets and Liabilities

Billing practices are governed by the contract terms of each project based primarily on costs incurred, achievement of milestones or predetermined schedules. Billings do not necessarily correlate with revenue recognized over time. Contract assets represent revenues recognized in excess of amounts billed. Contract liabilities represents billings in excess of revenues recognized.

Accrued revenue includes amounts which have met the criteria for revenue recognition and have not yet been billed to the client.

The Company’s residential contracts include payments terms that call for payment upon receipt of the invoice, and their commercial contracts call for payment between 15 and 60 days from the invoice date, primarily within 30 days.

Accounts Receivable

The Company carries its accounts receivable at the amount management expects to collect from outstanding receivables. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on historic write offs and collections and current credit conditions.

Accounts receivable is net of an allowance for doubtful accounts of $47,779 and $51,706 as of March 31, 2023, and December 31, 2022, respectively. During the three months ended March 31, 2023, the Company wrote off $22,326 of receivables.

Inventory

Inventory consists primarily of photovoltaic modules, inverters, racking and associated finished parts required for the assembly of photovoltaic systems. Inventories are valued at the lower of cost or net realizable value determined by the first-in, first-out method. The Company writes down its inventory for estimated obsolescence equal to the difference between the carrying value of the inventory and the estimated net realizable value based upon assumptions about future demand and market conditions. If actual future demand or market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

Inventory is net of a reserve for obsolescence of $326,167 and $326,239 as of March 31, 2023, and December 31, 2022, respectively.

Accrued Warranty and Production Guarantee Liabilities

As a standard practice, the Company warranties its labor for ten years from the completion date of the installation projects and passes through manufacturer warranties on products installed. These warranties are not separately priced, therefore, costs related to the warranties are accrued when management determines they are able to estimate them. Management has not separately accounted for the actual warranty costs each year, and has accrued based on their best estimates as of each year end.

F-40

As a standard practice, the Company provides a two-year production guarantee on installed solar systems. These production guarantees are not separately priced, therefore, costs related to production guarantees are accrued based on management’s best estimates as of each year end. Separately, the Company offers customers an optional ten-year production guarantee that can be purchased for $1,000. Such amounts are deferred when received and recognized ratably over the guarantee period.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with the Accounting Standards Codification (“ASC”) 815 “Derivatives and Hedging”. It provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative financial instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or other expense. Upon conversion or exercise of a derivative financial instrument, the instrument is marked to fair value at the conversion date and is reclassified to equity. The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of notes redemption.

Leases

ASC 842, “Leases”, requires recognition of leases on the consolidated balance sheets as right-of-use (“ROU”) assets and lease liabilities. ROU assets represent the Company’s right to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and operating lease liabilities are recognized based on the present value and future minimum lease payments over the lease term at commencement date. As the Company’s leases do not provide an implicit rate, the Company used its estimated incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. A number of the lease agreements may contain options to renew and options to terminate the leases early. The lease term used to calculate ROU assets and lease liabilities only includes renewal and termination options that are deemed reasonably certain to be exercised. The Company recognized lease liabilities, with corresponding ROU assets, based on the present value of unpaid lease payments for existing operating leases longer than twelve months. The ROU assets were adjusted per ASC 842 transition guidance for existing lease-related balances of accrued and prepaid rent, and unamortized lease incentives provided by lessors. Operating lease cost is recognized as a single lease cost on a straight-line basis over the lease term and is recorded in selling, general and administrative expenses. Variable lease payments for common area maintenance, property taxes and other operating expenses are recognized as expense in the period when the changes in facts and circumstances on which the variable lease payments are based occur. The Company has elected not to separate lease and non-lease components for all property leases for the purposes of calculating ROU assets and lease liabilities.

Income Taxes

The Company accounts for its income taxes in accordance with ASC 740 “Income Taxes”, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. The Company has a net operating loss carryforward, however, due to the uncertainty of realization, the Company has provided a full valuation allowance for deferred tax assets resulting from this net operating loss carryforward.

F-41

Earnings (loss) Per Common Share

Basic loss per common share has been calculated based upon the weighted average number of common shares outstanding during the period in accordance with the ASC 260-10, “Earnings per Share”. Common stock equivalents are not used in the computation of loss per share, as their effect would be antidilutive. Diluted EPS includes the effect from potential issuance of common stock, including stock issuable pursuant to the assumed exercise of warrants and conversion of convertible notes and Preferred Stock Classes. Dilutive EPS is computed by dividing net income (loss) by the sum of the weighted average number of common stock outstanding, and the dilutive shares.

The following table summarizes the number of shares of common stock issuable pursuant to our convertible securities that were excluded from the diluted per share calculation because the effect of including these potential shares was antidilutive even though the exercise price could be less than the average market price of the common shares:

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022

Class A Preferred Stock	1,994,099,975	1,405,972,450
Class B Preferred Stock	-	314,754
Class C Preferred Stock, including preferred dividends	405,111	747,540
Class D Preferred Stock, including preferred dividends	66,176,004	1,395,349
Class E Preferred Stock, including preferred dividends	76,387,816	-
Convertible Notes	47,213,668	20,000
Warrants	4,129,091	-
Potentially Dilutive Securities	2,188,411,565	1,408,450,093

Fair Value Measurements

The Company’s financial instruments consist of cash, accounts receivable, investments, accounts payable, convertible notes payable, advances from related parties, and derivative liabilities. The estimated fair value of cash, accounts receivable, accounts payable, convertible notes payable and advances from related parties approximate their carrying amounts due to the short-term nature of these instruments.

Certain non-financial assets are measured at fair value on a nonrecurring basis. Accordingly, these assets are not measured and adjusted to fair value on an ongoing basis but are subject to periodic impairment tests.

The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1 - Valuation is based upon unadjusted quoted market prices for identical assets or liabilities in accessible active markets.

Level 2 - Valuation is based upon quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in inactive markets; or valuations based on models where the significant inputs are observable in the market.

Level 3 - Valuation is based on models where significant inputs are not observable. The unobservable inputs reflect a company’s own assumptions about the inputs that market participants would use.

F-42

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies and adopted by us as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 significantly changes the impairment model for most financial assets and certain other instruments. ASU 2016-13 requires immediate recognition of estimated credit losses expected to occur over the remaining life of many financial assets, which will generally result in earlier recognition of allowances for credit losses on loans and other financial instruments. ASU 2016-13 is effective for the Company’s fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The adoption of ASU 2016-13 had no material impact on the Company’s consolidated financial statements for the interim period ended March 31, 2023.

Subsequent Events

Other than the events described in Note 11, there were no subsequent events that required recognition or disclosure. The Company evaluated subsequent events through the date the consolidated financial statements were issued and filed with the Securities and Exchange Commission.

NOTE 3 – CONTRACT ASSETS

Deferred costs and estimated earnings and billings on uncompleted contracts consist of the following as of March 31, 2023 and December 31, 2022:

	2023	2022
Deferred costs	$404,849	$311,911
Estimated earnings	-	-
	404,849	311,911
Add: billings to date	(47,169)	92,938
Deferred costs and costs and estimated earnings in excess of related billings on uncompleted contracts	$357,680	$404,849

Deferred costs include permitting costs to fulfill contracts on installations in progress.

F-43

NOTE 4 – GOODWILL, INTANGIBLE ASSETS, AND INVESTMENTS

Boston Solar Acquisition

On April 21, 2022, the Company completed the acquisition of 80.1% of the membership interests in Boston Solar, a leading residential, small commercial solar energy, procurement, and construction (“EPC”) company focused on customers in the greater Boston area. This acquisition solidifies the Company’s EPC acquisition strategy. The total consideration paid for the purchased interests was $6,064,858 consisting of: $2,287,168 of cash paid at closing; issuance of a note payable in 14,781,938 shares of Company common stock with a fair value of $1,252,273; issuance of a promissory note with a fair value of $897,306; issuance of a convertible promissory note with a fair value of $1,378,111 payable in cash or shares of Company common stock at the holder’s option; and a $250,000 holdback of additional cash. The Company incurred acquisition related expenses of approximately $587,000 during the year ended December 31, 2022, which were recognized in SG&A within the Company’s consolidated statement of operations.

The Company accounted for the acquisition as a purchase of a business and recorded the excess of the purchase price over the estimated fair value of the assets acquired and liabilities assumed as goodwill. The total purchase price was  allocated as follows:

Goodwill	$6,785,416
Tangible assets	4,787,928
Intangible asset – tradename/trademarks (10-year life)	3,008,100
Intangible asset – IP/technology (7-year life)	438,000
Intangible asset – non-competes (3-year life)	123,200
Total liabilities	(7,571,036)
Non-controlling interest	(1,506,750)
Total consideration paid for 80.1% interest	$6,064,858

Revenue of $5,437,441 and net loss of ($716,904) related to Boston Solar are included in the Company’s consolidated statement of operations for the three-months ended March 31, 2023. These results are prior to consideration for non-controlling interest.

The following supplemental unaudited pro forma information presents the consolidated results of the Company’s operations as if the acquisition of Boston Solar on April 21, 2022 had been consummated on January 1, 2022. This supplemental unaudited pro forma information is based solely on the historical unaudited financial results for the Boston Solar acquisition and does not include operational or other changes which might have been affected by the Company. The supplemental unaudited pro forma information presented below is for illustrative purposes only and is not necessarily indicative of the results which would have been achieved or results which may be achieved in the future:

	Three Months Ended March 31,
	2023	2022
Revenue, net	$5,719,370	$6,351,322
Net loss	$(2,420,596)	$(1,996,080)

F-44

Goodwill

The following table presents details of the Company’s goodwill as of March 31, 2023, and December 31, 2022:

	Boston Solar	Box Pure Air	Total
Balances at December 31, 2022:	$6,785,416	$414,151	$7,199,567
Aggregate goodwill acquired	-	-	-
Impairment losses	-	-	-
Balances at March 31, 2023	$6,785,416	$414,151	$7,199,567

The Company periodically reviews the carrying value of intangible assets not subject to amortization, including goodwill, to determine whether impairment may exist. Goodwill and certain intangible assets are assessed annually, or when certain triggering events occur, for impairment using fair value measurement techniques. These events could include a significant change in the business climate, legal factors, a decline in operating performance, competition, sale or disposition of a significant portion of the business, or other factors. Specifically, a goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill. The Company uses level 3 inputs and a discounted cash flow methodology. A discounted cash flow analysis requires one to make various judgmental assumptions including assumptions about future cash flows, growth rates, and discount rates. The assumptions about future cash flows and growth rates are based on the Company’s budget and long-term plans. Discount rate assumptions are based on an assessment of the risk inherent in the respective reporting units.

Intangible Assets

The following table presents details of the Company’s intangible assets (excluding goodwill) as of March 31, 2023 and December 31, 2022:

	IP/ Technology	Tradename Trademarks	Non- Competes	Total
Balances at December 31, 2022:	$394,984	$2,801,290	$94,968	$3,291,242
Intangibles acquired	-	-	-	-
Less: Amortization	15,642	75,204	10,266	101,112
Balances at March 31, 2023	$379,342	$2,726,086	$84,702	$3,190,130

Estimated amortization expense:
Year Ending
December 31,
2023 (Remainder)	$303,336
2024	404,448
2025	376,224
2026	363,384
2027	363,384
Thereafter	1,379,354
Total	$3,190,130

Investments

On August 9, 2022, the Company acquired a minority interest, with the right to acquire the remaining interests, of Frontline Power Solutions LLC (“Frontline”), a Multi-state Licensed Energy Services Company (“ESCO”). Frontline  is a comprehensive energy service Company with the ability to operate in deregulated markets across the country and provide energy supply agreements to all sizes of commercial, industrial, and institutional properties. The Company signed a Membership Interest Purchase Agreement (“MIPA”) with Frontline whereby the Company agreed to: (i) make an investment in Frontline for a 13.3% membership interest in exchange for $100,000 of the Company’s shares (the number of shares determined by a 30-day Volume Weighted Average Price(“vwap”) calculation, which were subsequently fair valued on August 9, 2022); (ii) issue a promissory note to Frontline for $150,000 ; and (iii) purchase the remaining interest (86.7%) membership interest for a cash consideration of $500,000 minus any outstanding principal and interest outstanding under the promissory note, subject to certain closing conditions (the “Second Closing”). In the event that Second Closing does not occur then the promissory note would convert into an additional 6.6% membership interest of Frontline for a total ownership interest of 19.9% for the Company.

F-45

NOTE 5 - NOTES PAYABLE

Notes Payable

Seller Note Payable. On April 21, 2022 the Company entered into an unsecured note payable with a former owner of Boston Solar as part of the Boston Solar acquisition. The face value of the note is $1,000,000 with no stated interest. Principal payments are due as follows: $250,000 due October 31, 2022, $250,000 due April 30, 2023, and $500,000 due October 31, 2023. The fair value of the note was determined to be $897,306 at the date of acquisition with the difference between the stated value and the fair value being amortized to interest expense over the 18-month period. At March 31, 2023, all of the remaining balance, $722,030 is included in current portion of notes payable.

Note Purchase Agreement. In July 2021, the Company entered into a note purchase agreement with Bucktown Capital LLC (“BCL”) whereby the Company agreed to issue and sell to BCL a promissory note in the principal amount of $1,580,000 (the “Note”). The Note bears interest at the rate of Eight Percent (8%) per annum, and provides that for the calendar quarter beginning on January 1, 2022 and continuing for each calendar quarter thereafter until the Note is paid in full, the Company will make quarterly cash payments to BCL equal to $250,000. The Company may choose the frequency and amount of each payment (subject to a minimum payment of $50,000) during each applicable quarter so long as the aggregate amount paid during each quarter is equal to $250,000. The Note matures in July 2023. The Note contains the following covenants: (i) Company will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) the common stock shall be listed or quoted for trading on any of (a) NYSE, (b) NASDAQ, (c) OTCQX, (d) OTCQB, or (e) OTC Pink; (iii) trading in Company’s common stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on Company’s principal trading market for more than two (2) consecutive Trading Days; and (iv) Company will not enter into any financing transaction with John Kirkland or any of his affiliated entities. The Note is not convertible into any securities of the Company. At March 31, 2023, all of the remaining balance, $1,172,285, is included in current portion of notes payable.

OID Purchase Agreement. On October 25, 2022, the Company entered a securities purchase agreement (the “OID Purchase Agreement”) with 622 Capital, LLC (“622 Capital”), whereby 622 Capital purchased from the Company, and the Company issued, (i) an aggregate principal amount of $600,000 of 20% original issue discount senior notes (each, a “Note” and collectively, the “Notes”), and (ii) 2,620,545 shares of common stock, par value $0.0001 per share, of the Company. Each Note was designated as a 20% Original Issue Discount Senior Note due the earlier of January 21, 2023 or upon the occurrence of the Liquidity Event (as defined in the Note). If the Notes remain outstanding after the Maturity Date or an Event of Default (each as defined in the Note), then the Notes are subject to an interest rate of 15% per annum, provided that if (x) the Liquidity Event occurs on or prior to January 21, 2023 and (y) the Company pays the outstanding principal of the Notes to the holder, then such interest will be waived retroactive to the date of the first issuance of the Notes (the “Original Issue Date”). Upon an Event of Default, the sum of the outstanding principal amount of the Notes and any accrued and unpaid interest thereon shall become, at the election of the holder of the Notes, immediately due and payable in cash. The Company shall have the option to prepay the Notes at any time after the Original Issue Date prior to or on the Maturity Date at an amount equal to the sum of the outstanding principal amount of the Notes and any accrued and unpaid interest thereon, without any prepayment premium or penalty.  At March 31, 2023 all of the note, $562,011, is included in current portion of notes payable.

SBA Loan. In May 2020, the Company received loan proceeds of $150,000 under the SBA’s Economic Injury Disaster Loan program (“EIDL”). The EIDL dated May 22, 2020, bears interest at 3.75%, has a 30-year term, is secured by substantially all assets of the Company, and is due in monthly installments of $731 beginning May 1, 2021. At March 31, 2023, $25,585 is included current portion of notes payable and $124,415 is included in long-term notes payable.

F-46

Convertible Notes Payable

Purchase Agreement. On April 21, 2022, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Cameron Bridge LLC, Target Capital LLC, and Walleye Opportunities Master Fund Ltd. (collectively the “Investors”), whereby the Investors purchased from the Company, and the Company issued, an aggregate principal amount of $4,885,353 of 15% original issue discount convertible promissory notes (each, a “Note” and collectively, the “Notes”), and (ii) warrants to purchase shares of common stock of the Company (each, a “Warrant” and collectively, the “Warrants”). Pursuant to the terms of the Purchase Agreement the Company (and or Boston Solar) also entered into the following agreements (also collectively referred to as the “Transaction Documents”): Registration Rights Agreement, Assignment of Boston Solar Membership Interest, Guarantor Security Agreement, Guaranty, and Pledge and Escrow Agreement. In order to secure the full and timely payment and performance of all of the Company’s obligations to the Investors under the Transaction Documents, the Company agreed to transfer, pledge, assign, and grant to the Investors a continuing lien and security interest in all right, title and interest of the Company’s 80.1% of the issued and outstanding Membership Interests of Boston Solar. Boston Solar guaranteed the obligations of the Company under the Notes and granted the Investors a security interest in and pledged its assets as collateral for the Notes, in the event of a default on the terms of the Notes. The Company agreed that it will prepare and, as soon as practicable, but in no event later than the Filing Deadline (as defined below), file with the SEC a registration statement; registering for resale (a) at least the number of shares of common stock equal to 125% of the sum of the maximum number of shares of common stock issuable upon conversion of the Notes at the initial conversion price thereof, and (b) 100% of the Warrant Shares (the “Initial Required Registration Amount”). The Registration Statement filed hereunder shall be on Form S-1 in connection with the Liquidity Event. “Liquidity Event” means a public offering of common stock (or units consisting of common stock and warrants to purchase common stock), resulting in the listing for trading of the common stock on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing). “Filing Deadline” means: (i) with respect to the Initial Registration Statement, the earlier of (a) the date that a Registration Statement is filed in connection with the Liquidity Event and (b) 180 days. Each Note was designated as a 15% Convertible Promissory Note due the earlier of January 21, 2023 or upon the occurrence of the Liquidity Event. Upon an Event of Default, interest on the Notes immediately accrues thereafter at a rate equal to 18% per annum which shall be paid in cash monthly until the Default is cured. The Company shall have the option to prepay the Notes at any time after the Original Issue Date prior to or on the Maturity Date at an amount equal to 120% of the Prepayment Amount. Upon or following the occurrence of a Liquidity Event or an Event of Default, at the option of the holder, the Notes are convertible into Conversion Shares. The number of Conversion Shares to be issued upon each conversion is determined by dividing the Conversion Amount by the applicable Conversion Price then in effect, if the holder does not exercise its option to convert this Note upon or following the occurrence of a Liquidity Event, the Company shall be required to pay the amounts owing thereunder on the Liquidity Date in cash, as required therein. The Company shall not affect any conversion of the Notes, and a holder shall not have the right to convert any portion of the Notes, to the extent that after giving effect to the conversion, the holder (together with the holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the holder’s Affiliates would beneficially own in excess of 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion thereof. The holder, upon notice to the Company, may increase or decrease such percentage, but in no event shall it exceed 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Note held by the holder. At March 31, 2023 all of the note, $4,882,353, is included in current portion of convertible notes payable. Additionally, at March 31, 2023, there has been no Liquidity Event, there have been no default provisions exercised, and no warrants have been issued.

Seller Note Payable in Shares. On April 21, 2022, the Company issued an unsecured 36-month seller note to the chief executive officer of Boston Solar in the amount of $1,940,423 payable in shares of the Company’s common stock based on the VWAP of the Company’s common stock over the 60 trading days prior to April 21, 2022. The payments begin six months after April 21, 2022 and are paid quarterly over 30 months. The fair value of the note was determined to be $1,252,272. The difference between the stated value and the fair value is being amortized to interest expense over the 36-month period. At March 31, 2023, $656,463 is included in current portion of convertible notes payable, and $634,454 is included in long-term portion of convertible notes payable.

F-47

Seller Convertible Note. On April 21, 2022, the Company issued an unsecured convertible note of $976,016 to the chief executive officer of Boston Solar, payable in cash or in shares of the Company’s common stock at the holder’s option at a 20% discount to the market based on a predetermined formula. The stated interest rate on the note is 12.5 percent. The fair value of the note on April 21, 2022, was determined to be $1,378,111, a premium of $409,095. The note is due March 31, 2023. At March 31, 2023, all of the note, $1,378,111, is included in current portion of convertible notes payable.

Promissory Note.  On February 7, 2023, the Company entered into a securities purchase agreement providing for the issuance of a Convertible Promissory Note (“Promissory Note”) in the principal amount of $284,760, with an original issue discount of $30,510.  A one-time interest charge of twelve percent (12%) was applied on the issuance date to the principal ($284,760 *.12 = $34,171). Accrued, unpaid interest and outstanding principal, subject to adjustment, shall be paid in ten (10) payments each in the amount of $31,893 (a total payback to the holder of $318,931). The first payment was paid March 30, 2023, with nine (9) subsequent payments due each month thereafter. If an event of default occurs and the holder exercises the option to convert, the conversion price (the “Conversion Price”) shall mean 75% multiplied by the lowest trading price for the common stock during the ten (10) trading days prior to the conversion date (representing a discount rate of 25%) (subject to equitable adjustments by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). At March 31, 2023, all of the note balance, $225,000, is included in current portion of convertible notes payable.

EnergyWyze. Related to the acquisition of EnergyWyze, the Company incurred an initial purchase consideration obligation of $450,000 with a fair value of $339,599. During the fourth quarter of 2022 the Company entered into an agreement with the holders of the purchase obligation which settled all remaining purchase obligations.

Other. In October 2016 the Company issued a convertible note payable in the amount of $10,500 to an accredited investor with interest at 0%, due October 2017, convertible at $0.525 per share. This note is currently in default and included in current portion of convertible notes payable.

As of March 31, 2023, the Company was in compliance with all covenants of its debt agreements, with the exception for the Other convertible note that is currently in default and included in current portion of convertible notes payable, and the Purchase Agreements and Seller Convertible notes which are past maturity. These notes are past maturity and the Company is working with the investors. No default provision options have been exercised to date and no warrants have been issued. The notes are all currently recognized as current.

NOTE 6 – LEASES

Boston Solar was acquired on April 21, 2022 and has fixed rate non-cancelable operating lease agreements for office, warehouse, and parking real estate, vehicles, and tools. The monthly operating lease payments for real estate are from $4,372 to $18,466 and end September 2027. Vehicle leases range from $644 to $973 per month, and their end dates from December 2023 to September 2026. Tools lease payments are $1,285 per month and end March 2027. Total lease expense for the three months ended September 30, 2022 was $81,420. At April 21, 2022, as part of the acquisition, the Company recognized initial ROU assets and lease liabilities related to Boston Solar of $1,400,278 and $(1,400,278), respectively.

F-48

Future minimum lease payments are as follows:

Year Ending
December 31
2023 (remainder)	$270,685
2024	332,345
2025	328,359
2026	303,923
2027	215,819
Thereafter	-
Total	1,451,131
Less: Interest	(206,792)
Present value of lease liabilities	$1,244,339
Less: Current portion	(269,735)
Lease liability, net of current portion	$974,604

NOTE 7 - STOCKHOLDERS’ EQUITY

Class A Convertible Preferred Shares

As of March 31, 2023, and December 31, 2022, the Company had authorized 80,000,000 shares of Class A Convertible Preferred Stock (“Class A Stock”) with $0.0001 par value per share, of which 79,763,999 and 75,725,981 shares were issued and outstanding as of March 31, 2023, and December 31, 2022, respectively. Each share of Class A Stock is convertible at any time into 25 shares of common stock. No dividends are payable unless declared by the Board of Directors.

Class B Convertible Preferred Stock

As of  March 31, 2023, and December 31, 2022, the Company had authorized 1,500 shares of Class B Preferred Stock, $0.0001 par value per share, of which 0 shares were issued and outstanding as of March 31, 2023, and December 31, 2022.

Class C Convertible Preferred Stock

As of March 31, 2023, and December 31, 2022, the Company had authorized 1,500 shares of Class C Preferred Stock, of which 1 and 19 shares were issued and outstanding as of March 31, 2023 and December 31, 2022, respectively. The Company has the right to redeem the Class C Preferred Stock, in accordance with the terms stated by the Certificate of Designation. The Company shall pay a dividend of three percent (3%) per annum on the Class C Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class C Preferred Stock calculated at the purchase price. The Stated Value (as defined by the Certificate of Designation) of the Class C Preferred Stock is $1,200 per share. On June 8, 2022, the Company amended the conversion rights so that each share of the Class C Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of common stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by the lesser of (a) $0.1055; and (b) where applicable, a fixed price equaling one hundred percent (100%) of the lowest traded volume weighted average price (“VWAP”) for the fifteen (15) trading days preceding a conversion.

F-49

Class D Convertible Preferred Shares

As of March 31, 2023, and December 31, 2022, the Company had authorized 2,000 shares of  Class D Preferred Stock, of which 1,900 and 2,000 shares were issued and outstanding as of March 31, 2023, and December 31, 2022, respectively. The Company has the right to redeem the Class D Preferred Stock, in accordance with the terms stated by the Certificate of Designation. The Company shall pay a dividend of three percent (3%) per annum on the Class D Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class D Preferred Stock calculated at the purchase price. The Stated Value of the Class D Preferred Stock is $1,200 per share. On June 8, 2022, the Company amended the conversion rights so that each share of the Class D Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of common stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by (a) $0.1055; and (b) where applicable, a fixed price equaling one hundred percent (100%) of the lowest traded VWAP for the fifteen (15) trading days preceding a conversion.

Class E Convertible Preferred Shares

As of March 31, 2023, and December 31, 2022, the Company had authorized 5,000 and 2,500 shares, respectively, of  Class E Preferred Stock, of which 2,195 and 1,920 shares were issued and outstanding as of March 31, 2023, and December 31, 2022, respectively.  On April 7, 2022, the Company entered a Securities Purchase Agreement (the “GHS Purchase Agreement”) with GHS Investments, LLC (“GHS”), whereby GHS agreed to purchase, in three separate tranches, up to $1.5 million of the Company’s Class E Preferred Stock. The first tranche (the “Initial Closing Date”), which closed upon execution of the GHS Purchase Agreement, was for the purchase 707 shares of Class E Preferred Stock for $707,000. The second tranche, which closed 30 days after the Initial Closing Date, was for the purchase of 500 shares of Class E Preferred Stock for $500,000, and the third tranche, which closed approximately 60 days following the Initial Closing Date, was for the purchase of 293 shares of Class E Preferred Stock for $293,000. In addition, the Company issued to GHS (i) an additional 50 shares of Class E Preferred Stock on the Initial Closing Date as an equity incentive and (ii) warrants to purchase 4,129,091 shares of the Company’s common stock at an exercise price of $0.11 per share for a period of five years. On November 3, 2022, the Company entered a Securities Purchase Agreement (the “Purchase Agreement”) with GHS, whereby GHS agreed to purchase 350 shares of the Company’s Class E Preferred Stock in two equal tranches of $175,000. The first tranche (the “Initial Closing Date”), occurred promptly upon execution of the Purchase Agreement, was the purchase of 175 shares of Class E Preferred Stock for $175,000. The second tranche, scheduled for 15 trading days following the Initial Closing Date, upon satisfaction of the applicable deliveries and closing conditions set forth in the Purchase Agreement, was the purchase of 175 shares of Class E Preferred Stock for $175,000. In addition, the Company issued GHS ten shares of Class E Preferred Stock upon the Initial Closing Date as an equity incentive and agreed to issue ten shares of Class E Preferred Stock upon the closing of the second tranche as an equity incentive. The Company has the right to redeem the Class E Preferred Stock, in accordance with the terms stated by the Certificate of Designation. On January 13, 2023, the Company entered a Securities Purchase Agreement (the “Purchase Agreement”) with GHS Investments, LLC (“GHS”), whereby GHS agreed to purchase up to Seven Hundred Fifty (750) shares of the Company’s Class E Convertible Preferred Stock (the “Class E Preferred Stock”).  Upon the execution of the Purchase Agreement, the Company agreed to sell, and GHS agreed to purchase, one hundred (100) shares of Class E Preferred Stock at price of $1,000 per share of Class E Preferred Stock.  Upon the terms and subject to the conditions set forth in the Purchase Agreement, upon satisfaction of the applicable deliveries and closing conditions, the Company agreed to sell, and GHS agreed to purchase, upon a mutually agreed upon date determined by the Company and GHS, three Additional Closings (as defined in the Purchase Agreement), each for the purchase of up-to two hundred and fifty (250) shares of Class E Preferred Stock at price of $1,000 per share of Class E Preferred Stock.  In addition, the Company issued GHS twenty-five shares of Class E Preferred Stock upon the Initial Closing Date as an equity incentive. During the quarter ended March 31, 2023, the Company issued 275 shares of Class E Preferred Stock.

The Company shall pay a dividend of eight percent (8%) per annum on the Class E Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class E Preferred Stock calculated at the purchase price. The Stated Value of the Class E Preferred Stock is $1,200 per share.The Class E Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).The conversion price (the “Conversion Price”) for the Class E Preferred Stock is the amount equal to the lower of (1) a fixed price equaling the closing price of the common stock on the trading day immediately preceding the date of the GHS Purchase Agreement, and (2) 100% of the lowest VWAP of the Company’s common stock during the fifteen (15) trading days immediately preceding, but not including, the Conversion Date.

From the date of issuance until the date when the original holder no longer holds any shares of Class E Preferred Stock, upon any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), such holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Class E Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. Upon a Subsequent Financing, such holder of at least one hundred (100) shares of Class E Preferred Stock shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

F-50

Undesignated Preferred Shares

As of March 31, 2023, a total of 19,990,000 shares of preferred stock remains undesignated and unissued.

Common Stock

As of March 31, 2023, and December 31, 2022, the Company’s authorized common stock was 5,000,000,000 shares, at $0.0001 par value per share, with 132,094,591 and 114,127,911 shares issued and outstanding, respectively.

Equity Financing and Registration Rights Agreements

On January 26, 2023 (the “Effective Date”), the Company entered into an equity financing agreement (the “Equity Financing Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with GHS Investments LLC (“GHS”) pursuant to which GHS shall purchase from the Company, up to that number of shares of common stock of the Company (the “Shares”) having an aggregate Purchase Price of Ten Million Dollars ($10,000,000), subject to certain limitations and conditions set forth in the Equity Financing Agreement from time to time over the course of twenty four (24) months after an effective registration of the Shares with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC (the “Contract Period”).

The Equity Financing Agreement grants the Company the right, from time to time at its sole discretion (subject to certain conditions) during the Contract Period, to direct GHS to purchase shares of Common Stock on any business day (a “Put”), provided that at least ten trading days has passed since the most recent Put. The Purchase Price of the Put shall be eighty percent (80%) percent of the traded price of the Common Stock during the ten (10) consecutive Trading Days preceding the relevant Trading Day on which GHS receives a Put Notice. Following an up-list of the Company’s Common Stock to the NASDAQ or equivalent national exchange, the Purchase Price shall be ninety percent (90%) of the Market Price, subject to a floor price of $.02 per share, below which the Company shall not deliver a Put.

The maximum dollar amount of each Put will not exceed five hundred thousand dollars ($500,000) and the minimum dollar amount of each Put is ten thousand dollars ($10,000). In the event the Company becomes listed on an exchange which limits the number of shares of Common Stock that may be issued without shareholder approval, then the number of Shares issuable by the Company and purchasable by GHS, shall not exceed that number of the shares of Common Stock that may be issuable without shareholder approval.  Puts are further limited to GHS owning no more than 4.99% of the outstanding stock of the Company at any given time.

The Company will pay a fee of 2% of the gross proceeds the Company receives from sales of common stock under the Purchase Agreement, to Icon Capital Group, LLC (“Icon”) pursuant to a placement agent agreement between the Company and Icon (the “Placement Agent Agreement”).

The Equity Financing Agreement, Placement Agent Agreement and the Registration Rights Agreement contain customary representations, obligations, rights, warranties, agreements, and conditions of the parties. The Equity Financing Agreement terminates upon any of the following events: when GHS has purchased an aggregate of Ten Million Dollars ($10,000,000) in the Common Stock of the Company pursuant to the Equity Financing Agreement; or on the date that is twenty-four (24) calendar months from the date the Equity Financing Agreement was executed.

Actual sales of shares of Common Stock to GHS under the Equity Financing Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

The Registration Rights Agreement provides that the Company shall (i) use its best efforts to file with the Commission the Registration Statement within 30 days of the date of the Registration Rights Agreement; and (ii) have the Registration Statement declared effective by the Commission within 30 days after the date the Registration Statement is filed with the Commission, but in no event more than 90 days after the Registration Statement is filed.

F-51

Shares issued during the three months ended March 31, 2023

On January 4, 2023, the Company issued 5,000,000 shares of common stock to a board member of the Company in exchange for conversion of 200,000 shares of Class A Preferred Stock.

On January 24, 2023, the Company issued 1,172,933 shares of common stock to GHS in exchange for 52 shares of Class C Preferred Stock.

On February 3, 2023, the Company issued 1,512,882 shares of common stock as payment of principal on the seller note payable.

On February 6, 2023, the Company issued 633,647 shares of common stock related to an exclusivity agreement.

On February 9, 2023, the Company issued 5,900,000 shares of common stock to the family member of a former officer in exchange for conversion of 236,000 shares of Class A Preferred Stock.

On February 22, 2023, the Company issued 2,285,715 shares of common stock to GHS in exchange for 100 shares of Class D Preferred Stock.

On March 22, 2023, the Company issued 1,461,503 shares of common stock pursuant to the Equity Financing Agreement.

NOTE 8 - RELATED PARTY TRANSACTIONS

Accrued Officer Compensation

As of March 31, 2023, and December 31, 2022, a total of $95,870 and $38,880, respectively, was accrued for unpaid officer wages due the Company’s CEO, CFO and President under their respective employment agreements.

Other

On January 4, 2023, the Company issued 5,000,000 shares of common stock to a board member of the Company in exchange for conversion of 200,000 shares of Class A Preferred Stock.

On February 9, 2023, the Company issued 5,900,000 shares of common stock to the family member of a former officer in exchange for conversion of 236,000 shares of Class A Preferred Stock.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

 Litigation

From time to time, we are a party to claims and actions for matters arising out of our business operations. We regularly evaluate the status of the legal proceedings and other claims in which we are involved to assess whether a loss is probable or there is a reasonable possibility that a loss, or an additional loss, may have been incurred and determine if accruals are appropriate. If accruals are not appropriate, we further evaluate each legal proceeding to assess whether an estimate of possible loss or range of possible loss can be made for disclosure. Although the outcome of claims and litigation is inherently unpredictable, we believe that we have adequate provisions for any probable and estimable losses. It is possible, nevertheless, that our consolidated financial position, results of operations or liquidity could be materially and adversely affected in any particular period by the resolution of a claim or legal proceeding. Legal expenses related to defense, negotiations, settlements, rulings and advice of outside legal counsel are expensed as incurred.

Equity Incentive Plan

On January 30, 2020, the Company adopted the 2019 Equity Incentive Plan (the “Plan”) to provide additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. As of the date of this report the Company has not issued any awards under the Plan.

F-52

NOTE 10 - REVENUE CLASSES AND CONCENTRATIONS

Selected financial information for the Company’s operating revenue for disaggregated revenue purposes are as follows:

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022

Revenue by product/service lines:

Retail	$248,429	$1,502,204
Distribution	1,845	493
Services	5,469,096	48,845
Total	$5,719,370	$1,551,542

Revenue by subsidiary:

Singlepoint (parent company)	$4,883	$6,403
Boston Solar	5,437,441	-
Box Pure Air	242,757	1,493,767
Direct Solar America	10,800	-
DIGS	2,634	2,527
Energy Wyze	20,855	48,845
Total	$5,719,370	$1,551,542

No customer comprised 10% or greater of the Company’s revenue for the three months ended March 31, 2023.  One customer comprised 94% of the Company’s revenue for the three months ended March 31, 2022.

NOTE 11 - SUBSEQUENT EVENTS

On or about April 17, 2023, shareholders owning 79,763,999 shares of Class A Preferred stock, representing all outstanding shares, agreed to convert into 1,595,279,980 shares of common stock at a conversion ratio of 20:1, reducing the overall common stock potentially issuable in the Class A Preferred stock by approximately 20 percent. As of May 15, 2023, 1,000,000 shares of Class A Preferred stock are still outstanding and in process of conversion.

In April 2023, the Company issued 4,994,404 shares of common stock to GHS under the Equity Financing Agreement.

F-53

Independent Auditors’ Report

Members of

The Boston Solar Company, LLC

Opinion

We have audited the financial statements of The Boston Solar Company, LLC (the Company), which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of operations, members’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

F-54

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas July 5, 2022

F-55

THE BOSTON SOLAR COMPANY, LLC
BALANCE SHEETS

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$869,376	$495,683
Accounts receivable, net	1,229,058	2,052,777
Inventory, net	939,592	845,111
Contract assets	298,858	217,927
Prepaid expenses and other current assets	46,552	16,718
Total current assets	3,383,436	3,628,216

Property and equipment, net	60,609	54,474
Security deposits	26,419	26,419
Total assets	$3,470,464	$3,709,109

LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
Forgivable Debt	$-	$904,797
Current portion of long-term debt	192,023	350,401
Current portion of capital lease obligations	4,932	4,652
Accounts payable	2,421,087	1,982,358
Accrued expenses	592,004	429,328
Accrued warranty and production guarantee liabilities	150,199	131,570
Customer deposits	2,544,593	1,905,600
Total current liabilities	5,904,838	5,708,706

Long term debt, net	805,844	851,214
Capital lease obligations, net	7,016	11,948
Total liabilities	6,717,698	6,571,868

Members' deficit	(3,247,234)	(2,862,759)
Total liabilities and members' deficit	$3,470,464	$3,709,109

The accompanying notes are an integral part of these financial statements.

F-56

THE BOSTON SOLAR COMPANY, LLC
STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2021	2020

Revenue, net	$17,691,635	$15,298,238

Cost of goods sold	12,554,681	10,717,427

Gross profit	5,136,954	4,580,811

Operating expenses:
General and administrative	6,106,507	5,074,022
Advertising and marketing	397,920	414,947
Total operating expenses	6,504,427	5,488,969

Loss from operations	(1,367,473)	(908,158)

Other income (expense):
Debt forgiveness income	904,797	-
Other income	203,457	180,478
EIDL forgiveness income	-	10,000
Interest expense - amortization of debt issuance costs	(2,316)	(2,138)
Interest expense	(122,940)	(107,371)
Total other income (expense)	982,998	80,969

Net loss	$(384,475)	$(827,189)

The accompanying notes are an integral part of these financial statements.

F-57

THE BOSTON SOLAR COMPANY, LLC
STATEMENTS OF MEMBERS' DEFICIT

Balance at December 31, 2019	$(2,035,570)

Net loss year ended December 31, 2020	(827,189)

Balance at December 31, 2020	(2,862,759)

Net loss year ended December 31, 2021	(384,475)

Balance at December 31, 2021	$(3,247,234)

The accompanying notes are an integral part of these financial statements.

F-58

THE BOSTON SOLAR COMPANY, LLC
STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(384,475)	$(827,189)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	27,204	53,086
Interest expense - amortization of debt issuance costs	2,316	2,138
Debt forgiveness income	(904,797)	-
Bad debt expense	100,153	-
Changes in operating assets and liabilities
Accounts receivable	723,566	(972,128)
Accrued revenue	-	564,423
Inventory	(94,481)	209
Costs and estimated earnings in excess of related billings on uncompleted contracts	(80,931)	(24,554)
Prepaid expenses	(29,834)	(13,787)
Accounts payable	438,729	230,727
Accrued expenses	162,676	156,780
Accrued warranty and production guarantee liabilities	18,629	23,172
Customer deposits	638,993	29,180
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	617,748	(777,943)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	-	-
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from forgivable debt	-	904,797
Proceeds from long-term debt	-	150,000
Repayments of long-term debt	(206,064)	(290,183)
Prepayments on capital lease obligations	(37,991)	(4,387)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(244,055)	760,227

NET CHANGE IN CASH	373,693	(17,716)

Cash at beginning of period	495,683	513,399

Cash at end of period	$869,376	$495,683

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$122,940	$107,371

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Purchase of property and equipment on credit	$33,339	$-

The accompanying notes are an integral part of these financial statements.

F-59

THE BOSTON SOLAR COMPANY, LLC

NOTES TO THE FINANCIAL STATEMENTS

1. Organization and Basis of Presentation

Organization

The Boston Solar Company, LLC (the “Company”), is a limited liability company formed in May 2013 under the laws of the state of Delaware and is headquartered in Woburn, Massachusetts. It previously operated as The Boston Solar Company, Inc. from February 2011 to April 2013. The Company is a residential and commercial solar installer operating in Massachusetts.

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") as detailed in the Financial Accounting Standards Board's ("FASB") Accounting Standards Codification ("ASC").

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures. Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities at the date of purchase of three months or less to be cash equivalents. Cash and cash equivalents include bank demand deposits, marketable securities with maturities of three months or less at purchase, and money market funds that invest primarily in certificates of deposits, commercial paper and U.S. government and U.S. government agency obligations. Cash equivalents are reported at fair value. As of December 31, 2021, and 2020, there were $192,856 and $357,322 of cash equivalents, respectively.

Fair Value of Financial Instruments

In accordance with the reporting requirements of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 825, "Financial Instruments", the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this standard and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value due to the relatively short maturity of these instruments.

The carrying value of notes payable also approximate fair value since they bear market rates of interest and other terms. None of these instruments are held for trading purposes.

The measurement of fair value requires the use of techniques based on observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company's market assumptions. The inputs create the following fair value hierarchy:

•	Level 1 - Quoted prices for identical instruments in active markets.

•

Level 2 - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and valuations where inputs are observable or where significant value drivers are observable.

•	Level 3 - Instruments where significant value drivers are unobservable to third parties.

F-60

Revenue Recognition

The Company adheres to the requirements of Financial Accounting Standards Board Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, and related guidance (Topic 606). Topic 606 establishes a core principle requiring the recognition of revenue to depict the transfer of promised goods or services to customers in an amount reflecting the consideration to which the entity expects to be entitled in exchange for such goods or services. The standard requires an entity to (1) identify the contract, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations, and (5) recognize revenue as each performance obligation is satisfied or completed.

Revenue is recognized upon the transfer of control of promised goods or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services.

Construction Contract Performance Obligations, Revenues and Costs

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account. The Company evaluates whether two or more contracts should be combined and accounted for as one performance obligation and whether the combined or single contract should be accounted for as more than one performance obligation. This evaluation requires significant judgment, and the decision to combine a group of contracts or separate a single contract into multiple performance obligations could change the amount of revenue and profit recorded in a given period. The Company's installation contracts have a single performance obligation as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contract and integrated and, therefore, not distinct. Less commonly, the Company may promise to provide distinct goods or services within a contract, in which case the contract is separated into more than one performance obligation. If a contract is separated into more than one performance obligation, the total transaction price is allocated to each performance obligation in an amount based on the estimated relative standalone selling prices of the promised goods or services underlying each performance obligation.

The primary method used to estimate standalone selling price of each performance obligation is the expected cost plus a margin approach, under which the Company estimates the costs of satisfying the performance obligations and then adds appropriate margins.

The Company recognizes revenue over time on its contracts when it satisfies a performance obligation by continuously transferring control to a customer. The customer typically controls the contract and related service, as evidenced by contractual termination clauses or by contract terms specifying the Company's rights to payment for work performed to date, plus a reasonable profit to deliver products or services that do not have an alternative use to the Company.

Management has determined that using contract costs as an input method depicts the continuous transfer of control to customers as the Company incurs these costs from fixed-price or lump-sum contracts.

Under this method, actual direct contract costs incurred are compared to total estimated contract costs for each contract to determine a percentage depicting progress toward contract completion or satisfaction of performance obligations. This percentage is applied to the contract price or allocated transaction price to determine the amount of cumulative revenue to recognize.

Contract costs include all installed materials, direct labor and subcontract costs. Operating costs are charged to expense as incurred.

Contract costs incurred that do not contribute to satisfying performance obligations and are not reflective of transferring control to the customer, such as uninstalled materials and rework labor, are excluded from the percent complete calculation.

Contract Estimates

The estimation of total revenue and cost at completion requires significant judgment and involves the use of various estimation techniques. Management must make assumptions and estimates regarding labor productivity and availability, the complexity of the work to be performed, the cost and availability of materials, and the performance of subcontractors. Changes in job performance, job conditions and estimated profitability, including those changes arising from contract penalty provisions and final contract settlements, may result in revisions to costs and revenue. Such changes are recognized in the period in which the revisions are determined. If, at any time, the estimate of contract profitability indicates an anticipated loss on the contract, a provision for the entire loss is recognized in the period in which it is identified.

F-61

Contract Modifications

Contract modifications are routine in the performance of the Company's contracts. Contracts are often modified to account for changes in the contract specifications or requirements. In most instances, contract modifications are for goods or services that are not distinct and are accounted for as part of the existing contract.

Contract Assets and Liabilities

Billing practices are governed by the contract terms of each project based primarily on costs incurred, achievement of milestones or predetermined schedules. Billings do not necessarily correlate with revenue recognized over time. Contract assets represent revenues recognized in excess of amounts billed. Contract liabilities represents billings in excess of revenues recognized.

Accrued revenue includes amounts which have met the criteria for revenue recognition and have not yet been billed to the client.

The January 1, 2020 balance in accounts receivable was $1,080,649 contract assets was $134,234, and the customer deposits liability account was $1,876,420.

The Company's residential contracts include payments terms that call for payment upon receipt of the invoice, and their commercial contracts call for payment between 15 and 60 days from the invoice date, primarily within 30 days.

Accounts Receivable

The Company carries its accounts receivable at the amount management expects to collect from outstanding receivables. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on historic write offs and collections and current credit conditions.

Accounts receivable is net of an allowance for doubtful accounts of $120,341 and $63,984 as of December 31, 2021 and 2020, respectively. During the years ended December 31, 2021 and 2020, the Company wrote off $100,154 and $52,834, respectively.

Inventory

Inventory consists primarily of photovoltaic modules, inverters, racking and associated finished parts required for the assembly of photovoltaic systems. Inventories are valued at the lower of cost or net realizable value determined by the first-in, first-out method. The Company writes down its inventory for estimated obsolescence equal to the difference between the carrying value of the inventory and the estimated net realizable value based upon assumptions about future demand and market conditions. If actual future demand or market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

Inventory is net of a reserve for obsolescence of $105,293 and $100,941 as of December 31, 2021 and 2020, respectively.

F-62

Property and Equipment, Net

Property and equipment is stated at cost less accumulated depreciation. Depreciation is calculated using straight-line and accelerated methods over the estimated useful lives of such assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Useful lives and residual values are reviewed and adjusted, if appropriate, at the end of each reporting period. An asset's carrying amount is written down immediately to its recoverable amount if the asset's carrying amount is greater than its estimated recoverable amount. The cost and accumulated depreciation of assets retired or sold are removed from the respective accounts and any gain or loss is recognized in operations.

The major classes and estimated useful lives of property and equipment are as follows at December 31:

	2021	2020	Estimated Useful Lives
Tools	$16,200	$16,200	5 years
Machinery and equipment	132,617	132,617	5 - 7 years
Computer equipment	102,685	102,685	5 years
Furniture and fixtures	49,690	49,690	7 years
Software	4,683	4,683	3 years
Vehicles	305,206	330,797	5 years
Leasehold improvements	40,100	40,100	5 - 8 years
	651,181	676,772
Less: accumulated depreciation	(590,572)	(622,298)

Property and equipment, net	$60,609	$54,474

Accrued Warranty and Production Guarantee Liabilities

As a standard practice, the Company warranties its labor for ten years from the completion date of their installation projects and passes through manufacturer warranties on products installed. These warranties are not separately priced, therefore, costs related to the warranties are accrued when management determines they are able to estimate them. Management has not separately accounted for the actual warranty costs each year, and has accrued based on their best estimates as of each year end.

As a standard practice, the Company provides a two-year production guarantee on installed solar systems. These production guarantees are not separately priced, therefore, costs related to production guarantees are accrued based on management's best estimates as of each year end. Separately, the Company offers customers an optional ten-year production guarantee that can be purchased for $1,000.

Income Taxes

The Company is treated as a partnership for both federal and state income tax purposes. In lieu of corporation income taxes, members of a partnership are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for income taxes has been recorded in the consolidated financial statements.

It is the Company's policy to recognize any interest and penalties in the provision for taxes when applicable.

Advertising

The Company's advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2021 and 2020 was $206,483 and $196,289, respectively.

F-63

Forgivable Debt

Currently there is no authoritative guidance under U.S. GAAP that addresses accounting and reporting by a nongovernmental entity, that is a business entity, that receives forgivable debt from a government entity.

Management has elected to recognize forgivable debt received from a government entity as debt until debt extinguishment occurs when the Company is legally released from being the obliger. Under this method, upon legal release as obliger, the Company recognizes the forgiven amount as income in the statements of operations.

Recent Accounting Standards

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) or other standard setting bodies. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

3. Uncompleted Contracts

Deferred costs, costs, estimated earnings and billings on uncompleted contracts consist of the following as of December 31:

	2021	2020
Deferred costs	$116,024	$158,788
Estimated earnings
	116,204	158,788
Less: billings to date
Deferred costs and costs and estimated earnings in excess of related billings on uncompleted contracts	$116,204	$158,788

Deferred costs includes permitting costs to fulfill contracts on installations in progress as of December 31.

4. Forgivable Debt

In reaction to the coronavirus disease (COVID-19) outbreak, the U.S. government has responded with relief legislation. Certain legislation called the Coronavirus Aid, Relief, and Economic Security (CARES) Act, as amended and clarified in later legislation, authorized emergency loans to businesses by establishing, and providing funding for, forgivable bridge loans under the Paycheck Protection Program (PPP).In April 2020, the Company benefited from the CARES Act by receiving $904,797 under the PPP. Under the PPP, the Small Business Administration (SBA) will forgive the proceeds received if eligibility and other criteria are met, at which time the Company will recognize the forgiven amount as income. Once the SBA reviews and approves the forgiveness amount, the SBA has the right to audit the Company's compliance with the PPP for a period of up to six years. The Company received forgiveness of the entire loan from the SBA and its bank released the Company from repayment in March 2021.

5. Long-Term Debt

Long-term debt consists of the following at December 31:	2021	2020

Note payable to a finance company, due November 2021, payable in monthly installments of $1,782 including interest at 17.0%. The loan is collateralized by substantially all of the Company's assets.	-	17,528
Note payable to a bank, due December 2021, payable in monthly installments of $9,150 including interest at 4.50%. The loan is collateralized by substantially all of the Company's assets.	57,756	150,455
Unsecured note payable to an individual, due October 2022, payable in sixteen quarterly installments of $24,156 plus fixed monthly interest installments of $5,500 until the note is repaid in full.	72,469	169,094
Note payable to a bank, due August 2026, payable in monthly installments of $6,311 including interest at 6.50%. The loan is collateralized by substantially all of the Company's assets and guaranteed by a member of the Company.	349,723	380,068
Note payable to a bank, payable in monthly interest only installments through August 2024, then converting to a term loan maturing in August 2029. The loan is collateralized by substantially all of the Company's assets and guaranteed by a member of the Company.	348,901	348,901
Note payable to a bank, due February 2027, payable in monthly installments of $628 including interest at 8.55%. The loan is collateralized by a vehicle.	31,133	-
SBA EIDL loan payable to a bank due June 2050, payable in monthly installments of $731 including interest at 3.75%,	150,000	150,000
Total long-term debt	1,009,982	1,216,046
Less, unamortized debt issuance costs	(12,115)	(14,431)
Long-term debt, net of unamortized debt issuance costs	997,867	1,201,615
Less current portion of long-term debt	(192,023)	(350,401)

Long-term debt, net of current portion and unamortized debt issuance costs	$805,844	$851,214

F-64

Principal maturities of long-term debt are as follows:

Year Ending December 31,
2022	$192,023
2023	69,053
2024	84,820
2025	144,366
2026	175,122
Thereafter	344,598
$1,009,982

Debt Issuance Costs

The Company incurred debt issuance costs as part of entering into note payable agreements. These costs totaled $39,127 and are recorded net of accumulated amortization of $27,012 and $24,696 at December 31, 2021 and 2020, respectively.

The costs are being amortized to interest expense over the remaining life of the loans to which they relate, and are recorded as a reduction to long-term debt.

6. Commitments and Contingencies

From time-to-time, the Company may have certain contingent liabilities that arise in the ordinary course of business. The Company accrues for liabilities when it is probable that future expenditures will be made and such expenditures can be reasonably estimated. For all periods presented, other than as set forth below, the Company was not a party to any pending material litigation or other material legal proceedings.

Obligations Under Capital Leases

The Company leases certain office and warehouse equipment under capital leases. The economic substance of these leases is that the Company is financing the acquisition of the equipment through the leases, and accordingly, the equipment is recorded as assets and the payments due on the leases are recorded as liabilities.

F-65

The following is an analysis of the leased assets included in property and equipment at December 31:

	2021	2020
Equipment under capital leases	$24,382	$24,382
Less: accumulated depreciation	(12,434)	(7,782)
	$11,948	$16,600

Obligations under capital leases require monthly payments ranging from $258 to $465, including interest ranging from 5.00% to 6.50%, and both mature during the year ended December 31, 2024.

Future minimum payments under these leases are as follows for the years ending December 31:

2022	5,495
2023	5,495
2024	1,374
12,364
Less amount representing interest	(416)
Present value of minimum lease payments	11,948
Less current portion	(4,932)
Obligations under capital leases, net of current portion	$7,016

Operating Leases

The Company is party to non-cancellable leases for office space, warehouse space, tools and vehicles, and also occasionally leases vehicles under short-term agreements.

Total rent expense under these agreements was $283,559 and $301,917, respectively, for the years ended December 31, 2021 and 2020.

Future minimum lease payments for noncancelable leases with terms exceeding one year from the most recent balance sheet date are as follow for the year ending December 31:

2022	211,700
2023	44,304
2024	29,536
$285,540

Real estate taxes, insurance and maintenance expenses and other related operating expenses of the facilities are generally obligations of the Company and, accordingly, are not part of the minimum rent payable.

7. Employee Retirement Plan

The Company maintains an employee retirement plan under which eligible employees may defer a portion of their annual compensation, pursuant to section 401(k) of the Internal Revenue Code. The Company may make a discretionary matching contribution to the plan on behalf of its employees. There was no such employer matching contribution made in 2021 or 2020.

8. Members' Deficit

The members of the Company are not required to make any additional capital contributions to the Company and are generally not personally liable for obligations or liabilities of the Company.

F-66

9. Concentrations

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. As of December 31, 2021, the Company's cash balance exceeded the federally insured limit by $426,521. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

As of December 31, 2021, no customer represented 10% or more of total accounts receivable. As of December 31, 2020, one customer represented 13% of total accounts receivable.

Major Vendors

During the year ended December 31, 2021, the Company purchased approximately 85% of its materials from five suppliers. During the year ended December 31, 2020, the Company purchased approximately 86% of its materials from five suppliers. However, other suppliers could provide similar products at comparable prices.

10. Risks and Uncertainties

During 2020, local, U.S., and world governments have encouraged self-isolation to curtail the spread of the global pandemic, COVID-19, by mandating the temporary shut-down of business in many sectors and imposing limitations on travel and size and duration of group meetings. Most industries are experiencing disruption to business operations and the impact of reduced consumer spending. There is unprecedented uncertainty surrounding the duration of the pandemic, its potential economic ramifications, and any government actions to mitigate them. Accordingly, while management cannot quantify the financial and other impact to the Company, management believes that a material impact on the Company's financial position and results of future operations is reasonably possible.

11. Subsequent Events

The Company as evaluated all subsequent events and transactions through July 5, 2022, the date that the financial statements were available to be issued and noted no subsequent events requiring financial statement recognition or disclosure, except as noted below.

The SinglePoint Transaction

On April 21, 2022, SinglePoint Inc. purchased an aggregate of 80.1% of the outstanding membership interests (the “Purchased Interests”) of the Company. The aggregate purchase price for the Purchased Interests is $6,453,608 excluding closing adjustments for working capital, debt reduction, and other holdbacks.

New Lease Agreement

Effective April 15, 2022, the Company entered into a lease extension to secure parking, warehouse, and office facilities. The lease runs through October 30, 2027 with a monthly cost of $22,838.00.

F-67

THE BOSTON SOLAR COMPANY, LLC
BALANCE SHEETS
(unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$690,667	$869,376
Accounts receivable, net	2,229,089	1,229,058
Inventory, net	811,699	939,592
Contract assets	241,712	298,858
Prepaid expenses and other current assets	218,747	46,552
Total current assets	4,191,914	3,383,436

Property and equipment, net	124,125	60,609
Security deposits	26,419	26,419
Total assets	$4,342,458	$3,470,464

LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
Current portion of long-term debt	$192,023	$192,023
Current portion of capital lease obligations	4,932	4,932
Accounts payable	2,595,598	2,421,087
Accrued expenses	860,767	592,004
Accrued warranty and production guarantee liabilities	150,199	150,199
Customer deposits	3,478,553	2,544,593
Total current liabilities	7,282,072	5,904,838

Long term debt, net	798,911	805,844
Capital lease obligations, net	7,016	7,016
Total liabilities	8,087,999	6,717,698

Members' deficit	(3,745,541)	(3,247,234)
Total liabilities and members' deficit	$4,342,458	$3,470,464

The accompanying notes are an integral part of these financial statements.

F-68

THE BOSTON SOLAR COMPANY, LLC
STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended March 31,
	2022	2021
Revenue, net	$4,799,780	$3,717,745

Cost of goods sold	3,595,887	2,389,682

Gross profit	1,203,893	1,328,063

Operating expenses:
General and administrative	1,651,765	1,358,179
Advertising and marketing	80,449	112,886
Total operating expenses	1,732,214	1,471,065

Loss from operations	(528,321)	(143,002)

Other income (expense):
Debt forgiveness income	-	904,797
Other income	44,187	64,444
Interest expense	(14,173)	(8,416)
Total other income (expense)	30,014	960,825

Net loss	$(498,307)	$817,823

The accompanying notes are an integral part of these financial statements.

F-69

THE BOSTON SOLAR COMPANY, LLC
STATEMENTS OF MEMBERS' DEFICIT
(unaudited)

Balance at December 31, 2021	$(3,247,234)

Net loss for the three months ended March 31, 2022	(498,307)

Balance at March 31, 2022	$(3,745,541)

Balance at December 31, 2020	$(2,862,759)

Net income for the three months ended March 31, 2021	817,823

Balance at March 31, 2021	$(2,044,936)

The accompanying notes are an integral part of these financial statements.

F-70

THE BOSTON SOLAR COMPANY, LLC
STATEMENTS OF CASH FLOWS
(unaudited)

	For the Three Months Ended March 31,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(498,307)	$817,823
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	(84,812)	(25,994)
Interest expense - amortization of debt issuance costs	5,277	1,943
Debt forgiveness income	-	(904,797)
Changes in operating assets and liabilities
Accounts receivable	(1,000,031)	510,923
Inventory	127,893	(56,751)
Costs and estimated earnings in excess of related billings on uncompleted contracts	57,146	118,092
Prepaid expenses	(172,195)	(152,587)
Accounts payable	174,511	(357,026)
Accrued expenses	268,763	78
Customer deposits	933,960	27,161
NET CASH USED IN OPERATING ACTIVITIES	(187,795)	(21,135)

CASH FLOWS FROM INVESTING ACTIVITIES:
Disposal of property and equipment	21,296	-
NET CASH PROVIDED BY INVESTING ACTIVITIES	21,296	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	-	20,208
Repayments of long-term debt	(12,210)	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(12,210)	20,208

NET CHANGE IN CASH	(178,709)	(927)

Cash at beginning of period	869,376	495,683

Cash at end of period	$690,667	$494,756

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$27,054	$26,842

The accompanying notes are an integral part of these financial statements.

F-71

THE BOSTON SOLAR COMPANY, LLC

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

1. Organization and Basis of Presentation

Organization

The Boston Solar Company, LLC (the Company), is a limited liability company formed in May 2013 under the laws of the state of Delaware and is headquartered in Woburn, Massachusetts. It previously operated as The Boston Solar Company, Inc. from February 2011 to April 2013. The Company is a residential and commercial solar installer operating in Massachusetts.

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") as detailed in the Financial Accounting Standards Board's ("FASB") Accounting Standards Codification ("ASC").

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures. Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities at the date of purchase of three months or less to be cash equivalents. Cash and cash equivalents include bank demand deposits, marketable securities with maturities of three months or less at purchase, and money market funds that invest primarily in certificates of deposits, commercial paper and U.S. government and U.S. government agency obligations. Cash equivalents are reported at fair value. As of March 31, 2022 and December 31, 2021, there were $66,505 and $192,856 of cash equivalents. respectively.

Fair Value of Financial Instruments

In accordance with the reporting requirements of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 825, "Financial Instruments", the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this standard and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value due to the relatively short maturity of these instruments.

The carrying value of notes payable also approximate fair value since they bear market rates of interest and other terms. None of these instruments are held for trading purposes.

The measurement of fair value requires the use of techniques based on observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company's market assumptions. The inputs create the following fair value hierarchy:

•	Level 1 - Quoted prices for identical instruments in active markets.

•

Level 2 - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations where inputs are observable or where significant value drivers are observable.

•	Level 3 - Instruments where significant value drivers are unobservable to third parties.

F-72

Revenue Recognition

The Company adheres to the requirements of Financial Accounting Standards Board Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, and related guidance (Topic 606). Topic 606 establishes a core principle requiring the recognition of revenue to depict the transfer of promised goods or services to customers in an amount reflecting the consideration to which the entity expects to be entitled in exchange for such goods or services. The standard requires an entity to (1) identify the contract, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations, and (5) recognize revenue as each performance obligation is satisfied or completed.

Revenue is recognized upon the transfer of control of promised goods or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services.

Construction Contract Performance Obligations, Revenues and Costs

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account. The Company evaluates whether two or more contracts should be combined and accounted for as one performance obligation and whether the combined or single contract should be accounted for as more than one performance obligation. This evaluation requires significant judgment, and the decision to combine a group of contracts or separate a single contract into multiple performance obligations could change the amount of revenue and profit recorded in a given period. The Company's installation contracts have a single performance obligation as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contract and integrated and, therefore, not distinct. Less commonly, the Company may promise to provide distinct goods or services within a contract, in which case the contract is separated into more than one performance obligation. If a contract is separated into more than one performance obligation, the total transaction price is allocated to each performance obligation in an amount based on the estimated relative standalone selling prices of the promised goods or services underlying each performance obligation.

The primary method used to estimate standalone selling price of each performance obligation is the expected cost plus a margin approach, under which the Company estimates the costs of satisfying the performance obligations and then adds appropriate margins.

The Company recognizes revenue over time on its contracts when it satisfies a performance obligation by continuously transferring control to a customer. The customer typically controls the contract and related service, as evidenced by contractual termination clauses or by contract terms specifying the Company's rights to payment for work performed to date, plus a reasonable profit to deliver products or services that do not have an alternative use to the Company.

Management has determined that using contract costs as an input method depicts the continuous transfer of control to customers as the Company incurs these costs from fixed-price or lump-sum contracts.

Under this method, actual direct contract costs incurred are compared to total estimated contract costs for each contract to determine a percentage depicting progress toward contract completion or satisfaction of performance obligations. This percentage is applied to the contract price or allocated transaction price to determine the amount of cumulative revenue to recognize.

Contract costs include all installed materials, direct labor and subcontract costs. Operating costs are charged to expense as incurred.

Contract costs incurred that do not contribute to satisfying performance obligations and are not reflective of transferring control to the customer, such as uninstalled materials and rework labor, are excluded from the percent complete calculation.

F-73

Contract Estimates

The estimation of total revenue and cost at completion requires significant judgment and involves the use of various estimation techniques. Management must make assumptions and estimates regarding labor productivity and availability, the complexity of the work to be performed, the cost and availability of materials, and the performance of subcontractors. Changes in job performance, job conditions and estimated profitability, including those changes arising from contract penalty provisions and final contract settlements, may result in revisions to costs and revenue. Such changes are recognized in the period in which the revisions are determined. If, at any time, the estimate of contract profitability indicates an anticipated loss on the contract, a provision for the entire loss is recognized in the period in which it is identified.

Contract Modifications

Contract modifications are routine in the performance of the Company's contracts. Contracts are often modified to account for changes in the contract specifications or requirements. In most instances, contract modifications are for goods or services that are not distinct and are accounted for as part of the existing contract.

Contract Assets and Liabilities

Billing practices are governed by the contract terms of each project based primarily on costs incurred, achievement of milestones or predetermined schedules. Billings do not necessarily correlate with revenue recognized over time. Contract assets represent revenues recognized in excess of amounts billed. Contract liabilities represents billings in excess of revenues recognized.

Accrued revenue includes amounts which have met the criteria for revenue recognition and have not yet been billed to the client.

The January 1, 2022 balance in accounts receivable was $1,349,399, contract assets was $211,674, and the customer deposits liability account was $2,544,594.

The Company's residential contracts include payments terms that call for payment upon receipt of the invoice, and their commercial contracts call for payment between 15 and 60 days from the invoice date, primarily within 30 days.

Accounts Receivable

The Company carries its accounts receivable at the amount management expects to collect from outstanding receivables. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on historic write offs and collections and current credit conditions.

Accounts receivable is net of an allowance for doubtful accounts of $120,341 as of March 31, 2022 and December 31, 2021. During the three months ended March 31, 2022 and 2021, the Company wrote off $0 and $8,577, respectively.

Inventory

Inventories are valued at the lower of cost or net realizable value determined by the first-in, first-out method. The Company writes down its inventory for estimated obsolescence equal to the difference between the carrying value of the inventory and the estimated net realizable value based upon assumptions about future demand and market conditions. If actual future demand or market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

Inventory is net of a reserve for obsolescence $105,293 as of March 31, 2022 and December 31, of 2021.

F-74

Property and Equipment, Net

Property and equipment is stated at cost less accumulated depreciation. Depreciation is calculated using straight-line and accelerated methods over the estimated useful lives of such assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Useful lives and residual values are reviewed and adjusted, if appropriate, at the end of each reporting period. An asset's carrying amount is written down immediately to its recoverable amount if the asset's carrying amount is greater than its estimated recoverable amount. The cost and accumulated depreciation of assets retired or sold are removed from the respective accounts and any gain or loss is recognized in operations.

Accrued Warranty and Production Guarantee Liabilities

As a standard practice, the Company warranties its labor for ten years from the completion date of their installation projects and passes through manufacturer warranties on products installed. These warranties are not separately priced, therefore, costs related to the warranties are accrued when management determines they are able to estimate them. Management has not separately accounted for the actual warranty costs each year, and has accrued based on their best estimates as of each year end.

As a standard practice, the Company provides a two-year production guarantee on installed solar systems. These production guarantees are not separately priced, therefore, costs related to production guarantees are accrued based on management's best estimates as of each year end. Separately, the Company offers customers an optional ten-year production guarantee that can be purchased for $1,000.

Income Taxes

The Company is treated as a partnership for both federal and state income tax purposes. In lieu of corporation income taxes, members of a partnership are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for income taxes has been recorded in the consolidated financial statements.

It is the Company's policy to recognize any interest and penalties in the provision for taxes when applicable.

Advertising

The Company's advertising costs are expensed as incurred. Advertising expense for the three months ended March 31, 2022 and 2021 was $35,955 and $50,869, respectively.

Forgivable Debt

Currently there is no authoritative guidance under U.S. GAAP that addresses accounting and reporting by a nongovernmental entity, that is a business entity, that receives forgivable debt from a government entity.

Management has elected to recognize forgivable debt received from a government entity as debt until debt extinguishment occurs when the Company is legally released from being the obliger. Under this method, upon legal release as obliger, the Company recognizes the forgiven amount as income in the statements of operations.

Recent Accounting Standards

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) or other standard setting bodies. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

F-75

3. Uncompleted Contracts

Deferred costs, costs, estimated earnings and billings on uncompleted contracts consist of the following as of March 31, 2022, and December 31, 2021:

	2022	2021
Deferred costs	$330,795	$116,024
Estimated earnings
	330,795	116,024
Less: billings to date

Deferred costs and costs and estimated earnings in excess of related billings on uncompleted contracts	$330,795	$116,204

Deferred costs include permitting costs to fulfill contracts on installations in progress as of March 31, 2022 and December 31, 2021.

4. Forgivable Debt

In reaction to the coronavirus disease (COVID-19) outbreak, the U.S. government has responded with relief legislation. Certain legislation called the Coronavirus Aid, Relief, and Economic Security (CARES) Act, as amended and clarified in later legislation, authorized emergency loans to businesses by establishing, and providing funding for, forgivable bridge loans under the Paycheck Protection Program (PPP).In April 2020, the Company benefited from the CARES Act by receiving $904,797 under the PPP. Under the PPP, the Small Business Administration (SBA) will forgive the proceeds received if eligibility and other criteria are met, at which time the Company will recognize the forgiven amount as income. Once the SBA reviews and approves the forgiveness amount, the SBA has the right to audit the Company's compliance with the PPP for a period of up to six years. The Company received forgiveness of the entire loan from the SBA and its bank released the Company from repayment in March 2021.

5. Commitments and Contingencies

From time-to-time, the Company may have certain contingent liabilities that arise in the ordinary course of business. The Company accrues for liabilities when it is probable that future expenditures will be made and such expenditures can be reasonably estimated. For all periods presented, other than as set forth below, the Company was not a party to any pending material litigation or other material legal proceedings.

Obligations Under Capital Leases

The Company leases certain office and warehouse equipment under capital leases. The economic substance of these leases is that the Company is financing the acquisition of the equipment through the leases, and accordingly, the equipment is recorded as assets and the payments due on the leases are recorded as liabilities.

The following is an analysis of the leased assets included in property and equipment at March 31, 2022 and December 31, 2021:

	March 31, 2022	December 31, 2021
Equipment under capital leases	$24,382	$24,382
Less: accumulated depreciation	(12,434)	(12,434)
	$11,948	$11,948

Obligations under capital leases require monthly payments ranging from $258 to $465, including interest ranging from 5.00% to 6.50%, and both mature during the year ended December 31, 2024.

F-76

Future minimum payments under these leases are as follows for the years ending December 31:

2022	5,495
2023	5,495
2024	1,374
12,364
Less amount representing interest	(416)
Present value of minimum lease payments	11,948
Less current portion	(4,932)
Obligations under capital leases, net of current portion	$7,016

Operating Leases

The Company is party to non-cancellable leases for office space, warehouse space, tools and vehicles, and also occasionally leases vehicles under short-term agreements.

Total rent expense under these agreements was $55,685 and $58,655, respectively, for the three months ended March 31, 2022 and 2021.

Future minimum lease payments for noncancelable leases with terms exceeding one year from the most recent balance sheet date are as follow for the year ending December 31:

2022	211,700
2023	44,304
2024	29,536
$285,540

Real estate taxes, insurance and maintenance expenses and other related operating expenses of the facilities are generally obligations of the Company and, accordingly, are not part of the minimum rent payable.

6. Employee Retirement Plan

The Company maintains an employee retirement plan under which eligible employees may defer a portion of their annual compensation, pursuant to section 401(k) of the Internal Revenue Code. The Company may make a discretionary matching contribution to the plan on behalf of its employees. There was no such employer matching contribution made in the periods ending March 31, 2022 or December 31, 2021, respectively.

7. Members' Deficit

The members of the Company are not required to make any additional capital contributions to the Company and are generally not personally liable for obligations or liabilities of the Company.

8. Concentrations

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. As of March 31, 2022, the Company's cash balance exceeded the federally insured limit by $440,667. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

As of March 31, 2022, one customer represented 14% of total accounts receivable.

Major Vendors

During the three months ended March 31, 2022, the Company purchased approximately 70% of its materials from three suppliers. During the three months ended March 31, 2021, the Company purchased approximately 70% of its materials from two suppliers. However, other suppliers could provide similar products at comparable prices.

F-77

9. Risks and Uncertainties

During 2020, local, U.S., and world governments have encouraged self-isolation to curtail the spread of the global pandemic, COVID-19, by mandating the temporary shut-down of business in many sectors and imposing limitations on travel and size and duration of group meetings. Most industries are experiencing disruption to business operations and the impact of reduced consumer spending. There is unprecedented uncertainty surrounding the duration of the pandemic, its potential economic ramifications, and any government actions to mitigate them. Accordingly, while management cannot quantify the financial and other impact to the Company, management believes that a material impact on the Company's financial position and results of future operations is reasonably possible.

10. Subsequent Events

The Company has evaluated all subsequent events and transactions through July 5, 2022, the date that the consolidated financial statements were available to be issued and noted no subsequent events requiring financial statement recognition or disclosure, except as noted below.

The SinglePoint Transaction

On April 21, 2022, SinglePoint Inc. purchased an aggregate of 80.1% of the outstanding membership interests (the “Purchased Interests”) of the Company. The aggregate purchase price for the Purchased Interests is $6,453,608 excluding closing adjustments for working capital, debt reduction, and other holdbacks.

New Lease Agreement

Effective April 15, 2022, the Company entered into a lease extension to secure parking, warehouse, and office facilities. The lease runs through October 30, 2027 with a monthly cost of $22,838.

F-78

1,000,000 Shares of Common Stock

PRELIMINARY PROSPECTUS

Book-Running Manager

ALEXANDER CAPITAL, L.P.

Through and including                               , 2023, (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

                                       , 2023

Part II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$781
FINRA filing fee	1,400
NASDAQ listing fee	50,000
Transfer Agent fees	5,000
Accounting fees and expenses	15,000
Legal fees and expenses	300,000
Underwriter’s Reimbursable Expenses	200,000
Miscellaneous	32,819
Total	$605,000

Item 14. Indemnification of Directors and Officers

Our Bylaws provide that the Company shall indemnify its directors and officers from and against any liability arising out of their service as a director or officer of the Corporation or any subsidiary or affiliate of which they serve as an officer or director at the request of the Corporation to the fullest extent not prohibited by NRS Chapter 78. The effect of this provision of our bylaws is to eliminate our right and our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding all sales of securities sold by us within the last three years that were not registered under the Securities Act:

On October 9, 2020, the Company issued 7,400,000 shares of Class A Preferred Stock to five of the Company’s directors, Jeffrey Nomura, Eric Lofdahl, Venugopal Aravamudan, Greg Lambrecht and Wil Ralston, at an aggregate value of $555,000.

On December 8, 2020 the Company issued 15,000,000 shares of common stock to two consultants for services with a fair value of $42,000, or $0.0021 per share.

On December 18, 2020, the Company issued 408 shares of its Class B Convertible Stock to GHS Investments LLC (“GHS”). The shares of Class B Convertible Stock were purchased for an aggregate purchase price of $400,000, or $1,000 per share. The issuance was made in reliance on an exemption from registration set forth in Regulation D of the Securities Act.

During the year ended December 31, 2020, the Company issued a total of 320,000,000 shares of common stock to GHS at an aggregate price of $812,576, or $0.0025 per share, under the Put Notices issued by the Company under the Equity Financing Agreement by and between the Company and GHS dated as of April 21, 2020. The issuances were made in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act.

During the year ended December 31, 2020, the Company issued an aggregate of 391,696,992 shares of common stock to investors for the conversion of a total of $778,657 of convertible debt and accrued interest. The issuances were made in reliance on the exemptions from registration set forth in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

II-1

Item 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Date Filed	Exhibit No.	Filed Herewith
1.1	Underwriting Agreement*					X
3.1 -	Bylaws of Carbon Credits International, Inc.	S-1	333-26779	October 7, 2022	3.1
3.2 -	Articles of Incorporation Carbon Credits International, Inc.	S-1	333-26779	October 7, 2022	3.2
3.3 -	Certificate of Designation for Class A Convertible Preferred Stock filed with State of Nevada on October 18, 2007.	S-1	333-26779	October 7, 2022	3.3
3.4 -	Certificate of Change filed with State of Nevada on April 17, 2008.	S-1	333-26779	October 7, 2022	3.4
3.5 -	Articles of Merger filed with State of Nevada on January 10, 2012.	S-1	333-26779	October 7, 2022	3.5
3.6 -	Amendment to Certificate of Designation filed with State of Nevada on May 17, 2013.	S-1	333-26779	October 7, 2022	3.6
3.7 -	Certificate of Amendment to Articles of Incorporation filed with State of Nevada on June 25, 2013.	S-1	333-26779	October 7, 2022	3.7
3.8 -	Certificate of Amendment to Articles of Incorporation filed with State of Nevada on July 1, 2013.	S-1	333-26779	October 7, 2022	3.8
3.9 -	Amendment to Certificate of Designation filed with State of Nevada on November 30, 2015.	S-1	333-26779	October 7, 2022	3.9
3.10 -	Certificate of Amendment to Articles of Incorporation on July 25, 2016.	S-1	333-26779	October 7, 2022	3.10
3.11 -	Amendment to Certificate of Designation filed with State of Nevada on July 25, 2016.	S-1	333-26779	October 7, 2022	3.11
3.12 -	Certificate of Amendment to Articles of Incorporation filed with State of Nevada on July 26, 2016.	S-1	333-26779	October 7, 2022	3.12
3.13 -	Certificate of Correction filed with State of Nevada on July 29, 2016.	S-1	333-26779	October 7, 2022	3.13
3.14 -	Certificate of Amendment to Articles of Incorporation filed with State of Nevada on August 31, 2017.	S-1	333-26779	October 7, 2022	3.14
3.15 -	Amendment to Certificate of Designation filed with State of Nevada on August 31, 2017.	S-1	333-26779	October 7, 2022	3.15
3.16 -	Amended and Restated Articles of Incorporation of Singlepoint Inc. dated January 31, 2020 (including Amended and Restated Certificate of Designation for the Class A Convertible Preferred Stock).	S-1	333-26779	October 7, 2022	3.16

II-2

3.17 -	Amended and Restated Bylaws of Singlepoint Inc.	S-1	333-26779	October 7, 2022	3.17
3.18 -	Certificate of Designation for Class B Convertible Preferred Stock filed with State of Nevada on December 22, 2020.	S-1	333-26779	October 7, 2022	3.18
3.19 -	Certificate of Designation for Class C Convertible Preferred Stock filed with State of Nevada on January 28, 2021.	S-1	333-26779	October 7, 2022	3.19
3.20 -	Certificate of Designation for Class D Convertible Preferred Stock filed with State of Nevada on March 11, 2021.	S-1	333-26779	October 7, 2022	3.20
3.21 -	Certificate of Designation for Class E Convertible Preferred Stock filed with State of Nevada on March 11, 2021.	S-1	333-26779	October 7, 2022	3.21
3.22 -	Certificate of Amendment to Restated Articles of Incorporation filed with State of Nevada on March 18, 2021.	S-1	333-26779	October 7, 2022	3.22
3.23 -	Amended Certificate Of Designation Of Preferences, Rights And Limitations Of Class C Convertible Preferred Stock filed with the State of Nevada on June 6, 2022.	S-1	333-26779	October 7, 2022	3.23
3.24 -	Amended Certificate Of Designation Of Preferences, Rights And Limitations Of Class D Convertible Preferred Stock filed with the State of Nevada on June 6, 2022.	S-1	333-26779	October 7, 2022	3.24
3.25 -	Amended Certificate of Designation for the Class A Convertible Preferred Stock filed with the State of Nevada on July 14, 2022.	S-1	333-26779	October 7, 2022	3.25
3.26 -	Amended Certificate of Designation for the Class E Convertible Preferred Stock filed with the State of Nevada on January 24, 2023.	8-K	000-53425	January 27, 2023	3.1
3.2	Amended and Restated Bylaws of Singlepoint Inc.	8-K	000-53425	February 4, 2020	3.1
4.3	Form Common Stock Purchase Warrant	8-K	000-53425	April 14, 2022	10.2
4.4	Form of Underwriter Warrant*					X
5.1	Legal Opinion of Nevada counsel*					X
10.1	Securities Purchase Agreement between Singlepoint Inc. and GS Capital, LLC Partners, LLC dated as of March 6, 2020 (including the $1,440,000 principal amount of 10% Convertible Redeemable Note)	8-K	000-53425	March 13, 2020	10.1
10.2	Equity Financing Agreement between Singlepoint Inc. and GHS Investments LLC dated as of April 21, 2020	8-K	000-53425	April 23, 2020	10.1

II-3

10.3	Registration Rights Agreement between Singlepoint Inc. and GHS Investments LLC dated as of April 21, 2020	8-K	000-53425	April 23, 2020	10.2
10.4	Amendment to Secured Convertible Promissory Notes between Singlepoint Inc. and Iliad Research and Trading, L.P., UAHC Ventures LLC dated as of October 12, 2020	8-K	000-53425	October 15, 2020	10.1
10.5	Securities Purchase Agreement between Singlepoint Inc, GHS Investments LLC dated as of December 16, 2020	8-K	000-53425	December 23, 2020	10.1
10.6	Securities Purchase Agreement between Singlepoint Inc, and GHS Investments LLC dated as of January 28, 2021	8-K	000-53425	February 1, 2021	10.1
10.7	Securities Purchase Agreement between Singlepoint Inc. and GHS Investments LLC dated as of March 11, 2021	8-K	000-53425	March 16, 2021	10.1
10.8	Note Purchase Agreement between Singlepoint Inc, and Bucktown Capital, LLC dated as of July 13, 2021	8-K	000-53425	July 20, 2021	10.1
10.9	Equity Financing Agreement between Singlepoint Inc. and GHS Investments, LLC dated September 16, 2021	8-K	000-53425	September 20, 2021	10.1
10.10	Registration Rights Agreement between Singlepoint Inc. and GHS Investments, LLC dated September 16, 2021	8-K	000-53425	September 20, 2021	10.2
10.11	Purchase Agreement between Singlepoint Inc. and GHS Investments, LLC dated as of April 7, 2022	8-K	000-53425	April 14, 2022	10.1
10.12	Securities Purchase Agreement Between Singlepoint Inc. and Daniel Mello Guimaraes, Romain Strecker, and The Boston Solar Company LLC, including First Amendment, and Extension Agreement	8-K	000-53425	April 27, 2022	10.1
10.13	Securities Purchase Agreement between Singlepoint Inc. and Cameron Bridge LLC, Target Capital LLC, and Walleye Opportunities Fund Ltd. dated as of April 21, 2022	8-K	000-53425	April 27, 2022	10.1
10.14†	Employment Agreement between Singlepoint Inc. and Corey Lambrecht dated January 17, 2020	8-K	000-53425	January 17, 2020	10.1
10.15†	Amendment to Employment Agreement by and among Singlepoint Inc. and Corey Lambrecht dated November 24, 2021	8-K	000-53425	November 30, 2021	10.1
10.16†	Agreement between Singlepoint Inc. and Corey Lambrecht dated July 15, 2022	8-K	000-53425	July 19, 2022	10.2
10.17†	Separation Agreement and General Release between Singlepoint Inc, and Gregory Lambrecht dated as of May 18, 2021	8-K	000-53425	May 20, 2021	10.1
10.18†	Employment Agreement between Singlepoint Inc. and William Ralston dated May 30, 2018	10	000-53425	June 15, 2018	10.7
10.19†	Amendment to Employment Agreement by and among Singlepoint Inc. and William Ralston dated November 24, 2021	8-K	000-53425	November 30, 2021	10.2

II-4

10.20†	Agreement between Singlepoint Inc. and William Ralston dated July 15, 2022	8-K	000-53425	July 19, 2022	10.1
10.21†	Singlepoint Inc. 2019 Equity Incentive Plan	8-K	000-53425	February 4, 2020	10.1
10.22†	Service Agreement between Singlepoint Inc. and James Rulfs	8-K	000-53425	August 2, 2022	10.1
10.22†	Purchase Agreement between Singlepoint Inc. and GHS Investments, LLC dated as of November 3, 2022	8-K	000-53425	November 9, 2022	10.1
10.23†	Purchase Agreement between Singlepoint Inc. and 622 Capital, LLC dated as of November 3, 2022	8-K	000-53425	November 9, 2022	10.2
10.24†	Purchase Agreement between Singlepoint Inc. and GHS Investments, LLC dated as of January 13, 2023	8-K	000-53425	January 18, 2023	10.1
10.25†	Equity Financing Agreement between Singlepoint Inc. and GHS Investments, LLC dated as of January 26, 2023	8-K	000-53425	January 30, 2023	10.1
10.25†	Registration Rights Agreement between Singlepoint Inc. and GHS Investments, LLC dated as of January 26, 2023	8-K	000-53425	January 30, 2023	10.2
10.25†	Placement Agent Agreement between Singlepoint Inc. and Icon Capital Group, LLC	8-K	000-53425	January 30, 2023	10.3
21	Subsidiaries of the Registrant	S-1	333-259876	September 29, 2021	21
23.1	Consent of Turner, Stone & Company, L.L.P. with respect to financial statements of Singlepoint Inc.					X
23.2	Consent of Turner, Stone & Company, L.L.P. with respect to financial statements of The Boston Solar Company, LLC					X
23.3	Consent of DeMint Law, PLLC (included in Exhibit 5.1)					X
24	Power of Attorney (included in signature page)					X
107	Filing fee table					X

_______________

* To be filed by amendment.

† Indicates management contract or compensatory plan required to be filed as an Exhibit.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

II-5

Item 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs 1(i), 1(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

6. The registrant further undertakes that:

i.

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of its registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

ii.

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Phoenix, State of Arizona, on June 20, 2023.

Singlepoint Inc.

By:	/s/ William Ralston
William Ralston
Chief Executive Officer, Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ William Ralston	Chief Executive Officer, Director	June 20, 2023
William Ralston	(Principal Executive Officer)

*	President, Chief Financial Officer, Director	June 20, 2023
Corey Lambrecht	(Principal Financial Officer and Principal Accounting Officer)

*	Director	June 20, 2023
Eric Lofdahl

*	Director	June 20, 2023
James Rulfs

* By:	/s/ William Ralston
Name: William Ralston
Title: Attorney-in-fact

II-7